AMENDMENT NO. 2 TO FORM 1-A

THE DATE OF THIS OFFERING CIRCULAR IS SEPTEMBER 28, 2026

DOC.COM INC.

3,000,000 SHARES OF CLASS A COMMON STOCK

$8 PER CLASS A SHARE

No Minimum Investment or Offering Amount

This is a Tier 2 offering pursuant to Regulation A of Doc.com Inc., a Delaware corporation (the “Company”). The Company is offering up to 3,000,000 shares of its Class A Common Stock, at an offering price of $8 per share (the “Offered Shares”). This Offering will terminate twelve months from the day the Offering is qualified, subject to extension for up to ninety (90) days or the date on which the maximum offering amount is sold (such earlier date, the “Termination Date”). There is no minimum purchase requirement.

Nasdaq Listing Application. The Company has applied for listing of its Class A Common Stock on The Nasdaq Stock Market LLC (“Nasdaq”). This offering is not contingent upon approval of listing on Nasdaq, and there can be no assurance that the Company’s application will be approved. If approved, the Company intends to list its Class A Common Stock on Nasdaq under the listing standard set forth in Nasdaq Listing Rule 5505 (the “Nasdaq Capital Market” listing requirements). The Company believes it currently meets the quantitative listing standards under Rule 5505, including the minimum bid price, minimum stockholders’ equity, and public float requirements; however, the Company’s ability to satisfy these requirements at the time of listing is subject to market conditions and other factors beyond its control, and there can be no assurance that the Company will meet all applicable Nasdaq listing requirements at the time of listing or thereafter.

These securities are speculative securities. Investment in the Company’s Common Stock involves significant risks. You should purchase these securities only if you can afford a complete loss of your investment. See the “Risk Factors” section beginning on page 6 of this Offering Circular.

Subscriptions are irrevocable and the purchase price is non-refundable. All proceeds received by us from subscribers for the Offered Shares will be available for our use upon acceptance of subscriptions by us. We may dispose of the proceeds in accordance with the “Use of Proceeds” section of this Offering Circular.

All investors will be required to purchase securities pursuant to a subscription agreement which appears as an Exhibit to the Offering Statement of which this Offering Circular forms a part. The subscription agreement contains a jury trial waiver provision. See “Risk Factors—Investors in this offering may not be entitled to a jury trial with respect to claims arising under the subscription agreement, which could result in less favorable outcomes to the plaintiff(s) in any such action” and “Plan of Distribution—Jury Trial Waiver.”

Sales of these shares will commence only after qualification of the Offering Statement of which this Offering Circular forms a part (the “Offering Statement”) and upon acceptance of subscriptions by us. This will be a continuous Offering pursuant to Rule 251(d)(3)(i)(F) of the Securities and Exchange Commission. This Offering will be conducted on a “best-efforts” basis. No person will receive any commission or any other remuneration in connection with this Offering. No finder, platform, marketing agent, or compensated solicitor will be used in connection with this Offering.

This Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the laws of any such state.

Doc.com Inc. has three classes of common stock: Class A Common Stock, Class B Common Stock, and Class C Common Stock. We refer to the Class A Common Stock and the Class B Common Stock collectively as our “Common Stock.” As of the date this Offering Circular was filed, there are no Class C Common Stock issued or outstanding. Each Class A Common Stock has one vote on all matters submitted to a vote of stockholders. Each Class B Common Stock has twenty votes on all matters submitted to a vote of stockholders. Our Chief Executive Officer, Charles Nader, owns 15,000,000 Class B Common Stock and 145,000,003 Class A Common Stock together giving him 90.61% voting control of the Company.

We are using the Form S-1 (Part I) disclosure format in this Offering Circular.

	Per Share	Total Maximum
Public Offering Price	$8	$24,000,000
Underwriting/Sales Commissions	$—	$—
Proceeds to Company	$8	$24,000,000

Our Board of Directors (the “Board”) used its business judgment in setting a value of $8 per share to us as consideration for the stock to be issued under the Offering. The sales price per share bears no relationship to our book value or any other measure of our current value or worth.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

We are scaling AI powered and blockchain secured telehealth services for consumers. We also sell over-the-counter products and prescription drugs and plan to sell epidemiological analytics, ads and healthcare device services as well as technology services for hospitalization and clinics. We also are developing a data coordination layer that will be designed to coordinate data interactions with any AI and uses blockchain technology to manage sensitive data.

THE DATE OF THIS OFFERING CIRCULAR IS SEPTEMBER 28, 2026.

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

In this Offering Circular, unless the context indicates otherwise, references to “Doc.com” “we,” the “Company,” “our” and “us” refer to the business and operations of Doc.com Inc.

This Offering Circular is part of an Offering Statement on Form 1-A, as amended, that we filed with the SEC, using a continuous offering process. Periodically, as we have material developments, we will provide an Offering Circular supplement that may add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular supplement. The Offering Statement that we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the SEC and any Offering Circular supplement. See the section of this Offering Circular entitled “Where You Can Find More Information” for more details.

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STATE LAW EXEMPTION AND PURCHASE RESTRICTIONS

Our Class A Common Stock is being offered and sold only to “qualified purchasers” (as defined in Rule 251(d)(2)(i)(C) of Regulation A). As a Tier 2 offering pursuant to Regulation A, this offering will be exempt from state “Blue Sky” review, subject to meeting certain state filing requirements and complying with certain anti-fraud provisions. Our Class A Common Stock will be offered and sold only to “qualified purchasers” until such time that our Class A Common Stock is listed on a national securities exchange. “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D under the Securities Act of 1933 (“Regulation D”) and (ii) all other investors so long as their investment in our Common Stock does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). We reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

To determine whether a potential investor is an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the investor must satisfy one or more of the categories set forth in Rule 501(a) of Regulation D. For natural persons, these categories include, among others: (i) individual net worth, or joint net worth with the person’s spouse or spousal equivalent, exceeding $1,000,000 at the time of purchase (excluding the value of the primary residence); (ii) individual income exceeding $200,000 in each of the two most recent years, or joint income with a spouse or spousal equivalent exceeding $300,000 in each of those years, with a reasonable expectation of the same income level in the current year; or (iii) holding in good standing a Series 7, Series 65, or Series 82 professional license. For entities, the categories include banks, broker-dealers, insurance companies, registered investment companies, business development companies, organizations with total assets exceeding $5,000,000, family offices with assets under management exceeding $5,000,000, and certain other entities described in Rule 501(a). See “Plan of Distribution—Investment Limitations” for the complete list of Accredited Investor categories.

If the investor is not a natural person, different standards apply. See Rule 501(a) of Regulation D for more details.

For purposes of determining whether a potential investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an investor’s primary residence.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and elsewhere in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would” or the negatives of these terms or other comparable terminology.

You should not place undue reliance on forward-looking statements. The cautionary statements set forth in this Offering Circular, including in “Risk Factors” and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things:

1	The speculative nature of our business;

2	Concerns about our ability to continue as a “going concern”;

3	Our ability to effectively execute our business plan;

4	Our ability to manage our expansion, growth and operating expenses;

5	Our ability to finance our businesses;

6	Our ability to promote our businesses; and

7	Our ability to compete and succeed in highly competitive and evolving businesses.

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as may be required by law, to amend this Offering Circular or otherwise make public statements updating our forward-looking statements.

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THE OFFERING

Securities offered:	A maximum of 3,000,000 shares of Class A Common Stock.

Number of Class A Common Stock outstanding before the offering:	189,949,992 shares

Number of Class A Common Stock to be outstanding after the offering:	192,949,992 shares, if all Offered Shares are sold

Price per share:	$8.00

Use of Proceeds:	If we sell all of the shares being offered, our net proceeds (before estimated offering expenses) will be $24,000,000. We will use these net proceeds for sales & marketing, platform & software development, CapEx, M&A obligations and general corporate purposes.

Risk factors:	Investing in our Common Stock involves a high degree of risk, including: Immediate and substantial dilution; and No market for our Common Stock. See “Risk Factors”.

As of the date of this Offering Circular, we had 15,000,000 outstanding shares of Class B Common Stock. The shares of the Class B Common Stock are not being offered by means of this Offering Circular.

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RISK FACTORS

An investment in our Class A Common Stock involves a number of very significant risks. You should carefully consider the following known material risks and uncertainties in addition to other information in this Offering Circular in evaluating our company and its business before purchasing Class A shares of our Company’s Common Stock. You could lose all or part of your investment due to any of these risks.

Risk factors related to our business.

Our business could be adversely affected by ongoing legal challenges to our business model or by new state actions restricting our ability to provide the full range of our services in certain states.

Our ability to conduct business in each state is dependent upon the state’s treatment of telemedicine (and of remote healthcare delivery in general, such as the permissibility of, and requirements for, physician cross-coverage practice) under such state’s laws, rules and policies governing the practice of medicine, which are subject to changing political, regulatory and other influences. Cross-coverage regulation refers to the state rules under which one doctor is permitted to treat the regular patients of another doctor remotely. Some state medical boards have established new rules or interpreted existing rules in a manner that limits or restricts our ability to conduct our business as currently conducted. Some of these actions could result in litigation and the suspension of our operations in certain states.

We will be dependent on our relationships with affiliated professional entities, which we do not own, to provide physician services, and our business would be adversely affected if those relationships were disrupted.

In all 50 states and the District of Columbia, we are prevented from employing physicians, directing the clinical practice of physicians, or holding an ownership interest in an entity that employs physicians. As a result, we will be dependent on independent service providers, which are owned and staffed by doctors, to render the services needed by our clients.

We depend on our senior management team, and the loss of one or more of our executive officers or key employees or an inability to attract and retain highly skilled employees could adversely affect our business.

Our success depends largely upon the continued services of our key executive officers. We rely on our leadership team in the areas of research and development, marketing, services and general and administrative functions. From time to time, there may be changes in our executive management team resulting from the hiring or departure of executives, which could disrupt our business. The replacement of one or more of our executive officers or other key employees would likely involve significant time and costs and may significantly delay or prevent the achievement of our business objectives.

To continue to execute our growth strategy, we also must attract and retain highly skilled personnel. Competition is intense for qualified professionals. We may not be successful in continuing to attract and retain qualified personnel. We have, from time to time in the past, experienced, and we expect to continue to experience in the future, difficulty in hiring and retaining highly skilled personnel with appropriate qualifications. The pool of qualified personnel with experience working in the healthcare market is limited overall. In addition, many of the companies with which we compete for experienced personnel have greater resources than we do.

In addition, in making employment decisions, particularly in high-technology industries, job candidates often consider the value of the stock options or other equity instruments they are to receive in connection with their employment. Volatility in the price of our stock may, therefore, adversely affect our ability to attract or retain highly skilled personnel. Further, the requirement to expense stock options and other equity instruments may discourage us from granting the size or type of stock option or equity awards that job candidates require to join our company. Failure to attract new personnel or failure to retain and motivate our current personnel, could have a material adverse effect on our business, financial condition and results of operation.

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Our software may not operate properly, which could damage our reputation, give rise to claims against us or divert application of our resources from other purposes, any of which could harm our business, financial condition and results of operations.

Our platform provides users and providers with the ability to, among other things, register for our services; complete, view and edit medical history; request a visit (either scheduled or on demand) and conduct a visit (via video or phone) purchase necessary prescription medication provided by independent healthcare providers or over the counter products and have it delivered to them. Proprietary software development is time-consuming, expensive and complex, and may involve unforeseen difficulties. We may encounter technical obstacles, and it is possible that we may discover additional problems that prevent our proprietary applications from operating properly. We will be implementing software with respect to a number of new applications and services. If our software does not function reliably or fails to achieve client expectations in terms of performance, we may experience reduced customer adoption, increased costs, damage to our reputation, and potential legal or regulatory challenges. Moreover, data services are complex and those we plan to offer and may in the future develop or contain, undetected defects or errors. Material performance problems, defects or errors in our new software and applications and services may arise in the future and may result from the interface of our software with systems and data that we did not develop and the function of which is outside of our control or undetected in our testing. These defects and errors, and any failure by us to identify and address them, could result in loss of revenue or market share, diversion of development resources, harm to our reputation and increased service and maintenance costs. Correction of defects or errors could prove to be impossible or impracticable. The costs incurred in correcting any defects or errors may be substantial and could have a material adverse effect on our business, financial condition and results of operations.

Cybersecurity risks and cyber incidents could have a material adverse effect on our business, operations, financial condition, or results of operations. Therefore, cybersecurity is a significant risk factor for our company and our investors.

We rely on our app, information technology systems, and networks to process, transmit, and store electronic information, and to manage or support a variety of our business processes and activities. We also use information technology systems and networks to communicate with our employees, customers, suppliers, and other third parties. In addition, we collect and store sensitive data, including intellectual property, proprietary business information, personal information of our employees and customers, and financial information, in our data centers and on our networks. The secure operation of our application and the processing and maintenance of this information are critical to our business operations and strategy.

Despite our implementation of security measures, our information technology systems and networks are vulnerable to damage, unauthorized access, theft, misuse, or other cyberattacks. These events could result from a variety of sources, including third parties such as hackers, cybercriminals, nation-state actors, activists, or insiders, as well as natural disasters, power outages, or human error. A cyberattack could compromise the confidentiality, integrity, or availability of our app, or the information or our customers, suppliers, or other third parties. A cyberattack could also disrupt or degrade our operations, damage our reputation, expose us to litigation or regulatory actions, or result in a loss of competitive advantage, customers, or revenues.

We have not experienced any material cyber incidents in the past, such as unauthorized access to our app, denial-of-service attacks, phishing attempts, or malware infections. Although we have not had any incidents that had a material adverse effect on our business, operations, financial condition, or results, we cannot assure you that we will not suffer severe or frequent cyber incidents in the future, or that we will be able to prevent, detect, or mitigate them in a timely manner. We continually monitor and seek to improve our information technology systems and apps, as well as our cybersecurity policies and practices, to protect against cyber threats. However, the techniques used by cyber attackers change frequently and may not be recognized until launched. As a result, we may not be able to anticipate, prevent, or adequately respond to all cyberattacks, and our security measures may not be sufficient to prevent unauthorized access to or use of our information or systems.

We have established a cybersecurity risk management program, which is overseen by our management. The cybersecurity risk management program includes policies, procedures, and controls designed to identify, assess, and mitigate cybersecurity risks, as well as to respond to and recover from cyber incidents. We also provide training and awareness programs to our employees and contractors on cybersecurity best practices and their responsibilities. Furthermore, we have implemented a cybersecurity strategy that aligns with industry standards and frameworks, such as the National Institute of Standards and Technology (NIST) Cybersecurity Framework and the Center for Internet Security (CIS) Critical Security Controls. Our cybersecurity strategy focuses on four key areas: protecting our most critical assets and data, enhancing our detection and response capabilities, strengthening our resilience and recovery plans, and fostering a culture of cybersecurity across our organization.

Cybersecurity risks and cyber incidents could have a material adverse effect on our business, operations, financial condition, or results.

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Our live-streaming services expose us to risks related to technical failures, regulatory compliance, unmoderated content, intellectual property claims, and liability arising from user-generated content, any of which could harm our business, reputation, or results of operations.

We have launched live-streaming services that allow the general public to submit questions, including anonymously, to licensed healthcare professionals broadcasting on our platform, with certain interactions assisted by AI tools and content moderated by AI systems. This offering exposes us to a number of risks. Our streaming infrastructure depends on third-party hosting, content delivery, and networking services, as well as our own technology systems, and we may experience outages, latency, service interruptions, or other technical failures that could disrupt streaming sessions, harm the user experience, and damage our reputation. Live-streamed interactions between the public and healthcare professionals, including AI-assisted responses to health-related questions posed by anonymous or unidentified individuals, may be viewed by regulators, patients, or third parties as constituting the practice of medicine, the provision of medical advice, or a patient-provider relationship, even though we do not intend our streaming services to constitute diagnosis or treatment, which could subject us or our streaming healthcare professionals to regulatory scrutiny, licensure risk, or claims of unauthorized practice of medicine. Because our streaming content is publicly accessible and only partially moderated by AI systems, we may be unable to prevent all inappropriate, inaccurate, offensive, or non-compliant statements or content from being posted or broadcast by streamers or viewers, which could expose us to reputational harm, claims of professional misconduct, or regulatory action, and AI moderation tools may fail to identify or may erroneously flag content. We may also be subject to claims of infringement or misappropriation of intellectual property rights relating to content broadcast, submitted, or displayed during our streams, including content submitted by third parties over which we have limited control. In addition, our planned introduction of advertising within our streams may subject us to additional regulatory requirements applicable to advertising of healthcare products and services, and could create additional conflicts, disclosure obligations, or liability if advertised products or services are perceived to be endorsed by streaming healthcare professionals. Any of these risks could result in litigation, regulatory investigations or enforcement actions, loss of users, or reputational harm, and could have a material adverse effect on our business, financial condition, and results of operations.

We may be unable to successfully execute on our growth initiatives, business strategies or operating plans.

We are planning to execute a number of growth initiatives, strategies and operating plans designed to enhance our business. The anticipated benefits from these efforts are based on several assumptions that may prove to be inaccurate. Moreover, we may not be able to successfully complete these growth initiatives, strategies and operating plans and realize all of the benefits, including growth targets and cost savings, that we expect to achieve, or it may be more costly to do so than we anticipate. A variety of risks could cause us not to realize some or all of the expected benefits. These risks include, among others, delays in the anticipated timing of activities related to such growth initiatives, strategies and operating plans, increased difficulty and cost in implementing these efforts, including difficulties in complying with new regulatory requirements and the incurrence of other unexpected costs associated with operating a new business. Moreover, our continued implementation of these programs may disrupt our operations and performance. As a result, we cannot assure you that we will realize these benefits. If, for any reason, the benefits we realize are less than our estimates or the implementation of these growth initiatives, strategies and operating plans adversely affects our operations or costs more or takes longer to effectuate than we expect, or if our assumptions prove inaccurate, our business, financial condition and results of operations may be materially adversely affected.

Our use and disclosure of personally identifiable information, including health information, is subject to federal and state privacy and security regulations, and our failure to comply with those regulations or to adequately secure the information we hold could result in significant liability or reputational harm and, in turn, result in a material adverse effect on our client base and revenue.

Numerous state and federal laws and regulations govern the collection, dissemination, use, privacy, confidentiality, security, availability and integrity of personally identifiable information, or PII, including protected health information, or PHI. These laws and regulations include the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act, or HITECH, and their implementing regulations (referred to collectively as HIPAA). HIPAA establishes a set of basic national privacy and security standards for the protection of PHI by health plans, healthcare clearinghouses and certain healthcare providers, referred to as covered entities, and the business associates with whom such covered entities contract for services, which includes us.

HIPAA requires healthcare providers to develop and maintain policies and procedures with respect to PHI, including the adoption of administrative, physical and technical safeguards to protect such information. HIPAA also implemented the use of standard transaction code sets and standard identifiers that covered entities must use when submitting or receiving certain electronic healthcare transactions, including activities associated with the billing and collection of healthcare claims.

If we fail to develop widespread brand awareness cost-effectively, our business may suffer.

We believe that developing and maintaining widespread awareness of our brand in a cost-effective manner is critical to achieving widespread adoption of our services and attracting new clients. Our brand promotion activities may not generate client awareness or increase revenue, and even if they do, any increase in revenue may not offset the expenses we incur in building our brand. If we fail to successfully promote and maintain our brand, or incur substantial expenses in doing so, we may fail to attract or retain clients necessary to realize a sufficient return on our brand-building efforts or to achieve the widespread brand awareness that is critical for broad client adoption of our solution.

Our marketing efforts depend significantly on our ability to receive positive references from potential clients.

Our marketing efforts depend significantly on our ability to call upon clients to provide positive references to new, potential clients. The loss or dissatisfaction of any client could substantially harm our brand and reputation, inhibit widespread adoption of our services and impair our ability to attract new clients and maintain existing clients. Any of these consequences could have a material adverse effect on our business, financial condition and results of operations.

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We conduct business in a heavily regulated industry, and if we fail to comply with these laws and government regulations, we could incur penalties or be required to make significant changes to our operations or experience adverse publicity, which could have a material adverse effect on our business, financial condition, and results of operations.

The healthcare industry is heavily regulated and closely scrutinized by federal, state and local governments. Comprehensive statutes and regulations govern the manner in which we provide and bill for services and collect reimbursement from governmental programs and private payers, our contractual relationships with our providers, vendors and clients, our marketing activities and other aspects of our operations. Of particular importance are:

a. the federal physician self-referral law, commonly referred to as the Stark Law, that, subject to limited exceptions, prohibits physicians from referring Medicare or Medicaid patients to an entity for the provision of certain “designated health services” if the physician or a member of such physician’s immediate family has a direct or indirect financial relationship (including an ownership interest or a compensation arrangement) with the entity, and prohibits the entity from billing Medicare or Medicaid for such designated health services;

b. the federal Anti-Kickback Statute that prohibits the knowing and willful offer, payment, solicitation or receipt of any bribe, kickback, rebate or other remuneration for referring an individual, in return for ordering, leasing, purchasing or recommending or arranging for or to induce the referral of an individual or the ordering, purchasing or leasing of items or services covered, in whole or in part, by any federal healthcare program, such as Medicare and Medicaid. A person or entity does not need to have actual knowledge of the statute or specific intent to violate it to have committed a violation. In addition, the government may assert that a claim including items or services resulting from a violation of the federal Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the False Claims Act;

c. the criminal healthcare fraud provisions of HIPAA and related rules that prohibit knowingly and willfully executing a scheme or artifice to defraud any healthcare benefit program or falsifying, concealing or covering up a material fact or making any material false, fictitious or fraudulent statement in connection with the delivery of or payment for healthcare benefits, items or services. Similar to the federal Anti-Kickback Statute, a person or entity does not need to have actual knowledge of the statute or specific intent to violate it to have committed a violation;

d. similar state law provisions pertaining to anti-kickback, self-referral and false claims issues, some of which may apply to items or services reimbursed by any third-party payor, including commercial insurers;

e. state laws that prohibit general business corporations, such as us, from practicing medicine, controlling physicians’ medical decisions or engaging in some practices such as splitting fees with physicians; and

f. laws that regulate debt collection practices as applied to our debt collection practices.

Because of the breadth of these laws and the narrowness of the statutory exceptions and safe harbors available, it is possible that some of our business activities could be subject to challenge under one or more of such laws. Achieving and sustaining compliance with these laws may prove costly. Failure to comply with these laws and other laws may result in civil and criminal penalties such as fines, damages, overpayment, recoupment, loss of enrollment status and exclusion from the Medicare and Medicaid programs. The risk of our being found in violation of these laws and regulations is increased by the fact that many of them have not been fully interpreted by the regulatory authorities or the courts, and their provisions are sometimes open to a variety of interpretations. Our failure to accurately anticipate the application of these laws and regulations to our business or any other failure to comply with regulatory requirements could create liability for us and negatively affect our business. Any action against us for violation of these laws or regulations, even if we successfully defend against it, could cause us to incur significant legal expenses, divert our management’s attention from the operation of our business and result in adverse publicity.

The laws, regulations and standards governing the provision of healthcare services may change significantly in the future. We cannot assure you that any new or changed healthcare laws, regulations or standards will not materially adversely affect our business. We cannot assure you that a review of our business by judicial, law enforcement, regulatory or accreditation authorities will not result in a determination that could adversely affect our operations.

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We face intense competition from established telehealth providers and other technology-enabled healthcare companies. These competitors have greater brand recognition, financial resources, and market penetration, which may limit our ability to gain market share.

The telehealth market is relatively new and unproven, and it is uncertain whether it will achieve and sustain high levels of demand, consumer acceptance and market adoption. Our success will depend to a substantial extent on the willingness of the public to use, and to increase the frequency and extent of their utilization of our services, as well as on our ability to demonstrate the value of telehealth to employers, health plans, government agencies and other purchasers of healthcare for beneficiaries. If our clients do not perceive the benefits of our services, or if our services do not drive member engagement, then our market may not develop at all, or it may develop more slowly than we expect. Similarly, individual and healthcare industry concerns regarding patient confidentiality and privacy in the context of telehealth could limit market acceptance of our services. If any of these events occur, it could have a material adverse effect on our business, financial condition or results of operations.

Our growth depends in part on the success of our strategic relationships with third parties.

In order to grow our business, we anticipate that we will continue to depend on our relationships with third parties, including service providers and technology and content providers. Identifying partners and negotiating and documenting relationships with them requires significant time and resources. Our competitors may be effective in providing incentives to third parties to favor their products or services, or to prevent or reduce the use of our products and services, which could result in a decrease in the number of our potential clients. If we are unsuccessful in establishing or maintaining our relationships with third parties, our ability to compete in the marketplace or to grow our revenue could be impaired, and our results of operations may suffer. Even if we are successful, we cannot assure you that these relationships will result in increased client use of our services or increased revenue.

Our business and growth strategy depend on our ability to secure and maintain and expand a network of qualified Providers. If we are unable to do so, our future growth would be limited and our business, financial condition and results of operations would be harmed.

Our success is dependent upon our ability to secure and maintain a network of licensed healthcare professionals who provide services through our platform (“Providers”). If we are unable to recruit and retain board-certified physicians and other healthcare professionals, it would have a material adverse effect on our business and ability to grow and would adversely affect our results of operations. In any particular market, Providers could demand higher payments or take other actions that could result in higher medical costs, less attractive service for our clients or difficulty meeting regulatory or accreditation requirements. Our ability to develop and maintain satisfactory relationships with Providers also may be negatively impacted by other factors not associated with us, such as changes in Medicare and/or Medicaid reimbursement levels and other pressures on healthcare providers and consolidation activity among hospitals, physician groups and healthcare providers. The failure to maintain or to secure new cost-effective Provider contracts may result in a loss of or inability to grow our client base, higher costs, healthcare provider network disruptions, less attractive service for our clients and/or difficulty in meeting regulatory or accreditation requirements, any of which could have a material adverse effect on our business, financial condition and results of operations.

Rapid technological change in our industry presents us with significant risks and challenges.

The telehealth market is characterized by rapid technological change, changing consumer requirements, short product life cycles and evolving industry standards. Our success will depend on our ability to enhance our services with next-generation technologies and to develop or acquire and market new services to access new consumer populations. There is no guarantee that we will possess the resources, either financial or personnel, for the research, design and development of new applications or services, or that we will be able to utilize these resources successfully and avoid technological or market obsolescence. Further, there can be no assurance that technological advances by one or more of our competitors or future competitors will not result in our present or future applications and services becoming uncompetitive or obsolete.

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We have only a limited operating history, have incurred losses since our inception, which we expect will continue into the future, and we need capital to operate.

We were incorporated on March 31, 2021 and have had limited operations to date. We have not realized any revenues to date other than revenues from our subsidiaries. Based upon our proposed plans, we expect to incur operating losses in future periods because there are substantial costs and expenses associated with development, advertising, and promoting our business. We may fail to generate revenue in the future. If we cannot attract a significant number of customers, we will not be able to generate any significant revenues or income. Failure to generate revenues will cause us to cease business since we will not have the funds to pay our ongoing expenses. We intend to use the net proceeds from this offering to develop our business operations. To implement our business plan, we require funding of over $25 million during the next twelve months. After twelve months, we may need additional financing.

We are an “emerging growth company”, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our Common Stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart our Business Start-ups Act of 2012, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our Common Stock less attractive because we will rely on these exemptions. If some investors find our Common Stock less attractive as a result, there may be a less active trading market for our Common Stock, should a market ever develop, and our stock price may be more volatile.

Risk factors related to our Common Stock.

We are selling our Class A shares without an underwriter and may be unable to sell any Class A Common Stock.

Our offering is self-underwritten, and we are not going to engage the services of an underwriter to sell the Class A shares. We intend to sell our Class A Common Stock through our officers and directors, who will receive no compensation. Our officers and directors will offer the Class A Common Stock to friends, family members, business associates and others; however, there is no guarantee that they will be able to sell any of the Class A Common Stock. Unless they are successful in selling all of the Class A Common Stock and we receive the proceeds from this offering, we may have to seek alternative financing to implement our business plan.

There is no minimum amount we are required to raise in this offering.

This offering is being made on a best-efforts basis, and there is no minimum amount we are required to raise in this offering. Funds raised in this offering will not be held in trust or in any escrow account, and all funds raised, regardless of the amount, will be available to us. In the event we do not raise $10,000,000 to implement our planned operations, your entire investment could be lost.

Our current management holds significant control over our Common Stock, and they may be able to control our company indefinitely.

Our management has significant control over our voting stock, which may make it difficult to complete some corporate transactions without their support and may prevent a change in control. As a result of this substantial ownership in our Common Stock, they will have considerable influence over the outcome of all matters submitted to our stockholders for approval, including the election of directors. In addition, this ownership could discourage the acquisition of our Common Stock by potential investors and could have an anti-takeover effect, possibly depressing the trading price of our Common Stock.

11

The dual class structure of our Common Stock has the effect of concentrating voting control with our CEO, which will limit or preclude your ability to influence corporate matters. This concentration may permit related-party transactions, equity issuances, or strategic actions adverse to Class A holders.

Our Class A Common Stock, which is the stock we are offering in this offering, has one vote per share, and our Class B Common Stock has twenty votes per share. Following this offering, our directors, executive officers, and their affiliates will hold approximately 91.70% of the voting power of our capital stock. This concentrated control will limit or preclude your ability to influence corporate matters in the foreseeable future.

There is presently no public market for the Class A Common Stock being offered by means of this Offering Circular.

Due to the lack of a public market for our Common Stock, you may have difficulty selling any Class A Common Stock you purchase in this offering.

State securities laws may limit secondary trading, which may restrict the states in which and the conditions under which you can sell the Class A Common Stock offered by this Offering Circular.

Secondary trading in Common Stock sold in this offering will not be possible in any state until the Common Stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the Common Stock in any particular state, the Common Stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our Common Stock, the liquidity for the Common Stock could be significantly impacted, thus causing you to realize a loss on your investment. We do not intend to seek registration or qualification of our Class A Common Stock, which are the subject of this offering, in any state or territory of the United States.

We may, in the future, issue additional shares of our Common Stock, which would reduce investors’ percentage ownership and may dilute our share value.

Our Certificate of Incorporation authorizes the issuance of 800,000,000 Class A Common Stock, 50,000,000 Class B Common Stock, 75,000,000 Class C Common Stock and 75,000,000 Preferred Stock. As of the date of this Offering Circular, we had 189,949,992 outstanding Class A shares and 15,000,000 outstanding Class B shares. Accordingly, we may issue additional shares of our Common Stock as well as shares of Preferred Stock. The future issuance of Common and Preferred Stock may result in substantial dilution in the percentage of our Common Stock held by our existing stockholders. We may value any Common or Preferred Stock issued in the future on an arbitrary basis. The issuance of Common or Preferred Stock for future services or acquisitions, or other corporate actions, may have the effect of diluting the value of the Class A Common Stock held by our investors and may have an adverse effect on any trading market for our Common Stock.

We may be unable to recover approximately 8.1 million shares that are the subject of pending litigation, which could result in substantial and permanent dilution.

The Company is the plaintiff in a civil action pending in the Supreme Court of the State of New York, County of New York, captioned Doc.com Inc. v. Adamson Brothers Corp., Spire Capital Limited, and Amro Izzelden Altahawi a/k/a Andy Altahawi, Index No. 155951/2026. In that action, the Company seeks, among other remedies, rescission of a prior engagement agreement and recovery of approximately 8,061,559 shares of the Company’s Class A Common Stock issued pursuant to that agreement.

A temporary restraining order is currently in effect restricting the transfer, sale or other disposition of the shares subject to the action. Although the Company believes that its claims have merit, there can be no assurance that the Company will prevail or recover all or any portion of the shares.

If and to the extent that the Company is unsuccessful in recovering some or all of these shares, the shares will remain outstanding. Existing and future stockholders would experience substantial and permanent dilution. The continued inclusion of these shares in the Company’s outstanding capitalization also would affect calculations relating to beneficial ownership, voting power, dilution and applicable listing requirements. Litigation is inherently uncertain and is likely to result in substantial legal expenses, diversion of management attention and other costs, regardless of outcome.

12

Our prior financing arrangement with Silver Rock Group is disputed, and shares issued in connection with that arrangement would result in permanent dilution if we are unable to recover them.

On December 17, 2023, the Company entered into a Share Purchase Agreement, as subsequently amended, with Silver Rock Group relating to a committed equity financing arrangement. The Company delivered notice terminating the arrangement in November 2025 and disputes certain rights and obligations asserted in connection with the arrangement. The Company has not received any capital under the facility.

On November 5, 2024, the Company issued 3,466,518 shares of Class A Common Stock to Silver Rock Group in connection with the arrangement. The Company recorded approximately $13.9 million of deferred issuance costs relating to the fair value of those shares. The Company is evaluating all available remedies with respect to the shares, including potential recovery of them. The shares are currently subject to transfer restrictions. Prior attempts by Silver Rock Group to transfer the shares into a brokerage account have been denied by the Company’s transfer agent. As of the date of this Offering Circular, the Company has not commenced formal arbitration or other legal proceedings against Silver Rock Group regarding these shares.

There can be no assurance that the Company will successfully recover any of the shares or otherwise obtain relief in connection with the disputed arrangement. If the shares remain outstanding, the dilution resulting from their issuance may be permanent. In addition, the approximately $13.9 million book loss associated with the issuance may not be reversed or otherwise recovered, subject to final accounting treatment of the matter.

The Share Purchase Agreement also contemplated the issuance of additional warrants upon a public listing and contained other provisions of such agreement relating to the financing arrangement. The Company disputes the continuing enforceability or effect of certain provisions following termination. No such listing-related warrants have been issued as of the date of this Offering Circular. An adverse resolution of these matters might well result in additional dilution, liabilities, costs or other adverse effects on the Company’s financial condition and capitalization and could adversely affect its ability to satisfy applicable listing requirements.

The termination of our acquisition of TMB Financial and Knotion could materially affect our financial condition, historical results of operations and business.

On August 8, 2024, the Company entered into a Cash and Share Exchange Agreement pursuant to which it acquired TMB Financial and its subsidiary, Knotion. The Company subsequently consolidated the operations and financial results of TMB Financial and Knotion into its consolidated financial statements.

On July 21, 2026, the former equity holders of TMB Financial and Knotion delivered formal written notice terminating the Cash and Share Exchange Agreement dated August 8, 2024 (the “Acquisition Agreement”) pursuant to Article VII(b) of that agreement, based on the Company’s Common Stock not having been listed on Nasdaq by October 30, 2024.

As a result, the Company is currently evaluating the deconsolidation of Knotion and the elimination of approximately $49 million of deferred purchase-price liabilities from the Company’s balance sheet. It is possible, however, that termination of the acquisition of TMB Financial and Knotion will materially adversely affect our financial condition, historical results of operations and business by eliminating those companies and associated personnel from our consolidated business.

The Company believes that termination of these acquisitions will yield net positive results for the Company in that timely integration of Knotion into the consolidated group has been extraordinarily challenging. Prior to the termination, Knotion’s repeated delays in delivering required financial information and supporting documentation had prevented the Company from completing audited financial statements on a timeline consistent with its Nasdaq listing application. The termination and deconsolidation remove this obstacle, simplify the Company’s capital structure, eliminate associated dilution, and allow management to focus exclusively on the Company’s core telehealth platform, including the successful recent launch of live doctor streaming services.

As of June 30, 2026, the Company continued to control and consolidate TMB Financial and Knotion and had not recognized a loss of control or deconsolidation. The Company is currently assessing the net impact of the potential deconsolidation of TMB Financial and Knotion on the consolidated financial statements, which is expected to be recognized in a subsequent reporting period. The Company believes that these actions materially strengthen its financial position and reporting readiness as it seeks qualification of this offering and listing of its Class A Common Stock on Nasdaq under the symbol DOCC.

Our remaining acquisition-related payment obligations could adversely affect our liquidity and financial condition.

In connection with the Company’s acquisition of 2345405 Ontario, Inc. (“405 Ontario”), RX Angle, Inc. (“RX Angle”) and Flat Iron Pharmacy LLC (“Flat Iron Pharmacy”), the Company has remaining deferred purchase price obligations that may become payable upon the occurrence of specified contractual events, including a public listing. Satisfaction of these obligations may require the Company to use a portion of its available cash or proceeds from this Offering and could reduce the amount of capital available for working capital, expansion and other corporate purposes. If the Company is unable to satisfy its contractual payment obligations when due, it could become subject to claims, disputes or other remedies available to the applicable counterparties.

13

Our international operations expose us to currency exchange risk and cross-border compliance requirements.

We conduct, and may continue to conduct, certain operations outside the United States, including in Mexico. Historically, a significant portion of our Mexican operations was conducted through TMB Financial and Knotion. In light of the termination of that transaction, the structure and scope of our operations in Mexico may change. International operations expose us to risks including foreign currency fluctuations and differing employment, tax, data protection, corporate and healthcare regulatory requirements. Compliance with these requirements may be costly and may limit our operational flexibility.

We have entered into a non-binding Letter of Intent to acquire 100% of Axen Union, S.A. de C.V. (“Axen Union”), a remittance company registered with Mexico’s Comisión Nacional Bancaria y de Valores. If consummated, this acquisition would cause us to become subject to extensive regulatory requirements applicable to money services businesses and money transmitters, including requirements under Mexican financial services law, the U.S. Bank Secrecy Act (“BSA”), regulations administered by the Financial Crimes Enforcement Network (“FinCEN”), economic sanctions programs administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), and state-level money transmitter licensing regimes in the United States.

The proposed acquisition of Axen Union, a Mexican remittance company, would subject us to extensive and evolving money transmitter regulations in multiple jurisdictions, and our failure to comply with these regulations could result in significant penalties, operational restrictions, or the inability to complete or integrate the acquisition.

Money transmitter regulations impose substantial compliance obligations, including requirements to register with FinCEN as a money services business, implement and maintain comprehensive anti-money laundering (“AML”) programs, establish customer identification and verification procedures, conduct ongoing transaction monitoring, file suspicious activity reports (“SARs”) and currency transaction reports (“CTRs”), screen transactions and counterparties against OFAC sanctions lists, maintain detailed records of transactions and customer information, and submit to periodic examinations by federal and state regulators. In Mexico, CNBV-regulated remittance companies are subject to similar obligations under applicable Mexican anti-money laundering and counter-terrorism financing laws, including requirements to report suspicious transactions to the Unidad de Inteligencia Financiera (“UIF”).

If we complete the acquisition, we may also be required to obtain and maintain money transmitter licenses in each U.S. state in which the combined business operates or transmits funds. State licensing requirements vary significantly and typically involve application fees, surety bond or net worth requirements, background checks of officers and directors, periodic reporting, and ongoing supervision. Failure to obtain or maintain required licenses could prevent us from operating in certain states or subject us to enforcement actions, fines, or criminal penalties.

The regulatory environment applicable to money transmitters and remittance services is subject to change. Legislative and regulatory developments at the federal, state, and international levels could impose additional compliance burdens, restrict our business activities, or require changes to our operations or business model. Enforcement priorities of FinCEN, OFAC, state regulators, and Mexican authorities may also change, and we could become subject to investigations, enforcement actions, or civil or criminal penalties if regulators determine that we or Axen Union have failed to comply with applicable requirements, even if such non-compliance occurred prior to our acquisition.

Compliance with money transmitter regulations will require us to devote substantial management attention and financial resources to building and maintaining compliance infrastructure, including personnel, technology systems, policies and procedures, and third-party service providers. These compliance costs may be significant and may adversely affect our results of operations. In addition, any failure to comply with applicable regulations could result in significant fines, penalties, or sanctions, damage to our reputation, loss of required licenses, restrictions on our ability to conduct business, or exclusion from correspondent banking relationships, any of which could have a material adverse effect on our business, financial condition, and results of operations.

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Our potential future use of DocCoin and other digital assets involves significant risks and uncertainties.

We are developing and currently plan in the future to introduce DocCoin as the native digital asset powering our healthcare ecosystem. The offering and use of digital assets involves significant risks, including, but not limited to:

(i)	Regulatory uncertainty: Digital assets, including DocCoin, are subject to evolving and uncertain regulatory frameworks at federal, state, and international levels. The SEC, CFTC, FinCEN, state regulators, and foreign authorities, or any of these organizations, may claim that DocCoin is a security, derivative, or other regulated asset, which could require registration, limit our ability to offer DocCoin, or subject us to enforcement inquiries, investigations, actions, litigation and penalties. We could also be subject to private litigation asserting claims relating to the legal classification of DocCoin or other digital assets that we might offer or own. Changes in laws or regulations, or interpretations thereof, could materially adversely affect our ability to operate our business.
(ii)	Price volatility: The price of digital assets, including DocCoin, can be highly volatile. Fluctuations in the price or perceived value of DocCoin could adversely affect user engagement, create accounting challenges, and expose the Company to claims from users or purchasers who experience losses.
(iii)	Limited liquidity: There is no guarantee that DocCoin will be listed or remain listed on any cryptocurrency exchange or other exchange or trading platform or that an active trading market will develop or be sustained. Users and purchasers may be unable to convert DocCoin to cash or other assets.
(iv)	Technology and security risks: Digital assets rely on blockchain technology, which may be subject to hacking, cyber-attacks, software bugs, consensus failures, or other technological vulnerabilities that could result in loss of DocCoin or user funds.
(v)	Tax uncertainty: The tax treatment of digital assets is uncertain and evolving, and users may face unexpected tax liabilities in connection with earning, holding, or disposing of DocCoin.
(vi)	Weak consumer protection: Users of DocCoin may have limited legal recourse in the event of fraud, theft, or operational failures, as digital asset transactions are generally irreversible and may not be covered by traditional consumer protection laws.
(vii)	Unknown business value. There is no assurance that our planned DocCoin program will launch, will achieve commercial success or will contribute meaningfully to our business. Its value as part of the Company’s business plan is speculative.

We do not intend to pay any cash dividends on our Common Stock.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our Common Stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their Class A Common Stock unless they sell their shares at a price in excess of the price paid for the shares. There is no assurance that stockholders will be able to sell Class A Common Stock when desired.

The price of the Class A Common Stock being offered by means of this Offering Circular has been determined arbitrarily by us.

The price of the Common Stock we are offering does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of Class A Common Stock to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the Class A Common Stock.

Investors in this offering may not be entitled to a jury trial with respect to claims arising under the subscription agreement, which could result in less favorable outcomes to the plaintiff(s) in any such action.

Investors in this offering will be bound by the subscription agreement, which includes a provision under which investors waive the right to a jury trial of any claim they may have against the Company arising out of or relating to the subscription agreement, including any claim under federal securities laws. By signing the subscription agreement and purchasing our Class A Common Stock, you will be bound by the jury waiver provision.

If we opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable under the facts and circumstances of that case in accordance with applicable case law. Nevertheless, if this jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the subscription agreement with a jury trial. No condition, stipulation, or provision of the subscription agreement serves as a waiver by any holder of our Class A Common Stock of compliance with any substantive provision of the federal securities laws and the rules and regulations promulgated under those laws.

In determining whether to waive the right to a jury trial, you should consider that: (i) a jury trial may result in a more sympathetic fact-finder; (ii) in some jurisdictions, bench trials may be subject to longer wait times than jury trials; (iii) a judge deciding a bench trial may be more likely to apply the law strictly without consideration of equitable factors; (iv) the waiver of a jury trial may result in increased costs to bring a claim and may adversely affect the ability of the claimant to obtain funding for a claim; and (v) if a case is decided by a judge instead of a jury, there is no opportunity to appeal factual determinations. You should consult legal counsel regarding the jury waiver provision before signing the subscription agreement.

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USE OF PROCEEDS

Our public offering of 3,000,000 Class A Common Stock is being made on a self-underwritten basis. There is no minimum number of Common Stock that must be sold in this offering. The offering price per share is $8. The following table sets forth the anticipated use of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the Offered Shares. There is no assurance that we will raise the full $24,000,000 as anticipated. The foregoing is subject to change based on circumstances which may exist at a later date. The proceeds from this offering will not be used to compensate the company’s officers or directors of the issuer or any of its subsidiaries in this offering.

	25% of Class A Common Stock sold	50% of Class A Common Stock sold	75% of Class A Common Stock sold	100% of Class A Common Stock sold
Gross proceeds from this offering	$6,000,000	$12,000,000	$18,000,000	$24,000,000
Sales & Marketing	(1,680,000)	(3,360,000)	(4,460,000)	(6,600,000)
Operations & Support	(600,000)	(1,200,000)	(1,800,000)	(2,400,000)
Platform & Software Development	(300,000)	(600,000)	(900,000)	(1,200,000)
Inventory	(420,000)	(840,000)	(840,000)	(3,800,000)
M&A Obligations	(3,000,000)	(6,000,000)	(10,000,000)	(10,000,000)
Total	–	–	–	–

Sales & Marketing (28%) including customer acquisition costs/digital ads/influencers, Operation & Support (10%) including customer service/clinician network/order processing, Tech/platform development (5%) incl Research & Development/Platform Engineering; and a buildup of Inventory to anticipate demand, M&A obligation of Deferred Purchase Price of up to $10,000,000 within 30 days from offering and at the close of each subsequent quarter until obligation is met, and general working capital purposes.

Expenditures for the 12 months following the completion of this offering are categorized by significant area of activity.

The expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. The amounts and timing of our actual expenditures, specifically with respect to general corporate purposes, may vary significantly depending on numerous factors. The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

In the event we do not sell all of the Common Stock being offered, we may seek additional financing from other sources in order to support the intended use of proceeds indicated above. If we secure additional equity funding, investors in this offering would be diluted. In all events, there can be no assurance that additional financing would be available to us when wanted or needed and, if available, on terms acceptable to us.

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DILUTION

If you invest in our Class A Common Stock in this offering, your ownership interest will be immediately and substantially diluted. Dilution represents the difference between the public offering price per share and the net tangible book value per share of our Class A Common Stock immediately after this offering. Net tangible book value per share is determined by dividing our net tangible book value (total assets less intangible assets, goodwill, and total liabilities) by the number of shares of Class A Common Stock outstanding.

Historical Net Tangible Book Value

As of June 30, 2026, our net tangible book value was approximately $(70,302,416), or approximately $(0.37) per share, based on 189,949,992 shares of Class A Common Stock outstanding on that date. Net tangible book value per share represents the amount of total assets less intangible assets and goodwill, less total liabilities, divided by the number of shares of Class A Common Stock outstanding.

Why Dilution Per Share Exceeds the Offering Price

As shown in the table below, the dilution per share to new investors at every offering scenario ($8.24 to $8.34 per share) exceeds the $8.00 public offering price. This occurs because we have a negative net tangible book value. In other words, our total liabilities and intangible assets exceed our total tangible assets. As a result, the net tangible book value per share is negative both before and after this offering.

When the net tangible book value per share is negative, the dilution to new investors is calculated as the difference between the offering price ($8.00) and the post-offering net tangible book value per share, which remains negative (e.g., $(0.24) at 100%). The arithmetic result is:

Dilution = $8.00 − ($(0.24)) = $8.00 + $0.24 = $8.24 per share

In practical terms, this means that for every $8.00 invested by a new stockholder, the net tangible book value attributable to that share is negative $(0.25). The new investor’s entire $8.00 investment, plus an additional $0.25 per share, is effectively absorbed by our existing negative net tangible book value which is a deficit driven primarily by our substantial liabilities, including approximately $49.2 million in deferred acquisition obligations to the former shareholders of TMB Financial.

While the offering proceeds improve our net tangible book value per share (from $(0.37) to $(0.24) at 100% of the offering), the improvement is modest relative to the depth of the existing deficit. The offering proceeds of up to $24,000,000 (before deducting offering expenses) are insufficient to eliminate the negative net tangible book value, and accordingly the post-offering net tangible book value per share remains negative at every offering level.

Dilution Table

The following table illustrates the dilution per share to new investors at various levels of this offering, based upon the net tangible book value as of June 30, 2026:

Based upon percentage of Common Stock sold.

	100%	75%	50%	25%
Public offering price	$8.00	$8.00	$8.00	$8.00
Net tangible book value per share as of June 30, 2026	$(0.37)	$(0.37)	$(0.37)	$(0.37)
Net tangible book value per share after this offering	$(0.24)	$(0.27)	$(0.30)	$(0.34)
Increase in net tangible book value per share attributable to investors in this offering	$0.13	$0.10	$0.07	$0.03
Dilution per share to new investors	$8.24	$8.27	$8.30	$8.34

Additional Sources of Potential Dilution

The dilution figures presented above do not reflect additional dilution that may result from:

●	the issuance of up to 903,764 shares of Class A Common Stock for services and signing bonuses, subject to Board approval;

●	the conversion of 15,000,000 shares of Class B Common Stock into Class A Common Stock; or

●	any future issuances of Class A Common Stock, Class C Common Stock, or Preferred Stock.

To the extent any of the foregoing events occur, new investors will experience additional dilution beyond the amounts presented above. See “Risk Factors” and “Description of Securities” for additional information regarding potential dilution.

The dilution calculations presented above reflect shares currently issued and outstanding unless otherwise indicated and do not assume that shares subject to pending litigation or contractual disputes will ultimately be recovered or cancelled. The Company is currently seeking recovery or cancellation of approximately 8,061,559 Common Stock in the Altahawi litigation and is separately evaluating remedies with respect to 3,466,518 Common Stock issued to Silver Rock Group. Unless and until such shares are legally recovered or cancelled and the Company’s stock records are adjusted accordingly, such shares will continue to be treated as outstanding to the extent required under applicable accounting and securities law principles.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Doc.com Inc. was incorporated in Delaware on March 31, 2021. Our principal address is 4 World Trade Center, 150 Greenwich Street, Ste. 2939, New York, NY 10007 USA.

We are scaling AI powered and blockchain secured telehealth services for consumers following the launch of our platform in November 2025. The platform is now actively treating patients in West Virginia and is expanding services to the rest of the United States in the coming months. We also will sell over-the-counter products and prescription drugs through an integrated online pharmacy with 50-state distribution capabilities, and we plan to offer epidemiological analytics based on clients’ use of our services.

To date, our activities have included raising capital, organizational matters, strategic acquisitions to enhance technological and operational infrastructure, launching our website and mobile applications, developing our core technologies, and executing our business plan. Our historical acquisitions include 405 Ontario, Inc., RX Angle  ., Flat Iron Pharmacy, TMB Financial and Knotion. The agreement to acquire TMB Financial and its subsidiary, Knotion has been subsequently terminated.

As of June 30, 2026, the Company continued to control and consolidate TMB Financial and Knotion and had not recognized a loss of control or deconsolidation. The Company is currently assessing the net impact of the potential deconsolidation of TMB Financial and Knotion on the consolidated financial statements, which is expected to be recognized in a subsequent reporting period.

Doc.com is a digital healthcare company that provides initial no-cost consultations to patients with doctors, psychologists, and veterinarians, followed by service fees for extended consultations, and sells over-the-counter products and prescription medications to patients. The platform also displays educational content and advertisements during waiting periods. Artificial intelligence is integrated to speed up consultation times, improve healthcare outcomes by suggesting diagnostic improvements to healthcare professionals, and provide analytics on telehealth consultations. Additional developments include beta testing of user and provider applications (now live post-launch), HIPAA-compliant servers with advanced cybersecurity protocols, and blockchain technology for secure healthcare data management. We have entered into collaborations, including an AI-optimized electronic health record and administrative system for the Red Cross in Mexico and a low-cost drug development initiative with the National Autonomous University of Mexico (UNAM) for cancer and cirrhosis patients. Expected revenue streams include sales of over-the-counter products, billing insurance companies through third-party billers for insured patients, charging service fees for extended consultations, and displaying advertisements during wait times. Future plans include subscription packages for consultations, medical device developments, and bulk purchasing of branded products, potentially requiring dedicated storage facilities. The initial target market remains patients in the United States with smartphones who need prescription drugs or over-the-counter healthcare products, with marketing efforts encompassing digital and traditional advertising, public relations, online directories, and celebrity ambassadors to drive user acquisition.

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Results of Operations

Revenue

For the six months ended June 30, 2026, we had total sales of $13,083,650, which consisted of $500,000 relating to digital healthcare operating segment, $11,754,544 relating to education software operating segment, and $829,106 relating to pharmacy operating segment, compared to sales of $9,926,192, which consisted of $8,975,962 relating to education software operating segment and $950,230 relating to pharmacy operating segment for the six months ended June 30, 2025.

Impact of TMB Financial/Knotion Developments on Comparability. The historical results presented above include the results of TMB Financial and Knotion during the periods in which those entities were consolidated with the Company. A substantial portion of the Company’s consolidated revenue during the periods presented was attributable to the Education Software segment, which includes the results of TMB Financial and Knotion. The Company is currently pursuing an orderly termination of the TMB Financial/Knotion transaction following receipt of a termination notice in July 2026. Accordingly, historical consolidated revenues and expenses attributable to the Education Software segment should not be viewed as necessarily indicative of the revenues, expenses or operating results of the Company’s continuing operations following completion of the transaction.

Operating expenses

For the six months ended June 30, 2026, we had total operating expenses of $11,603,405, compared to total operating expenses of $17,935,954 for the six months ended June 30, 2025. The decrease of $6,332,549 was primarily due to a decrease of $7,330,130 in employee and officer-related costs, offset by an increase of $973,985 in general and administrative expenses. The decrease in employee and officer-related costs was primarily due to a decrease of $8,800,000   in stock-based compensation related to the signing bonus shares issuable to executive officers (subject to Board approval) , offset by an increase in officers and directors’ compensation of $991,560. The increase in general and administrative expenses was primarily due to increases of $501,595 in contractors expenses, $479,271 in office and other expenses, $404,252 in travel expenses, and $394,455 in legal fees, offset by decreases of $379,996 in software licenses, $121,339 in advertising and marketing and $113,052 in research and development.

Other income and expenses

For the six months ended June 30, 2026, we had total other expenses of $1,769,219, compared to total other expenses of $538,561 for the six months ended June 30, 2025. The increase of $1,230,658 was primarily due to an increase of $674,932 in interest expense and decrease in other income of $564,869 during 2026 as compared to 2025.

Liquidity and Capital Resources

From inception, our capital raising strategy has included private investment from friends and family. We anticipate obtaining additional equity financing from other investors to support our growth strategy. During the year ended December 31, 2023, we raised $715,504 from the issuance of convertible notes and $20,660 for subscriptions to 2,066,000 shares of Class A Common Stock at $0.01 per share. During the year ended December 31, 2024, we raised $1,190,803 from subscriptions received for 297,701 shares of Class A Common Stock at $4 per share and $458,440 from the issuance of 2,983,609 shares of Class A Common Stock. During the year ended December 31, 2025, we received proceeds of $10,000,000 commitment for the issuance of 2,500,000 Units consisting of 1 Class A Common Stock and 1 share purchase warrant per Unit, with each share purchase warrant entitling the holder to acquire 1 additional share of Class A Common Stock at a $8 per share for a period of 5 years from issuance. During the six months ended June 30, 2026, we received proceeds of $2,113,450 commitment for the issuance of 437,500 Units consisting of 1 Class A Common Stock and 1 share purchase warrant per Unit, with each share purchase warrant entitling the holder to acquire 1 additional share of Class A Common Stock at a $8 per share for a period of 5 years from issuance.

We also issued stocks valued at discounted prices as compensation. These stocks were issued to employees, advisors, and service providers who continued to help us through the product development phase. During the year ended December 31, 2023, we issued 41,806,169 shares of Class A Common Stock to our President and CEO, 8,143,958 shares of Class A Common Stock to our various consultants, 4,000,000 shares of Class A Common Stock to our Director of Marketing, Public Relations, and Communications, and 113,077 shares of Class A Common Stock pursuant to Board Advisory Agreements. During the year ended December 31, 2024, we issued 4,000,000 shares of Class A Common Stock to our Chief Marketing Officer and Director, and 8,621,873 shares of Class A Common Stock pursuant to Board Advisory Agreements. During the year ended December 31, 2025, we issued 125,000 shares of Class A Common Stock pursuant to Board Advisory Agreements, 16,875 shares of Class A Common Stock for advertising and marketing expense and 3,250 shares of Class A Common Stock were issued to Reg S Shareholders in reliance on Regulation S adopted under the Securities Act of 1933. In addition, the Company recognized an issuance of 26,360 shares of Class A Common Stock as deferred issuance cost relating to a Share Purchase Agreement with Silver Rock. During the six months ended June 30, 2026, we issued 10,313 shares of Class A Common Stock pursuant to a marketing agreement, 376,050 shares of Class A Common Stock to Reg S Shareholders, and 2,500,000 shares of Class A Common Stock for subscriptions of 2,500,000 units at $4 per unit with each unit consisting of one common share of Class A Common Stock and one warrant. Each warrant is exercisable at $8 per share and expires five years from the date of issuance. As of the current date, the related warrants have not yet been issued.

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As of June 30, 2026, we had issued a total of 189,949,992 Class A Common Stock. In addition, we had 264,181 units payable from $2,113,450 subscriptions received at $8 per share and $8 per   unit with each unit consisting of one common share of Class A Common Stock and one warrant. Each warrant is exercisable at $8 per share and expires five years from the date of issuance. In addition, we had an additional 3,103,764 Class A Common Stock issuable for services and signing bonuses. The number of authorized shares in Class A Common Stock is 800 million. In addition, a total of 15 million Class B Common Stock have been issued to its Founder from a total of 50 million authorized. Class B Common Stock are restricted from trading unless converted to Class A Common Stock.

Our liquidity is dependent on our ability to raise additional capital and generate cash flow from operations. We are currently focused on raising additional capital through the sale of shares through an ongoing offering exempt from SEC registration and have successfully raised capital through private investments, including from Axen Capital, to support platform expansion and operational scaling. Axen Capital is a Mexico-based financial services and investment group founded in 2017. Axen Capital is an affiliate of Axen Union, the target company in the Company’s proposed acquisition described below under “Proposed Acquisition of Axen Union.” For a description of the affiliate relationship between Axen Capital and Axen Union and the related-party transaction considerations applicable to the Company’s transactions with these entities, see “Certain Relationships and Related Party Transactions -Transactions with Axen Capital and Proposed Acquisition of Axen Union.”

In connection with a prior investment, the Company entered into a Securities Purchase Agreement dated September 12, 2024, pursuant to which Axen Capital committed to invest an aggregate of $10,000,000 in the Company. Under the terms of such agreement, the Company issued to Axen Capital 2,500,000 shares of its Class A Common Stock at a purchase price of $4.00 per share. In addition, the Company will issue to Axen Capital warrants to purchase up to 2,500,000 additional shares of Class A Common Stock at an exercise price of $8.00 per share.   The warrants are exercisable for a period of five (5) years from the date of issuance. The Company has received the full $10,000,000 investment commitment from Axen Capital under this agreement. As of the date of this Offering Circular, the Company has not yet issued the warrants.

During 2026, the Company entered into two additional subscription agreements with Axen Capital pursuant to which Axen Capital subscribed to 187,500 shares at $8 per share and 437,500 units at $8 per unit with each unit consisting of one common share of Class A Common Stock and one warrant. Each warrant is exercisable at $8 per share and expires five years from the date of issuance. During the six months ended June 30, 2026, the Company received $1,500,000 and issued 187,500 shares. As of the date hereof, the Company has received additional $2,711,421 in connection with the unit subscriptions. The related shares and warrants issuable have not yet been issued.

The securities issued to Axen Capital in both transactions were issued in offshore transactions in reliance on Regulation S and were not registered under the Securities Act. Accordingly, such securities were subject to restrictions on transfer under applicable securities laws upon issuance.

The Securities Purchase Agreement and the subsequent subscription agreement contain customary representations and warranties, covenants, and indemnification provisions. These transactions do not include any material governance rights, board representation, or anti-dilution protections in favor of the investor.

The issuance of shares and warrants pursuant to these investments has resulted in dilution to existing stockholders, and the exercise of the warrants may result in additional dilution in the future.

Plan of Operations

Over the next 12 months, the Company expects to pursue certain operational and strategic initiatives, including the expansion of its streaming services and the relaunch and continued development of its telemedicine services. The Company also expects to undertake activities related to marketing and sales, ongoing technological development, including continued enhancements to its artificial intelligence platform, and efforts to attract and retain key personnel. The scope, timing, geographic reach and extent of these initiatives remain subject to change based on business needs, regulatory requirements, market conditions, available capital and other factors.

The Company’s streaming initiatives are expected to include the continued development and expansion of live and digital health-related content and educational programming delivered through the Company’s platform. In parallel, the Company intends to relaunch and progressively expand its telemedicine services, including the reactivation and development of provider networks, technology infrastructure, operational capabilities and applicable regulatory compliance necessary to support the provision of telehealth services in selected jurisdictions.

Based on current expectations, the Company anticipates net cash usage in the range of approximately $30 million to $45 million per quarter due to its acquisition pipeline and other planned operating and growth initiatives; however, actual cash usage may differ materially depending on the timing and scope of acquisitions, the expansion of streaming and telemedicine services, operating expenses, capital availability and other factors.

Milestones and quarterly spending:

Q4 2026 (October-December)	Streaming lead generation and nationwide pharmacy. Grow live doctor streaming as the primary top-of-funnel channel. Scale prescription and over-the-counter fulfillment toward nationwide U.S. capability through the Company’s pharmacy channel, subject to applicable pharmacy, telehealth and controlled-substance laws. Begin heavier inventory build. Continue engineering of the data coordination layer. Indicative spend: Sales & Marketing $2.2 million; Operations & Support $0.7 million; Platform & Software Development $0.2 million; Inventory $2.5 million; M&A obligations $2.5 million; quarterly total $8.1 million.
Q1 2027 (January-March)	Scale streaming and pharmacy; build the data layer. Continue streaming and nationwide pharmacy. Parallel development of the consumer data vault and the business-to-business coordination product, including design work for hospital monitoring feeds, institutional metrics, and AI- and robotics-assisted services, and evaluation of the same layer for other industries that move sensitive data. No commercial launch of the data product is contemplated in this quarter. Indicative spend: Sales & Marketing $1.8 million; Operations & Support $0.6 million; Platform & Software Development $0.3 million; Inventory $0.8 million; M&A obligations $2.5 million; quarterly total $6.0 million.
Q2 2027 (April-June)	Launch data coordination layer (consumer and B2B). Commercially launch the data coordination layer. The consumer offering is expected to allow the public to store data with the Company under user-controlled distribution rights. The business offering is expected to timestamp consented data movements, support dual-sided settlement of data transactions, and limit unauthorized AI access beyond hashed, consented data. Hospital monitoring installs remain a pilot and development priority and are not assured in any particular geography in this quarter. Indicative spend: Sales & Marketing $1.4 million; Operations & Support $0.6 million; Platform & Software Development $0.5 million; Inventory $0.3 million; M&A obligations $2.5 million; quarterly total $5.3 million.
Q3 2027 (July-September)	Advertising on streaming. Introduce advertising inventory on the Company’s streaming service, subject to applicable healthcare advertising rules and platform policies. Continue commercialization of the data coordination layer and evaluation of hospital monitoring feeds and non-healthcare applications of the same technology. Indicative spend: Sales & Marketing $1.2 million; Operations & Support $0.5 million; Platform & Software Development $0.2 million; Inventory $0.2 million; M&A obligations $2.5 million; quarterly total $4.6 million.

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BUSINESS

Overview

We were incorporated in Delaware on March 31, 2021, as Doc.com Inc. We are a digital healthcare technology company focused on telehealth services, healthcare-related software platforms, and healthcare product distribution.

Since our inception, our activities initially consisted primarily of organizational matters, capital raising, and development of our technology platform. Subsequent to our formation, we expanded our operations through strategic acquisitions and the launch of healthcare services in the US, beginning in West Virginia. Our core telehealth business has historically generated limited or no revenue and continues to be in an early stage of commercialization.

As of the date of this Offering Circular, the Company’s corporate structure includes the following subsidiaries:

1.	Doc Pharmacy LLC: Doc.com Pharmacy, LLC. (“Doc Pharmacy”). A limited liability company organized under the laws of the State of Wyoming. Doc Pharmacy has the ability to fill and ship a prescription to all 50 states and Washington DC. Through our partnership network, Doc Pharmacy has the ability to fill solid dose oral prescriptions, compounds, sterile compounds and cold-supply chain prescriptions.

2.	405 Ontario Inc.: An Ontario Business Corporation organized under the laws of the Province of Ontario, Canada (OBCA), serving as the Canadian holding entity within our pharmacy structure. 405 Ontario serves as the employing entity for certain Canada-based personnel, helping maintain a clear separation between Canadian employment functions and U.S. pharmacy operations.

a.	Wholly Owned Subsidiary: RX Angle: A Wyoming C corporation serving as a holding company for our pharmacy operations.
b.	Wholly Owned Subsidiary: Flat Iron Pharmacy: A West Virginia limited liability company operating as a U.S.-licensed physical pharmacy with disregarded entity tax status.

All subsidiaries are 100% owned by their respective parent entities. Our functional currency, and that of RX Angle, DOC.com Pharmacy, and Flat Iron Pharmacy, is the U.S. dollar. The functional currency of 405 Ontario Inc. is the Canadian dollar.

Proposed Acquisition of Axen Union

On August 25, 2026, the Company entered into a non-binding Letter of Intent (the “LOI”) to acquire 100% of Axen Union, a CNBV-registered Mexican remittance company, for total potential consideration of up to US$150 million. Pursuant to the terms of the LOI, consideration would consist of US$10 million in cash contingent on and subsequent to a Nasdaq or other national-exchange listing, US$40 million in subsequent quarterly installments (payable in cash or Company shares at US$8.00 per share at the Company’s discretion), and up to US$100 million of contingent consideration if mutually agreed revenue milestones are met within 18 months after closing. No shares have been issued for the acquisition, and control will not transfer unless closing conditions are satisfied and definitive agreements are executed.

If completed, the Company intends to combine Axen Union’s remittance channel with Doc.com’s telehealth and pharmacy services for remittance customers in the United States and Latin America.

The LOI is non-binding except for specified exclusivity, confidentiality, and governing-law provisions. Closing remains subject to PCAOB audit, Quality of Earnings review, due diligence, CNBV and other regulatory approvals applicable to a money transmitter, assignability of material contracts, definitive agreements, and customary conditions. There can be no assurance the acquisition will be completed on the terms of the LOI, or at all.

Axen Union, S.A. de C.V. provided the Company with financial information for the year ended December 31, 2025. According to that information, Axen Union generated approximately MXN 508.5 million of operating revenue (approximately US29.8 million) and approximately MXN 409.3 million of EBITDA (approximately US24.0 million). Net income for the same period was approximately MXN 271.1million(approximatelyUS15.9 million). Operating revenue consisted primarily of transaction fees and foreign-exchange margin.

These amounts were prepared by Axen Union and have not been audited under PCAOB standards. They have not been prepared in accordance with U.S. GAAP as applied by the Company. U.S. dollar figures are approximate conversions from Mexican pesos at prevailing exchange rates and are provided for convenience only. The figures remain subject to a PCAOB-standard audit, a Quality of Earnings analysis, and the Company’s due diligence. There can be no assurance that audited or reviewed results will equal the amounts reported by Axen Union.

The Company has entered into a non-binding letter of intent regarding a proposed acquisition of Axen Union. The letter of intent does not close the transaction. No results of Axen Union are included in the Company’s historical consolidated financial statements. Any future inclusion of Axen Union financial information in the Company’s SEC filings will depend on completion of required audits, regulatory approvals, and closing of a definitive transaction.

Platform and Services

Doc.com operates an AI powered and blockchain secured digital telehealth platform designed to connect patients with licensed healthcare professionals, including physicians, psychologists, and veterinarians. The platform facilitates telehealth consultations and supports the sale of over-the-counter healthcare products and prescription drugs through an online marketplace.

We offer an initial consultation at no cost to the patient. Consultations exceeding the initial free consultation are subject to service fees charged directly by us. Healthcare providers using the platform operate as independent providers and bill patients separately through their own practices or through patients’ insurance, where applicable.

Doc.com has launched healthcare services initially in the state of West Virginia, where it supports telehealth consultations and healthcare-related product distribution with immediate plans to expand to more states, subject to applicable regulatory requirements.

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AI-Powered Healthcare Coordination and Trust Platform

The Company is evaluating the development of a coordination and trust platform intended to serve as a coordination layer for AI-powered healthcare services and other regulated digital workflows. If successfully developed and commercialized, the proposed platform would be designed to coordinate interactions among patients, healthcare professionals, pharmacies, laboratories, artificial intelligence systems and other authorized participants, and to create verifiable evidence of permissions, approvals, workflow actions, human review and completed outcomes while keeping sensitive healthcare information within controlled data environments. The underlying cryptographic, distributed-ledger and blockchain-based components would function as supporting infrastructure for provenance, integrity and trusted coordination rather than as customer-facing products.

As of the date of this filing, the proposed coordination layer and its related cryptographic, distributed-ledger and blockchain-based capabilities have not been implemented within our commercially available platform and are not currently available to customers or users. These capabilities remain in the planning, design and evaluation stages, and we have not generated revenue from them. Their development and commercialization would require additional technical development, testing, systems integration, security review, regulatory and privacy analysis, financing and customer validation. There can be no assurance that we will complete or commercialize any of these capabilities, that they will operate as intended, that customers will adopt them or that they will generate revenue.

Streaming Services

In July 2026, the Company launched live streaming of licensed healthcare professionals on the Doc.com platform. The streaming service is designed to provide publicly available access to healthcare professionals for the general public. Any individual may register on the Doc.com platform and submit questions to a healthcare professional who is actively streaming. Questions may be asked anonymously. The Company provides AI tools to participating healthcare professionals to assist in answering questions. The streaming system is moderated by AI. All streamers are licensed healthcare professionals. Healthcare professionals may use the streams to promote their local practices and direct viewers to their Doc.com profiles, which functions as a promotional channel. Streamers have conducted sessions in English and Spanish. The Company plans to expand the service in the coming months by adding streamers from additional countries who will broadcast in multiple languages. This initiative aligns with the Company’s long-term mission of providing a form of free basic healthcare access to the public. The Company currently intends to introduce advertising inventory within the streams for the promotion of products and services. The Company also currently intends to utilize the streaming platform as a lead-generation channel for its own product offerings and services.

Healthcare Trust and Workflow Infrastructure

Healthcare delivery frequently involves multiple hospitals, laboratories, telehealth providers, pharmacies and technology systems, each of which may maintain only a portion of a patient’s healthcare information and related workflow history. This fragmentation can make it difficult for participating organizations to establish what the patient authorized, how an artificial intelligence system was used, what decision a healthcare professional made, which medication was dispensed and what subsequent outcome was recorded.

We are developing a technology and integration framework intended to connect with existing healthcare systems without replacing them. The proposed framework is designed to coordinate and create verifiable evidence of selected workflow events involving patient consent, AI oversight, record integrity, medication traceability, patient engagement and clinical outcomes. Sensitive patient information would remain within appropriately controlled systems, while only the information required to coordinate and verify the applicable workflow would be processed by the trust infrastructure.

We intend to commercialize these capabilities through software subscriptions, implementation and integration services, managed deployments and usage-based fees. Over time, and subject to obtaining the necessary patient consents, data rights, regulatory approvals and contractual permissions, these workflows may also enable us to develop a governed, de-identified and outcome-linked clinical intelligence resource. We may seek to provide healthcare organizations, research institutions and AI developers with controlled access to this resource for approved model-development, evaluation, validation and research purposes.

Historical SaaS and Education Technology Operations

Through its historical ownership and consolidation of TMB Financial and Knotion, the Company has reported operations in the education technology sector. Knotion operates a SaaS-based digital education and content platform in Mexico. The financial results of these operations have historically been included in the Company’s consolidated financial statements from the applicable acquisition date, but the acquisition of these companies has been terminated.

Accordingly, the Company does not intend to rely on Knotion’s education software operations as part of its long-term continuing business strategy.

Artificial Intelligence (AI) and Data Analytics

We utilize and continue to develop artificial intelligence and data analytics tools intended to support platform operations, improve workflow efficiency, and provide aggregated insights related to telehealth consultations and user engagement. These tools are designed to assist licensed healthcare professionals and operational teams and are not intended to replace professional medical judgment.

Blockchain Technology

We intend to use blockchain technology to trace and manage patient healthcare data. In connection therewith, we are developing DocCoin to function as the native digital asset powering aspects of the Doc.com healthcare ecosystem. The current plan is that, within the Doc.com platform, users will earn and spend DocCoin, which will function strictly as a consumptive utility token used to access healthcare services, purchase pharmaceutical products, activate premium tiers, and record verifiable medical data on a blockchain. Built on the Stacks blockchain (a bitcoin layer 2 protocol) and secured by Bitcoin’s immutable finality, DocCoin will enable a seamless bridge, we believe, between real-world healthcare services and decentralized blockchain infrastructure. Users will retain full control of their wallets, ensuring that Doc.com never holds or custodies user funds. DocCoin is under development. It is not currently operational. Its launch is uncertain. The emission, sale, ownership and use of DocCoin and other digital assets are subject to numerous risks and uncertainties.

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Revenue Model

We expect our revenue to be derived from multiple sources, including:

1	Service fees charged to patients for telehealth consultations exceeding the initial free consultation period
2	Prescription fulfillment and pharmacy-related revenues generated through Flat Iron Pharmacy, the company’s vertically integrated pharmacy, and other contract pharmacies, where applicable.
3	Sales of over-the-counter healthcare products through digital and physical distribution channels
4	Advertising, sponsored content, and educational materials delivered through our platforms
5	Epidemiological analytics sales to healthcare institutions
6	Medical device services.
7	Blockchain enabled business models
8	Hospitalization and clinic technology services
9	Pricing structures for platform time, product sales, and advertising are subject to change and may vary by jurisdiction.

User Experience and Workflow

Users access our services through our website and/or mobile applications. Users provide required personal information and may be connected to licensed healthcare professionals for telehealth consultations. Prescriptions, when issued, are transmitted directly by healthcare professionals to the patient’s selected pharmacy, which may include Flat Iron Pharmacy, where permitted.

Technology Platform

We have developed or purchased multiple integrated software applications, including:

1	Patient-side Application - Telehealth consultations, product purchases, order tracking, and healthcare history
2	Vendor-side Application - Marketplace inventory management and sales analytics
3	Healthcare Professional-side Application - Telehealth access, credential submission, profile management, and consultation records
4	Financial ERP Software - To connect, report and function transparently

These applications are actively being integrated and updated as part of our ongoing operations.

We rely on our information technology systems to operate our digital platforms and manage sensitive information. We utilize HIPAA-compliant environments and cybersecurity practices customary in the healthcare technology industry. Despite these measures, we remain subject to cybersecurity and data privacy risks.

Marketing

We utilize digital marketing, online advertising, influencer and social media marketing and public relations efforts to promote our services. Marketing strategies may evolve based on market conditions, regulatory considerations, and available capital.

Competition

We operate in highly competitive markets, including telehealth, pharmacy services, and digital healthcare technology. Many competitors have greater resources, established customer bases, and broader regulatory experience. See risk factors for more.

Offices

Our principal address is 4 World Trade Center, 150 Greenwich Street, Ste. 2939, New York, NY 10007.

Our telephone number is +1 (424) 266-8277.

Government Regulation

We and our subsidiaries are subject to extensive regulation in the jurisdictions in which we operate, including healthcare, pharmacy, data protection, and telehealth regulations. Compliance requires significant resources and may limit operational flexibility. See risk factors for more.

Patents, trademarks and copyrights

We do not own, either legally or beneficially, any patents or copyrights. We filed for the Doc.com trademark, and it is currently pending.

Industry Background

According to Fortune 500 Business Insights, Global Telehealth Marketing Report of 2025, the global telehealth market is experiencing significant growth, projected to expand at a compound annual growth rate (CAGR) of 22.9% from 2025 to 2030, with a valuation estimated at USD 161.64 billion in 2024. The surge in demand for remote healthcare services, particularly in response to the COVID-19 pandemic, underscores the pivotal role of virtual consultations and remote monitoring. Doc.com stands at the forefront of this transformative landscape, pioneering innovation through its AI-driven approach to healthcare delivery.

Doc.com’s model revolutionizes healthcare accessibility by offering free basic healthcare services, democratizing access to essential medical assistance. Leveraging AI, Doc.com optimizes services for consumers, enhancing diagnostic accuracy, facilitating analytics-driven insights, and streamlining operational efficiency. Through the integration of advanced AI functionalities, such as deep learning and machine learning, Doc.com personalizes healthcare experiences, ensuring tailored solutions for individual patient needs.

The company’s commitment to innovation extends beyond diagnosis and analytics to encompass comprehensive healthcare solutions. Doc.com’s AI-powered platform facilitates remote consultations, empowering patients to receive timely and informed medical guidance from anywhere. Furthermore, Doc.com’s emphasis on cost-effective and efficient healthcare solutions aligns with the evolving needs of consumers, driving the adoption of telehealth services on a global scale.

In addition to its consumer-centric approach, Doc.com distinguishes itself through strategic collaborations and partnerships, fostering a dynamic ecosystem of healthcare innovation. By harnessing the collective expertise of industry stakeholders, Doc.com is poised to continue leading the charge towards a more accessible, efficient, and personalized healthcare landscape, underpinned by the transformative potential of AI.

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Strategic Acquisitions for Capability Enhancement

Doc.com is strategically pursuing acquisitions to broaden our service offerings, deepen our vertical expertise, and expand our onshore and nearshore footprint. The company is planning future acquisitions that have strong synergy with our operations. Any potential acquisitions are subject to, among other things, identification of suitable targets, negotiation of definitive agreements, financing, regulatory approvals and integration risks, and there can be no assurance that any acquisition will be completed or will achieve the anticipated business goals and benefits.

We have identified potential targets and are planning to integrate them seamlessly into our core business operations if and after they are acquired, thus enhancing our capabilities in AI, telehealth and other next-generation technologies. As of the date of this Offering Circular, we have not entered into any definitive agreement with respect to any pending acquisition, and there can be no assurance that any such acquisition will occur. We have analyzed whether financial statements of potential acquisition targets are required to be included in the Offering Statement pursuant to Rule 8-04 of Regulation S-X and have determined that no such financial statements are required because we have signed no definitive acquisition agreement and no such acquisition is probable at this date. Looking ahead, we plan to judiciously pursue “tuck-in” transactions that will further augment our capabilities, particularly in AI and healthcare, establish deeper relationships with new and existing customers, and optimize our cross-selling opportunities.

Legal Proceedings

A) The Company is the plaintiff in a civil action pending in the Supreme Court of the State of New York, County of New York (Index No. 155951/2026), captioned Doc.com Inc. v. Adamson Brothers Corp., Spire Capital Limited, and Amro Izzelden Altahawi a/k/a Andy Altahawi. The Company seeks, among other remedies, rescission of a prior engagement agreement and recovery of approximately 8,061,559 shares of the Company’s Class A Common Stock issued pursuant to that agreement.

A temporary restraining order is currently in effect restricting the transfer, sale or other disposition of the shares subject to the action. The Company believes that its claims have merit; however, the outcome of litigation is inherently uncertain, and there can be no assurance that the Company will recover all or any portion of the shares or obtain the other relief sought.

B) On June 23, 2026, the Company’s former media vendor, Adcellerant LLC d/b/a/ Techint Labs (“Techint”), sent a demand letter for $358,477 for purportedly overdue invoiced amounts. The Company maintains that it does not owe Techint any amount, and the invoices at issue are improper under the parties’ agreement, which the Company terminated in December 2025. The Company denies and will continue to deny all of the allegations and claims asserted by Techint. As of September 28, 2026, the parties have continued to negotiate, and no claim has been filed. While there is at least a reasonable possibility that a loss may be incurred, the Company has not recorded any loss or accrual in the accompanying consolidated financial statements at December 31, 2025 for this matter as a loss is not probable.

The Company may become subject to legal proceedings, claims and litigation arising in the ordinary course of business. Other than those described above, the Company is not party to any material legal proceedings and is not aware of any pending or threatened litigation that would have a material adverse effect on the results of operations, cash flows, and financial condition should such litigation be resolved unfavorably.

From time to time, the Company may also become involved in other claims, contractual disputes and legal proceedings arising in the ordinary course of business. Except as otherwise disclosed in this Offering Circular, the Company does not currently believe that such other matters, individually or in the aggregate, would have a material adverse effect on the Company.

AI Integration

AI enhances our telehealth service by analyzing information, enabling remote patient monitoring, and assisting with diagnostics. Our physician capabilities are augmented and more precise, reducing burnout, and improving the patient experience. We train our AI models in real time providing unique insights and making our services more efficient and cost effective to scale globally.

Our Regulatory Environment

Overview

The telehealth regulatory environment in the United States is a multifaceted landscape that impacts healthcare delivery, reimbursement, and patient access. Here are some key points about telehealth regulations:

Federal and State Regulation:

Telehealth services are regulated at both the federal and state levels. Coverage and reimbursement policies vary among different payers and plans, including Medicare, Medicaid, and private insurers. State telehealth parity laws define rules for telehealth services within each state.

Licensure Requirements:

Offering telehealth services across state lines requires understanding each state’s unique rules. Licensure requirements, standards of care, privacy regulations, and reimbursement policies differ from state to state.

AMA Advocacy:

The American Medical Association (AMA) actively influences telemedicine law in favor of physicians.

The AMA advocates for policies that prioritize physician and patient needs in telehealth delivery.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a summary of transactions and currently proposed transactions, in which the Company was or is a participant, the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for the last two completed fiscal years, and in which any related person had or has a direct or indirect material interest. A “related person” includes any director, executive officer, nominee for director, beneficial owner of more than 5% of our Common Stock, and any immediate family member of the foregoing.

Family Relationships Among Officers and Directors

Two members of our senior management team are related to one another. Rocio Nader (General Counsel) is a sibling of Charles Nader, our Chief Executive Officer and Chairman of the Board. Together, these individuals hold significant operational and legal roles within the Company. Investors should be aware that these family relationships may give rise to conflicts of interest, and the Company cannot guarantee that all decisions involving these individuals will be made free from the influence of such relationships. The Company does not currently have a formal conflicts of interest policy applicable to family relationships among officers.

Executive Compensation and Equity Awards

The Company has entered into employment agreements with its executive officers, the material terms of which are described in the “Executive Compensation” section of this Offering Circular and Note 18 to the financial statements. These agreements include base salaries, performance bonuses, share signing bonuses (subject to Board approval), and grants of stock options and restricted stock units (RSUs) pursuant to the Company’s Equity Plan (subject to Board approval).

Transactions with Axen Capital and Proposed Acquisition of Axen Union

Axen Capital is a Mexico-based financial services and investment group founded in 2017. Axen Union, the target company in the Company’s proposed acquisition described below, is an affiliate of Axen Capital. Axen Union and Axen Capital are under common ownership and control, with overlapping beneficial owners and management. Accordingly, the Company’s existing investment relationship with Axen Capital and the proposed acquisition of Axen Union constitute transactions with related parties for purposes of Regulation S-K Item 404(a) and the Company’s Related Party Transactions Policy.

Axen Capital Investments. On September 12, 2024, the Company entered into a Securities Purchase Agreement with Axen Capital pursuant to which Axen Capital invested $10,000,000 in the Company in exchange for 2,500,000 shares of Class A Common Stock at $4.00 per share and warrants to purchase up to 1,500,000 additional shares of Class A Common Stock at an exercise price of $8.00 per share, exercisable for five years from issuance. In 2026, the Company entered into a subsequent subscription agreement with Axen Capital pursuant to which Axen Capital subscribed to 437,500 units at $8.00 per unit, with each unit consisting of one share of Class A Common Stock and one warrant exercisable at $8.00 per share for five years. As of the date of this Offering Circular, the Company has received $2,423,416 under the 2026 subscription, representing the issuance of 302,927 shares of Class A Common Stock. The aggregate investment by Axen Capital to date is approximately $12.71 million.

Proposed Acquisition of Axen Union. On August 25, 2026, the Company entered into a non-binding Letter of Intent to acquire 100% of Axen Union, a CNBV-registered Mexican remittance company and affiliate of Axen Capital, for total potential consideration of up to $150 million. The consideration structure consists of $10 million in cash (contingent on a Nasdaq or other national-exchange listing), $40 million in subsequent quarterly installments (payable in cash or Company shares at $8.00 per share at the Company’s discretion), and up to $100 million of contingent consideration upon achievement of mutually agreed revenue milestones within 18 months after closing. No shares have been issued in connection with the proposed acquisition, and no transfer of control will occur unless closing conditions are satisfied and definitive agreements are executed. The Letter of Intent is non-binding except for specified exclusivity, confidentiality, and governing-law provisions.

Audit Committee Review. In accordance with the Company’s Related Party Transactions Policy and Nasdaq Rule 5630, the Audit Committee has been informed of the relationship between Axen Capital and Axen Union and of the proposed acquisition. If the Company proceeds to negotiate definitive agreements for the acquisition of Axen Union, the transaction will be subject to review and approval by the Audit Committee, which is composed solely of independent directors. The Audit Committee will evaluate whether the terms of any definitive agreement are on arm’s-length terms, comparable to market standards, supported by a sound business rationale, and fair to the Company and its stockholders. The Company may engage independent financial advisors or obtain a fairness opinion in connection with any such review.

Interests of Related Parties. Because Axen Union is an affiliate of Axen Capital, certain beneficial owners, directors, or officers of Axen Capital may have a direct or indirect financial interest in the proposed acquisition of Axen Union. The consideration payable to the sellers of Axen Union, if the acquisition is consummated, may directly or indirectly benefit persons affiliated with Axen Capital. Investors should be aware that the existence of this affiliate relationship may create conflicts of interest, and the Company cannot guarantee that the terms of any definitive acquisition agreement will be as favorable to the Company as terms that might be obtained from an unaffiliated third party in an arm’s-length negotiation. There can be no assurance that the proposed acquisition will be completed, or that any definitive agreements will be executed.

2026 Equity Incentive Plan

The 2026 Equity Incentive Plan (the “Plan”) is designed to promote our long-term success and the creation of stockholder value by (a) attracting and retaining employees, directors, and consultants with exceptional qualifications, (b) motivating service providers to achieve critical long-range corporate objectives, and (c) aligning the interests of service providers with those of our stockholders through equity ownership and equity-based incentives.

Administration. The Plan is administered by the Board or one or more committees of the Board to which the Board has delegated authority (the Board or any such committee, the “Administrator”). The Administrator has full authority to select participants, determine the type, number, terms, and conditions of awards, interpret the Plan and award agreements, and make all other determinations necessary for Plan administration.

Share Reserve. The aggregate number of shares of Class A Common Stock that may be issued pursuant to awards under the Plan shall not exceed 20,000,000 shares, subject to adjustment for stock splits, dividends, recapitalizations, or similar transactions. Shares subject to awards that are forfeited, cancelled, expire, terminate, or are settled in cash shall again become available for issuance under the Plan.

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Eligible Participants. Awards may be granted to employees, non-employee directors, and consultants of the Company and its affiliates.

Types of Awards. The Plan provides for the grant of:

Incentive Stock Options (“ISOs”) and Nonstatutory Stock Options (“NSOs”)

Stock Appreciation Rights (“SARs”)

Restricted Stock

Restricted Stock Units (“RSUs”)

Performance Stock Units (“PSUs”)

Other stock-based awards

 Exercise Price. The exercise price of options and SARs shall not be less than 100% of the fair market value of a share of Common Stock on the date of grant. For ISOs granted to employees who own more than 10% of the total combined voting power of all classes of stock of the Company, the exercise price shall not be less than 110% of fair market value.

Term. The term of an option shall not exceed ten (10) years from the date of grant (five years for ISOs granted to 10% stockholders).

Director Limits. The aggregate grant date fair value of awards granted to any non-employee director during any one fiscal year shall not exceed $750,000, with a higher initial-year cap of $1,000,000 for the fiscal year of initial election or appointment.

No Automatic Acceleration. The Plan does not provide for automatic acceleration of vesting upon a change in control unless expressly provided in an individual award agreement.

Clawback. All awards, amounts paid under the Plan, and shares issued under the Plan are subject to recovery under the Company’s Clawback Policy adopted pursuant to SEC Rule 10D-1 and Nasdaq Listing Rule 5608.

Repricing Prohibition. Except in connection with certain adjustments, the Administrator shall not, without prior stockholder approval, reduce the exercise price of any outstanding option or SAR, cancel any outstanding option or SAR in exchange for cash or other awards with a lower exercise price, or take any other action that would be treated as a repricing under applicable stock exchange rules.

Stockholder Approval. The Plan shall be submitted to the Company’s stockholders for approval within twelve (12) months following its adoption by the Board to the extent required under Nasdaq Listing Rule 5635 or other applicable law.

As of the date of this Offering Circular, the signing bonuses in shares and the grants of stock options and RSUs have not yet been approved or issued by the Board. Charles Nader, the Company’s Chief Executive Officer, President, and Chairman of the Board, received total salary compensation of $185,730 for the six months ended June 30, 2026. Mr. Nader owns 145,000,003 shares of Class A Common Stock and 15,000,000 shares of Class B Common Stock, the latter carrying 20 votes per share. As a result, Mr. Nader controls approximately 90.61% of the total voting power of the Company prior to this offering and approximately 90.06% following the completion of this offering (assuming all Offered Shares are sold). This concentration of voting control means that Mr. Nader is able to control the outcome of all matters submitted to a stockholder vote, including the election of directors, without the consent of other stockholders.

Amounts Due to Officers and Directors

In the normal course of operations, the Company shares certain administrative resources with entities related by common management and directorship. As of June 30, 2026, the Company owed $591,784 to Aaron Trager (former equity holder of 405 Ontario and Head of Pharmacy). These amounts are non-interest bearing, unsecured, and due on demand.

Acquisition of 405 Ontario / Flat Iron Pharmacy.

On October 7, 2024, the Company acquired 100% of the issued and outstanding shares of 405 Ontario, RX Angle, and Flat Iron Pharmacy, from Aaron Trager, the sole equity holder of 405 Ontario. As part of Doc.com’s acquisition structure, 405 Ontario Inc. serves as the employer of certain Canada-based personnel and helps maintain a clear separation between Canadian employment functions and U.S. pharmacy operations. The aggregate purchase price was $1,600,000, consisting of $1,475,000 in cash (payable within 60 calendar days after the Company’s listing on Nasdaq) and 31,250 shares of Class A Common Stock valued at $125,000 at closing. As of June 30, 2026, the Company had paid $1,270,000 of the cash consideration and the remaining balance owed to Mr. Trager was $205,000. On July 17, 2025, Mr. Trager joined the Company as Head of Pharmacy. As a result, Mr. Trager is both a former counterparty in a material acquisition transaction and a current officer of the Company. The remaining cash consideration owed to Mr. Trager under the acquisition agreement continues to be outstanding as of the date of this Offering Circular. Investors should be aware that Mr. Trager’s dual status as a former seller and current employee of the Company may give rise to conflicts of interest.

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Convertible Note Receivable

On November 14, 2024, the Company acquired a $10,000 convertible note issued by a related party entity in which Charles Nader, the Company’s Chief Executive Officer, holds a significant ownership interest. The note was non-interest bearing and convertible into common stock of the related party entity at a conversion price of $0.75 per share. On November 14, 2025, the note was converted into 13,333 common stock of the related party entity. The Company recorded the note at amortized cost on its consolidated balance sheets.

Share Purchase Agreement — Silver Rock Group

On December 17, 2023, as subsequently amended, the Company entered into the Share Purchase Agreement, which provided for a committed equity financing arrangement under which Silver Rock Group would purchase up to $300,000,000 of the Company’s Class A Common Stock over a 36-month investment period beginning on the date the Company became publicly listed (the “Investment Period”). As discussed below under “Termination and Dispute,” the Company delivered notice terminating the Share Purchase Agreement in November 2025 and does not currently consider the facility to be an available source of liquidity.

Draw Down Mechanics. The Company has the right, at its sole discretion, to issue draw down notices to Silver Rock Group in tranches of up to $5,000,000 per notice. The number of shares to be issued under each draw down notice is calculated based on a per-share price equal to the lowest trading price of the Company’s Class A Common Stock during the 10 trading days immediately preceding the draw down notice. Each draw down is subject to a 10-consecutive-trading-day pricing period, during which only one draw down may be outstanding at any time. The draw down amount may not exceed 200% of the average daily trading volume for the 10 trading days immediately preceding the draw down exercise date. Silver Rock’s obligation to purchase shares under each draw down is conditioned on, among other things, (i) the effectiveness of a registration statement covering the resale of the shares, (ii) the availability of a current prospectus, (iii) the continued listing of the Company’s Class A Common Stock, (iv) the absence of stop orders, and (v) the delivery by the Company of legal opinions, comfort letters, and compliance certificates.

Commitment Shares. On November 5, 2024, the Company issued 3,466,518 shares of Class A Common Stock to Silver Rock Group in connection with the Share Purchase Agreement. The Company recorded deferred issuance costs of approximately $13.9 million relating to the fair value of those shares. Following termination of the financing arrangement, the Company is evaluating all available remedies with respect to the shares, including potential recovery of the shares. The shares are currently subject to transfer restrictions. Prior attempts by Silver Rock Group to transfer the shares into a brokerage account have been denied by the Company’s transfer agent. As of the date of this Offering Circular, the Company has not commenced formal arbitration or other legal proceedings against Silver Rock Group. There can be no assurance that the Company will ultimately recover the shares.

Warrants. The Share Purchase Agreement provides that, upon a public listing, the Company would issue warrants to Silver Rock Group granting the right to purchase additional shares of Class A Common Stock for a period of five years at an exercise price per share equal to the lower of $2.00 or 110% of the listing price immediately after the public listing, in a quantity equal to 4% of total outstanding shares on a fully diluted basis immediately after the public listing. The Company disputes the continuing enforceability or effect of this provision following termination of the Share Purchase Agreement. No such warrants have been issued as of the date of this Offering Circular.

Private Transaction Fee. In the event the Company does not complete a public offering or reverse merger but instead consummates a private transaction resulting in a change of control (including a merger, acquisition, sale, share exchange, or similar private business combination), the Company is required to pay Silver Rock Group a fee equal to 4% of the total consideration received by the Company, its stockholders, and management in such transaction, in lieu of the warrants described above.

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Beneficial Ownership Limitation. The Share Purchase Agreement provides that at no time may the Company issue, and Silver Rock Group shall not be obligated to purchase, shares that would result in Silver Rock Group beneficially owning more than 4.99% of the Company’s outstanding Common Stock. Silver Rock may waive this limitation upon providing the Company with 61 days’ prior written notice.

Selling Restrictions. During the Investment Period, Silver Rock Group is prohibited from short selling, establishing put equivalent positions, borrowing shares, or otherwise hedging its position in the Company’s Common Stock. Silver Rock Group is also restricted from selling shares received as commitment fee shares or upon exercise of the warrants in excess of 5% of the average daily trading volume of the preceding five trading days during any draw down pricing period. In the event Silver Rock Group intends to execute a block trade involving more than 50% of the average daily trading volume, it must notify the Company at least five trading days in advance. If the Company does not issue a draw down notice within three months following the public listing, Silver Rock may sell its commitment fee and warrant shares, subject to the foregoing daily volume limitations.

Restrictions on Alternative Equity Financing. During the Investment Period, the Company may not enter into any agreement the principal purpose of which is to secure an equity line similar to the Silver Rock facility. The Company must provide Silver Rock with prompt notice of any issuance of Common Stock or convertible securities at below-market prices, at-the-market offerings, or anti-dilution adjustments.

Non-Public Information. During the Investment Period, neither the Company nor any of its directors, officers, or agents may disclose material non-public information about the Company to Silver Rock.

Indemnification. The Company has agreed to indemnify Silver Rock against losses arising from untrue statements or omissions of material fact in the registration statement, as well as breaches of the Company’s representations, warranties, and covenants under the Share Purchase Agreement. Silver Rock has agreed to indemnify the Company against losses arising from information furnished by Silver Rock for inclusion in the registration statement.

Termination. The Share Purchase Agreement contains provisions providing that certain rights and obligations, including provisions relating to the commitment fee shares, warrants and registration rights, survive termination. The Company disputes the continuing enforceability or effect of certain such provisions following termination.

The Share Purchase Agreement, including any amendments thereto, is filed as Exhibits 6.1 and 6.2 to this Offering Circular.

Silver Rock Group Financing Arrangement. The Company previously entered into a committed equity financing arrangement with Silver Rock Group providing for potential financing of up to $300 million. The Company delivered notice terminating the arrangement in November 2025 and disputes certain rights and obligations arising under the agreement. The Company has not received any capital under the facility and does not currently consider the facility to be an available source of liquidity. The Company is evaluating its rights and available remedies under the agreement, including with respect to shares previously issued to Silver Rock in connection with the arrangement. As of the date of this Offering Circular, the Company has not commenced formal arbitration or other legal proceedings against Silver Rock.

The Company does not currently consider the previously disclosed Silver Rock committed equity facility to be an available source of liquidity. The Company delivered notice terminating the applicable Share Purchase Agreement in November 2025 and disputes certain rights and obligations arising thereunder. No capital has been funded to the Company pursuant to the facility. Accordingly, the Company’s ability to fund operations and execute its business strategy will depend on cash generated from operations, proceeds from this Offering and other financing sources that may become available to the Company.

Termination and Dispute. In November 2025, the Company delivered notice terminating the Share Purchase Agreement. The Company disputes certain rights and obligations asserted in connection with the agreement. No capital has been funded to the Company under the committed equity facility. The Company is evaluating the legal effect of the termination on certain provisions of the agreement, including provisions relating to previously issued shares, warrants and other rights that may purport to survive termination.

TMB Financial / Knotion Transaction Developments

On August 8, 2024, the Company entered into a Cash and Share Exchange Agreement pursuant to which the Company agreed to acquire TMB Financial and its subsidiary, Knotion.

On July 21, 2026, the Company received notice of termination of the Cash and Share Exchange Agreement pursuant to its terms.

The Company is evaluating the legal and accounting consequences of the termination, including the treatment of the deferred purchase price obligation, the 6,250,000 shares of Class A Common Stock previously issued in connection with the acquisition, and the assets, liabilities, goodwill and intangible assets associated with TMB Financial and Knotion. Until the applicable accounting analysis is completed, the ultimate financial effect of these matters cannot accurately be determined.

Impact of TMB Financial/Knotion Developments on Comparability. The financial statements included in this Offering Circular include the results of TMB Financial and Knotion during the periods in which those entities were consolidated with the Company. A substantial portion of the Company’s consolidated revenue during the periods presented was attributable to the Education Software segment. The Cash and Share Exchange Agreement pursuant to which the Company had agreed to acquire TMB Financial and Knotion has been terminated.

Accordingly, historical consolidated revenues, expenses and operating results attributable to the Education Software segment should not be viewed as necessarily indicative of the revenues, expenses or operating results of the Company’s continuing operations for periods after the fiscal quarter ended June 30, 2026. The Company is evaluating the accounting impact of these developments, including the appropriate timing and effect of the deconsolidation of TMB Financial and Knotion.

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CORPORATE GOVERNANCE

The Company has adopted a comprehensive suite of corporate governance policies designed to ensure compliance with the Delaware General Corporation Law (“DGCL”), the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002 (“SOX”), the Dodd-Frank Wall Street Reform and Consumer Protection Act, and applicable Nasdaq Listing Rules. The following summarizes the Company’s corporate governance framework.

Board of Directors Structure and Authority

Under DGCL §141(a), the business and affairs of the Company shall be managed by or under the direction of the Board. The Board retains ultimate authority over material corporate decisions and governance policies. The Board has the requisite corporate power and authority to approve and authorize the transactions contemplated by this Offering Circular and to oversee the Company’s strategic direction, risk management, and compliance with applicable laws, rules, and regulations.

As of the date of this Offering Circular, the Board consists of (i) executive directors, including Charles Nader (Chairman, Chief Executive Officer, and President), Jamie Freed (Chief Marketing Officer and Director), and Itzel Ocampo, MD (Chief Science Officer and Director); and (ii) three independent directors, namely Sergio del Valle (Chair of the Audit Committee), Jose Pablo Chico (Member of the Audit Committee), and Fernando Braun (Member of the Audit Committee).

TMB Financial and Knotion Transaction Developments. On July 21, 2026, the Company received a notice from certain counterparties asserting termination of the Cash and Share Exchange Agreement pursuant to which the Company acquired TMB Financial and Knotion. On July 31, 2026, the Company’s Board of Directors determined not to object to the asserted termination of the transaction. The Company has delivered a proposed termination agreement to the counterparties and is awaiting their response. No definitive agreement implementing the termination has been executed as of the date of this Offering Circular.

Accordingly, the Company is evaluating the continuing status and appropriate presentation of TMB Financial and Knotion within its corporate structure and consolidated financial statements. The description above reflects the historical acquisition structure and should be read together with “Risk Factors” and the notes to the Company’s consolidated financial statements.

Corporate Governance Manual

The Company has adopted a Corporate Governance Manual that formalizes its governance architecture in alignment with the DGCL, Exchange Act, SOX, Dodd-Frank, and Nasdaq Listing Rule 5600 Series. The Manual establishes binding governance standards designed to strengthen fiduciary oversight, ensure transparency and accountability, protect stockholders, support SEC reporting compliance, and institutionalize internal controls consistent with Exchange Act §13(b)(2)(B).

Delegation of Authority Policy

The Company has adopted a Delegation of Authority Policy that defines who has authority to bind the Company contractually or financially. No individual may bind the Company unless expressly authorized under this Policy, and titles alone do not confer authority. Implied authority is expressly disclaimed. Under this Policy, the following approval matrix applies:

Department Heads may approve only if the contract is within approved budget, does not involve regulatory, intellectual property, equity, or healthcare risk, and legal review is not otherwise required.

Contracts in this category require written Legal review, written CFO approval, and CEO approval if they are operationally or strategically significant and must be approved by the Board consistent with DGCL §152 and Nasdaq Listing Rule 5635.

Any attempt to divide agreements to avoid approval thresholds constitutes a policy violation and may be treated as misconduct. Violations may result in internal investigation, disciplinary action, termination, reporting to the Audit Committee, and clawback (if applicable).

Corporate Contract Review and Approval Policy

The Company has adopted a Corporate Contract Review and Approval Policy establishing mandatory review and approval requirements for any agreement, commitment, transaction, or arrangement that may create legal, financial, operational, regulatory, or reputational risk to the Company. This Policy applies regardless of whether the agreement is written, electronic, or oral. Any agreement exceeding USD $10,000 in aggregate value must (i) be reviewed by the Legal Department, (ii) receive written approval from Legal prior to execution, and (iii) receive written approval from the appropriate authorized executive (CEO and/or CFO, as applicable).

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Agreements may not be artificially divided, structured in phases, or segmented into multiple smaller contracts for the purpose of avoiding the $10,000 threshold. Additionally, certain categories require Legal review regardless of monetary value, including equity or equity-linked arrangements, IP licensing or transfer, data sharing agreements, healthcare regulatory matters, telemedicine or professional services agreements, NDAs involving strategic counterparties, international transactions, government-related agreements, and any agreement containing indemnification, exclusivity, or limitation of liability provisions.

Audit Committee

The Company has established an Audit Committee comprised entirely of independent directors, meeting the independence standards required under Nasdaq Rule 5605. Pursuant to SOX §301, the Audit Committee has established procedures for handling complaints regarding accounting or auditing matters. The Audit Committee shall oversee financial reporting, whistleblower complaints, internal controls, and independent auditors.

Related Party Transactions Policy

The Company has adopted a Related Party Transactions Policy to ensure transparency and fairness when the Company engages in transactions involving insiders. This Policy establishes a formal governance framework for the identification, review, approval, ratification, disclosure, and ongoing monitoring of transactions between the Company and its Related Parties. The objectives of this Policy are to prevent conflicts of interest, ensure transactions are conducted on arm’s-length terms, protect minority stockholders, ensure full compliance with SEC disclosure obligations, satisfy Nasdaq corporate governance requirements, and mitigate litigation, enforcement, and reputational risk.

This Policy is designed to comply with Regulation S-K Item 404(a) (requiring disclosure of transactions over $120,000 involving related parties in SEC filings), Sarbanes-Oxley Act Section 402 (prohibiting personal loans to executive officers and directors), Nasdaq Rule 5630 (requiring review and oversight of related-party transactions), and applicable fiduciary duties under the DGCL.

For purposes of this Policy, a “Related Party” includes any director or director nominee, any executive officer (Section 16 officer), any beneficial owner of more than 5% of the Company’s voting securities, any immediate family member of the foregoing, and any entity in which the foregoing persons have a material ownership interest or control.

Directors and officers must disclose direct financial interests, indirect beneficial interests, family member interests, and control over counterparties. All directors and executive officers shall complete an annual Related Party Disclosure Questionnaire. Failure to disclose may constitute a breach of fiduciary duty and grounds for disciplinary action.

All Related Party Transactions must be reviewed and approved in advance by the Audit Committee, composed solely of independent directors, or a special independent committee designated by the Board. No Related Party may participate in deliberations or voting.

Disinterested directors must determine that the transaction is on arm’s-length terms, it is comparable to market standards, the business rationale is sound, it is fair to the Company and stockholders, and the transaction serves stockholder interests. Independent third-party valuations or fairness opinions may be required.

The Company shall not extend personal loans to directors or executive officers (SOX §402), enter transactions lacking legitimate business purpose, approve transactions that materially impair independence of directors, or approve arrangements designed to circumvent disclosure obligations.

All transactions with related parties shall occur in the normal course of operations and be recorded at the exchange amount agreed to by the Company and the related party. Except as disclosed in this Offering Circular, there are no loans, leases, agreements, contracts, royalty agreements, management contracts, or other continuing transactions exceeding $120,000 between the Company and any person covered by Item 404(a) of Regulation S-K.

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Code of Business Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics (the “Ethics Code”) establishing mandatory ethical standards across the enterprise, as required under SOX §406 and Nasdaq Rule 5610. The Ethics Code applies to all directors, executive officers, employees (full-time, part-time, temporary), and contractors and consultants acting on behalf of the Company.

All covered persons must adhere to principles of integrity (acting honestly and in good faith), accountability (taking responsibility for decisions and actions), transparency (ensuring accurate recordkeeping and truthful communications), compliance (following all applicable laws, regulations, and Company policies), and respect (maintaining a professional, inclusive, and safe workplace environment).

Employees must comply with U.S. federal and state laws, applicable international laws, securities and exchange regulations, federal securities laws, anti-corruption laws (including the Foreign Corrupt Practices Act, which prohibits bribery of foreign officials), healthcare and telemedicine laws (including HIPAA privacy obligations where applicable), and sanctions and anti-money laundering laws. Failure to comply may expose the Company and individuals to civil or criminal liability.

Under Exchange Act §13(b)(2), the Company must maintain accurate financial records and internal controls. All books, records, and accounts must accurately reflect transactions, be maintained in reasonable detail, and comply with GAAP (as applicable). Employees may not falsify records, circumvent accounting controls, or conceal material transactions.

A conflict of interest arises when personal interests interfere, or appear to interfere, with the interests of the Company. Examples include personal financial interest in a vendor, supplier, or competitor; outside employment that interferes with Company duties; use of Company property or information for personal benefit; and family members employed by or contracting with the Company without disclosure. All actual or potential conflicts must be disclosed promptly to the Chief Legal Officer or Board Members (for executive officers and directors).

Covered persons must not take for themselves business opportunities discovered through Company resources, position, or information; compete with the Company; or use Company property or information for personal gain.

Employees have an affirmative duty to report suspected violations of law, violations of the Ethics Code, and fraud, misconduct, or unethical behavior. Reports may be made to the Chief Legal Officer, Chief Financial Officer, or Board of Directors. Failure to report may be grounds for discipline.

Retaliation against individuals who report concerns in good faith is strictly prohibited.

Violations of the Ethics Code may result in written warning, suspension, termination, clawback of compensation (where applicable), and referral to law enforcement.

Whistleblower Policy

The Company has adopted a Whistleblower Policy that encourages reporting of misconduct without fear of retaliation, as required under SOX §301 and the Dodd-Frank Act. Reports may be made directly to the Chief Legal Officer or directly to the Board of Directors/Audit Committee. Concerns related to financial misstatements, disclosure inaccuracies, fraud, and internal control over financial reporting breakdowns must be reported through the Company’s Whistleblower Policy and Audit Committee reporting channel. Retaliation is strictly prohibited and may result in termination. The Dodd-Frank Act provides financial incentives and anti-retaliation protections for whistleblowers.

Insider Trading Policy

The Company has adopted an Insider Trading Policy to prevent unlawful trading based on material non-public information (“MNPI”) and to comply with applicable rules of the SEC and Nasdaq. This Policy applies to directors, officers (including Section 16 officers), employees (U.S. and international), contractors and consultants with access to MNPI, family members and household members, and controlled entities (trusts, LLCs, holding companies). Insider trading is prohibited under Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated thereunder.

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Information is “material” if a reasonable investor would consider it important in making an investment decision. Examples include financial results or projections, Nasdaq listing developments, M&A transactions, equity issuances, SEC filings (prior to public release), significant regulatory investigations, major partnerships, cybersecurity incidents, and key executive departures. Information is “nonpublic” until widely disseminated via press release, Form 8-K, 10-Q, 10-K, or equivalent, and at least one full trading day has passed.

Covered persons may not trade Company securities while in possession of MNPI, tip others, recommend trades based on MNPI, trade in derivative instruments (unless expressly permitted), engage in short sales, trade in put/call options, hedge Company equity, pledge Company securities as collateral (unless pre-approved), or engage in margin trading involving Company securities.

Trading is permitted only beginning two full trading days after earnings release until 15 days before the end of each fiscal quarter. Trading is prohibited during quarterly earnings preparation, pending major transactions, SEC investigation, Nasdaq listing review, and any special blackout declared by Legal.

Mandatory pre-clearance applies to directors, executive officers, finance team, legal team, and any person designated as a restricted insider (“Restricted Insider”). All trades require written approval from the Chief Legal Officer, valid for 3 trading days.

The Company permits adoption of Rule 10b5-1 plans subject to mandatory cooling-off periods, no MNPI at adoption, CLO approval, no overlapping plans, and compliance with 2023 SEC amendments.

Violations may result in immediate disciplinary action (up to and including termination), forfeiture, cancellation, and/or clawback of compensation (including equity awards, cash bonuses, incentive compensation, performance-based compensation, and profits realized from the prohibited transaction), denial or suspension of indemnification and advancement rights, referral to regulatory or law enforcement authorities (including the SEC and DOJ), and civil and criminal liability (including fines, disgorgement of profits, injunctions, officer or director bars, and imprisonment). Criminal fines may reach up to $5 million for individuals and $25 million for corporations. Civil penalties may be up to three times profit gained or loss avoided.

Clawback Policy

The Company has adopted a Clawback Policy compliant with Section 10D of the Securities Exchange Act of 1934, SEC Rule 10D-1, and Nasdaq Listing Rule 5608 to promote accountability in executive compensation. This Policy provides for the recovery of certain Incentive-Based Compensation in the event the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under securities laws (an “Accounting Restatement”). The Policy shall be administered by the Compensation Committee of the Board of Directors.

This Policy applies to any current or former “Executive Officer,” defined consistently with Rule 10D-1 and Nasdaq rules, including the President, Principal Financial Officer, Principal Accounting Officer, any Vice President in charge of a principal business unit, and any other officer performing policy-making functions.

“Incentive-Based Compensation” means any compensation granted, earned, or vested based wholly or in part upon the attainment of a financial reporting measure (i.e., any measure that is determined and presented in accordance with the accounting principles used in preparing the Company’s financial statements, and any measure derived wholly or in part from such measure) (a “Financial Reporting Measure”), including cash bonuses tied to revenue, EBITDA, or similar metrics, performance-based RSUs, performance stock options, and equity awards tied to stock price or TSR. It does not include time-based RSUs or purely discretionary bonuses not tied to financial metrics.

Recovery of Incentive-Based Compensation is required if the Company is required to prepare an Accounting Restatement, including both restatements that require filing amended periodic reports (“Big R” restatements) and restatements that correct errors in previously issued financial statements that are not material to such statements but would result in a material misstatement if left uncorrected (“Little r” restatements). Recovery is required regardless of misconduct.

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The Company shall recover erroneously awarded compensation received during the three completed fiscal years immediately preceding the date the Company is required to prepare the restatement.

The Company shall recover the amount of Incentive-Based Compensation received that exceeds the amount that would have been received based on the restated financial results.

The Company may recover compensation by requiring repayment in cash, canceling vested or unvested equity awards, offsetting future compensation, forfeiting shares, or any other lawful method.

The Company shall not indemnify any Executive Officer for amounts recovered under this Policy. The Company shall not pay or reimburse any insurance premiums covering potential clawback obligations.

Notwithstanding the above, the Company may recover any compensation (whether incentive-based or not) from any executive or employee if there is fraud, gross negligence, or willful misconduct; violation of securities laws; breach of fiduciary duty; material violation of Company policies; or conduct causing reputational harm.

The Company has adopted a Disclosure Controls and Procedures Policy to establish a formal framework to ensure that information required to be disclosed in reports filed or submitted under the Exchange Act is recorded, processed, summarized, and reported within required time periods; accumulated and communicated to management, including the CEO and CFO, as appropriate; and accurate, complete, consistent, and compliant with applicable SEC rules and regulations. This Policy is adopted in accordance with Exchange Act Rules 13a-15 and 15d-15, Sections 302, 404, and 906 of SOX, SEC certification requirements for periodic reports, and applicable Nasdaq governance expectations.

The Company maintains a Disclosure Committee composed of the CEO, CFO, Chief Legal Officer, Controller or Head of Accounting, Head of Investor Relations (if applicable), and other members as designated. The Disclosure Committee is responsible for reviewing draft SEC filings (10-K, 10-Q, 8-K, S-1, Reg A filings, etc.), evaluating materiality of information, ensuring consistency of disclosures across filings and public communications, reviewing risk factor updates, and confirming adequacy of disclosure controls.

Pursuant to SOX Section 302, the CEO and CFO must certify accuracy of reports, certify that disclosure controls are designed and effective, disclose any material weaknesses, and disclose fraud involving management or internal control over financial reporting. Under SOX Section 906, they must certify that periodic reports fully comply with Exchange Act requirements.

Prior to each Form 10-K or 10-Q filing, department heads shall sign sub-certifications confirming accuracy of data submitted, disclosure of all known material events, and no knowledge of fraud or material omissions.

Control deficiencies shall be evaluated as control deficiency, significant deficiency, or material weakness. If a material weakness is identified, the Disclosure Committee shall document a remediation plan, assign a timeline and responsible party, and include disclosure in the periodic filing.

The Company maintains a trigger matrix covering events such as entry into material agreements, termination of material agreements, equity issuances, changes in directors/officers, material impairments, restatements, Nasdaq notifications, and bankruptcy or receivership events. Departments must notify Legal within 24 hours of any potential 8-K trigger.

All documentation supporting SEC filings must be retained in accordance with SOX Section 802, the Company Record Retention Policy, and applicable SEC rules, with a minimum retention period of 7 years.

Annual training shall be provided to officers, the finance team, legal team, and Disclosure Committee members, covering SEC reporting obligations, materiality standards, insider trading interaction, forward-looking statements, and safe harbor provisions.

Failure to comply with this Policy may result in disciplinary action up to termination, reporting to regulators, clawback implications, and personal liability under SOX Sections 302 and 906.

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Compensation Committee

The Company has established a Compensation Committee that satisfies Nasdaq independence requirements. The Compensation Committee oversees executive compensation, equity grants, incentive design, and clawback compliance.

Indemnification of Directors and Officers

The DGCL provides that the Company may indemnify its current or former officers, directors, employees, and agents against expenses actually and necessarily incurred by them in connection with the defense of any legal proceeding, except as to matters in which such persons shall be determined to not have acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the Company’s best interest.

Administration and Interpretation

The Company’s Chief Legal Officer (CLO) serves as the Policy Administrator for the Corporate Governance Manual. The CLO has exclusive authority to interpret the Manual, and such interpretations are binding unless overruled by the Board. Questions regarding corporate governance policies shall be directed to the Chief Legal Officer at legal@doc.com.

MANAGEMENT

Our directors and officers currently serving our Company are as follows:

Name	Age	Positions
Charles Nader	43	President, CEO, Director, Chairman of the Board
Jamie Freed	48	Chief Marketing Officer
Aaron Trager	46	Chief Operating Officer
Neil Kleinman	56	Chief Financial Officer
Lesly Kernisant, MD	51	Medical Director US
Daniel Fraser	38	Chief of Blockchain
Independent Board Members:
Sergio del Valle	55	Chair of Audit Committee
Jose Pablo Chico	42	Member of Audit Committee
Fernando Braun	41	Member of Audit Committee

Set forth below is a brief description of the background and business experience of our officers and directors for the past five years.

Charles Nader, President, Chief Executive Officer, and Chairman of the Board

Charles Nader has been our President and Chief Executive Officer and Chairman since March 2021 and is responsible for setting the overall direction and product strategy for the company. He leads the design philosophy of Doc’s services and development of its core technology and infrastructure. Charles studied Medicine at Anahuac University before starting the company in New York City. In 2015 Mr. Nader was accepted into the Technology enabled blitzscaling program at Stanford University where he went to study the methodology of scaling technology companies worldwide. From 2016 to 2023 Mr. Nader spent time studying the healthcare industry worldwide, speaking to government officials in several countries as well as private industry to develop the Doc.com platform and create a form of affordable basic healthcare. Mr. Nader received an honorary doctorate degree from the World Leaders Organization and has focused his time in designing and advocating for a sustainable and scalable business model that provides basic healthcare for all which is the underlying mission of Doc.com’s business model. He founded Doc.com with the objective of addressing a significant global challenge—access to healthcare—and has focused on leveraging technology-driven innovation to expand access to universal basic healthcare services for humanity, including through the provision of free introductory consultations, subject to program terms.

Jamie Freed, Chief Marketing Officer and Director

Freed founded and leads Freed Management, where he manages and represents artists across film, music, sports, and digital platforms. He has structured deals for talents including Johnny Depp, Leonardo DiCaprio, Angelina Jolie, Eminem, Robin Williams, and Selena Gomez, whom he discovered. Freed served as the strategic partner and manager to Paris Hilton, overseeing Paris Hilton Entertainment Worldwide. Under his leadership, Hilton’s brand expanded to a $4 billion enterprise, including over 60 branded retail stores and products ranging from fragrances to footwear, properties, and motorcycles. His work includes advising companies and handling brand strategies, collaborations, and campaigns in the entertainment and technology sectors.

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Aaron Trager, Chief Operating Officer

Aaron Trager serves as Chief Operating Officer at Doc.com. Prior to joining Doc.com in 2024, he spent over a decade buying, growing, leading, and brokering pharmacies and medical clinics. He founded and served as CEO of a healthcare company that was acquired by Doc.com in 2024. Earlier in his career, he ran a company with fifty orthotic and rehabilitation clinics that was acquired by Centric Health. Previously, he practiced law at Shearman & Sterling in New York, where he represented clients including victims of the Madoff Ponzi scheme and medical device inventors, and handled matters related to the financial crisis. He is a member of the American Society for Pharmacy Law.

Neil Kleinman, Chief Financial Officer

Neil serves as Chief Financial Officer at Doc.com. He has over 30 years of experience in banking, finance, and operations.

Neil has held leadership roles as Vice President of Finance, CEO, and CFO for multiple reporting companies, where he managed accounting and finance operations, collaborated with PCAOB auditors, and ensured governance compliance. He was most recently Head of Debt Capital Markets at a Wall Street-based brokerage firm. Neil has guided companies through capital markets at various growth phases whether privately-held or publicly listed. He has originated and underwritten over $2.25 billion in senior secured loan and equity commitments in industries such as technology, healthcare, and consumer products. His tenure at Bloomberg provided insights into global financial markets. Neil has spearheaded corporate development for emerging technologies, including HIPAA-compliant cloud infrastructure and SaaS solutions. As Head of Banking, he oversees Doc.com’s financing strategy, reporting, and operational coordination across its telehealth, pharmacy, and insurance divisions.

Lesly Kernisant, MD, Medical Director US

Dr. Kernisant is a board-certified physician with over 20 years of experience in patient care. Throughout his career, he has treated over half a million patients. He serves as Medical Director in the U.S., where he leads a national telemedicine network and directs a team of healthcare professionals. Under his leadership, the network provides care to patients across the country.

Daniel Fraser, Chief of Blockchain

Daniel Fraser serves as Chief of Blockchain at Doc.com, where he leads the vision, technical architecture, and deployment of decentralized technologies to enhance transparency, security, and operational efficiency. He has over 20 years of experience in the UK Oil & Gas sector, where he managed asset integrity of offshore installations and deployed technologies and digital solutions in high-stakes environments. Daniel provided strategic oversight of operations with international firms, including Total Energies. He has invested in Bitcoin for over a decade and has studied blockchain technology. Daniel holds a Master’s degree in Mechanical Engineering and a Diploma in Business Studies. He is a Chartered Engineer through the Institution of Mechanical Engineers (IMechE).

Sergio del Valle, Independent Board Member and Chair of the Audit Committee

Sergio del Valle serves as an Independent Board Member and Chair of the Audit Committee at Doc.com. He has experience in private equity, investment banking, and corporate governance. Sergio held leadership roles at Wamex Private Equity, where he directed investments and chaired audit committees for portfolio companies. He has worked at Deutsche Bank and Grupo Televisa, where he drove capital market and M&A initiatives. Sergio holds a degree in Industrial Engineering from Universidad Panamericana and has completed executive training from IPADE Business School.

Jose Pablo Chico, Independent Board Member and Member of the Audit Committee

Jose Pablo Chico has over 10 years of experience at Lava Tap S.A. de C.V., a company in Mexico’s cleaning and maintenance industry. He has industry expertise and a client-first approach, with an emphasis on communication and personalized service. Mr. Chico has provided strategic oversight and guided decision-making processes. He is an investor in a skincare company and participates in community initiatives. These qualifications support his role as a member of the Audit Committee.

Fernando Braun, Independent Board Member and Member of the Audit Committee

Fernando Braun has served as CEO and Co-Founder of 2250 since 2019. He has over 15 years of leadership experience in various industries. At 2250, he developed skincare solutions using artificial intelligence. Previously, he served as Chief Sales Officer and Managing Director at Cultura Colectiva, where he led sales strategies and expanded business opportunities. Earlier in his career, he held revenue and sales leadership positions at Orange Communications, Grupo Mundo Ejecutivo, and Auge. Fernando holds a Bachelor of Science in Economics from Universidad Iberoamericana and has completed studies at Universidad de Monterrey. He has certifications from Y Combinator’s Startup School and the QUAY Acceleration Program.

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EXECUTIVE COMPENSATION

Historical Summary Compensation

The table below summarizes compensation awarded to, earned by, or paid to persons who served as officers of the Company during the periods presented. The inclusion of an individual in the table reflects such individual’s service during the applicable reporting period and does not necessarily indicate that such individual continues to serve as an officer of the Company as of the date of this Offering Circular.

Certain other individuals were officers of the Company prior to the termination of the transaction involving TMB and Knotion.

During the periods presented, the Company’s management team included Charles Nader, Jamie Freed, Alejandro Ulloa, Noel Trainor, Hernán Ramirez, Noemí Trainor, Aaron Trager, Ignacio Valencia, Neil Kleinman, Itzel Ocampo, Lesly Kernisant, Daniel Fraser and Rocío Nader.

Name and Principal Position	Six Months Ended June 30,	Salary ($)	Bonus ($)	Stock-based Compensation ($)	Total Compensation ($)
Charles Nader Chief Executive Officer	2026	185,730	–	–	185,730
	2025	213,672	–	–	213,672
Jamie Freed Chief Marketing Officer	2026	112,500	–	–	112,500
	2025	–	–	–	–
Alejandro Ulloa Chief Financial Officer	2026	232,717	–	–	232,717
	2025	–	–	800,000	800,000
Noel Trainor Chief Operating Officer	2026	112,365	–	–	112,365
	2025	121,360	–	2,000,000	2,121,360
Hernan Ramirez Chief Technology Officer	2026	102,212	–	–	102,212
	2025	96,354	–	2,000,000	2,096,354
Noemi Trainor Chief Innovation Officer	2026	110,778	–	–	110,778
	2025	104,378	–	2,000,000	2,104,378
Aaron Trager Head of Pharmacy	2026	102,529	–	–	102,529
	2025	–	–	–	–
Ignacio Valencia Chief Business Development Officer	2026	126,514	–	–	126,514
	2025	119,121	–	2,000,000	2,119,121
Neil Kleinman Head of Banking	2026	62,500	–	–	62,500
	2025	11,250	–	–	11,250
Itzel Ocampo Chief Science Officer	2026	232,717	–	–	232,717
	2025	–	–	–	–
Lesly Kernisant Medical Directors US	2026	–	–	–	–
	2025	–	–	–	–
Daniel Fraser Blockchain Deployment Director	2026	100,000	–	–	100,000
	2025	–	–	–	–
Rocio Nader Chief Legal Director	2026	50,000	–	–	50,000
	2025	–	–	–	–

Management Reorganization

Following the developments relating to the termination of the Company’s acquisition of TMB Financial and Knotion, the Company reorganized its management structure to align its leadership team with its continuing operations.

Certain individuals who historically held officer or management positions with Doc.com were employed in Mexico through Knotion. In connection with the management reorganization, Alejandro Ulloa, Noel Trainor, Hernán Ramirez, Noemí Trainor and Ignacio Valencia ceased to hold their respective officer or management positions with Doc.com. The cessation of their corporate positions with Doc.com is separate from, and does not itself constitute the termination, transfer or assumption by Doc.com of, any underlying employment relationship with Knotion.

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As of the date of this Offering Circular, the Company’s executive and senior management team consists of:

Name	Current Position
Charles Nader	Chief Executive Officer
Aaron Trager	Chief Operating Officer
Neil Kleinman	Chief Financial Officer
Enrique Hernández	Chief Technology Officer
Jamie Freed	Chief Marketing Officer
Daniel Fraser	Chief Blockchain Officer

Employment and Compensation Arrangements

The Company’s current and historical officers and senior management have been engaged through different employment and service arrangements depending on the applicable employing entity and jurisdiction. Accordingly, holding an officer or management position with Doc.com does not necessarily mean that Doc.com is or was the individual’s employing entity.

Historically, Knotion served as the employing entity in Mexico for certain individuals who simultaneously held corporate positions with Doc.com, including certain individuals who no longer serve as officers of Doc.com as well as certain members of the Company’s continuing management team. The management reorganization described above, and the termination of the TMB Financial/Knotion transaction, do not, by themselves, transfer, novate or cause Doc.com to assume the underlying employment relationships of individuals employed by Knotion.

To the extent wages, employee benefits, statutory benefits, social security obligations, severance, termination payments or other employment-related liabilities arise from an individual’s employment relationship with Knotion, such obligations remain obligations of Knotion as the employing entity, subject to applicable law and the terms of the relevant employment agreements. Nothing in this disclosure is intended to modify, waive or otherwise affect any separate contractual obligation expressly undertaken by Doc.com under an applicable agreement, including any equity, incentive compensation or other obligation that exists independently of the individual’s employment relationship with Knotion.

Certain members of the Company’s continuing management team, including Itzel Ocampo and Rocío Nader, historically entered into employment arrangements under which Knotion served as the employing entity in Mexico while they simultaneously held corporate positions with Doc.com. Their continued service in officer positions with Doc.com following the management reorganization does not, by itself, transfer or novate their underlying employment relationships or any related employment liabilities from Knotion to Doc.com. The Company is evaluating and implementing appropriate employment arrangements for continuing personnel following termination of the Knotion acquisition transaction.

Other current officers and members of management are employed or engaged directly by Doc.com or another Company subsidiary pursuant to their respective agreements.

Material Terms of Employment and Compensation Arrangements

The terms of the Company’s employment and compensation arrangements vary by individual, employing entity and applicable jurisdiction. Accordingly, the arrangements should not be characterized collectively as at-will employment arrangements.

Base Salary. Current officers and members of management may receive base salary or other fixed compensation pursuant to their respective employment or service arrangements. Compensation levels are subject to the terms of the applicable agreement and, where applicable, review and approval by the Board or Compensation Committee.

Annual Bonus. Certain officers are eligible for annual or performance-based cash bonuses pursuant to their respective compensation arrangements and subject, where applicable, to performance criteria and Board or Compensation Committee approval.

Equity Compensation. Certain officers and members of management are eligible to receive stock options, restricted stock units or other equity awards pursuant to the Company’s Equity Incentive Plan and applicable award agreements, subject to required corporate approvals.

Term and Termination. The terms governing employment, termination and severance vary based on the applicable employing entity, governing law and individual agreement. Certain U.S.-based arrangements may provide for at-will employment, while employment relationships in other jurisdictions, including Mexico, are subject to applicable local employment law and the terms of the relevant employment agreement. Removal or resignation from a corporate office of Doc.com does not necessarily constitute termination of the individual’s separate employment relationship with another employing entity.

Confidentiality and Restrictive Covenants. Certain employment and service agreements contain confidentiality, non-solicitation, non-competition or other restrictive covenants, subject to applicable law.

The material employment and compensation agreements applicable to the Company’s officers are filed as exhibits to the Offering Statement, as applicable.

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Director Compensation

The table below summarizes all compensation awarded to, earned by, or paid to our directors.

Name and Principal Position	Six Months Ended June 30,	Salary ($)	Bonus ($)	Stock-based Compensation ($)	Total Compensation ($)
Charles Nader Director	2026	–	–	–	–
	2025	–	–	–	–
Jamie Freed Director	2026	–	–	–	–
	2025	–	–	–	–
Itzel Ocampo Director	2026	–	–	–	–
	2025	–	–	–	–
Sergio del Valle Independent Director, Audit Committee	2026	–	–	10,000	10,000
	2025	–	–	–	–
Jose Pablo Chico Independent Director, Audit Committee	2026	–	–	10,000	10,000
	2025	–	–	–	–
Fernando Braun, Independent Director, Audit Committee	2026	–	–	10,000	10,000
	2025	–	–	–	–

Principal Accountant Fees and Services

The following table sets forth by category of service the fees incurred in engagements performed by Mercurius & Associates LLP:

	Year Ended December 31,
	2025	2024
	($)	($)
Audit Fees	177,990	87,550
Tax Fees	–	–
All Other Fees	–	–
Total Fees	177,990	87,550

Audit fees include fees for audit services primarily related to the audit of our annual consolidated financial statements; and the review of our quarterly consolidated financial statements; and assistance with and services provided in connection with our offering such as a review of documents filed with the SEC.

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PRINCIPAL SHAREHOLDERS

The following table sets forth as of the date of this Offering Circular, certain information regarding beneficial ownership of our Common Stock by:

1	Each executive officer

2	Each person known to us to beneficially own 5% or more of our Common Stock;

3	Each director; and

4	All of our executive officers and directors as a group.

Class A & B Common Stock:

Name of Beneficial Owner	Amount and Nature of Beneficial Control	Percent of class Before Offering	Percent of class After Offering	Percent of voting power of class pre-Offering	Percent of voting power of class post-Offering
(1)	(2)	(3)	(4)	(5)	(6)
Directors and Officers:

Charles Nader,
Chairman, Director, Chief Executive Officer
Class A shares	145,000,003	75.87%	74.70%	29.52%	29.35%

Charles Nader,
Chairman, Director, Chief Executive Officer
Class B shares (20X vote)	15,000,000	100.00%	100.00%	61.09%	60.71%

Charles Nader total voting power				90.61%	90.06%

Jamie Freed, Director, Chief Marketing Officer
Class A shares	8,000,000	4.19%	4.12%	1.63%	1.62%

Aaron Trager, Chief Operating Officer
Class A shares issuable	108,000	0.06%	0.06%	0.02%	0.02%

DESCRIPTION OF SECURITIES

Class A Common Stock

Voting Rights. The holders of the Class A Common Stock are entitled to one vote for each share held on record on all matters submitted to a vote of the stockholders.

Dividends. Subject to preferences that may be applicable to any then-outstanding Preferred Stock (in the event we create Preferred Stock), holders of our Class A Common Stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the board of directors out of legally available funds.

Liquidation Rights. In the event of our liquidation, dissolution or winding up, holders of our Class A Common Stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then- outstanding shares of Preferred Stock that may be created in the future.

Other Rights. Holders of our Class A Common Stock have no preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to the Class A Common Stock.

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Class B Common Stock

Voting Rights. The holders of the Class B Common Stock are entitled to twenty votes for each share held on record on all matters submitted to a vote of the shareholders. As of the date of this Offering Circular, there are 15,000,000 shares of Class B Common Stock outstanding, all of which are held by Charles Nader, the Company’s Chief Executive Officer.

Conversion. Each share of Class B Common Stock is convertible into one share of Class A Common Stock at the election of the holder at any time. There are no automatic conversion triggers applicable to the Class B Common Stock, and shares of Class B Common Stock do not automatically convert upon transfer. Class B Common Stock is restricted from trading unless converted to Class A Common Stock.

Dividends and Liquidation

Dividends and Liquidation. Holders of Class B Common Stock share ratably with holders of Class A Common Stock in any dividends declared and in any distribution of net assets upon liquidation, dissolution, or winding up, in each case subject to the rights of holders of any then-outstanding shares of Preferred Stock.

Other Rights

Other Rights. Holders of Class B Common Stock have no preemptive, subscription, or redemption rights, and there are no sinking fund provisions applicable to the Class B Common Stock.

Class C Common Stock

The Certificate of Incorporation authorizes 75,000,000 shares of Class C Common Stock, par value $0.000001 per share. As of the date of this Offering Circular, no shares of Class C Common Stock have been issued or are outstanding.

Voting Rights

Voting Rights. Shares of Class C Common Stock have no voting power. Holders of Class C Common Stock are not entitled to vote on any matter submitted to a vote of stockholders, including the election of directors, except as may be required by applicable law.

Dividends and Liquidation

Dividends and Liquidation. Holders of Class C Common Stock share ratably with holders of Class A and Class B Common Stock in any dividends declared and in any distribution of net assets upon liquidation, dissolution, or winding up, in each case subject to the rights of holders of any then-outstanding shares of Preferred Stock.

Other Rights

Other Rights. The Board of Directors has not designated any specific rights, preferences, or restrictions for the Class C Common Stock beyond those set forth in the Certificate of Incorporation. The Company reserves the right to issue shares of Class C Common Stock in the future for any lawful corporate purpose, including but not limited to acquisitions, equity compensation, or capital raising transactions, in each case without stockholder approval. Because shares of Class C Common Stock carry no voting rights, the issuance of such shares would dilute the economic interests of existing stockholders without affecting the relative voting power of existing holders of Class A and Class B Common Stock.

Preferred Stock

The Certificate of Incorporation authorizes the issuance of up to 75,000,000 shares of Preferred Stock, par value $0.000001 per share. As of the date of this Offering Circular, no shares of Preferred Stock have been issued or are outstanding, and the Board of Directors has not designated or authorized the rights and privileges of any series of Preferred Stock.

The Board of Directors is authorized, without further stockholder approval, to issue shares of Preferred Stock in one or more series and to fix the designations, powers, preferences, and relative, participating, optional, or other rights of any such series, including the following:

●	dividend rights and rates;
●	conversion rights;
●	voting rights;
●	rights and terms of redemption (including sinking fund provisions);
●	the liquidation preference; and
●	the number of shares constituting the series.

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The issuance of Preferred Stock could adversely affect the voting power, economic interests, and other rights of holders of Class A Common Stock. The issuance of Preferred Stock with voting, conversion, or other rights could also have the effect of discouraging, delaying, or preventing a change of control of the Company. The Company has no current plans to issue any shares of Preferred Stock.

Warrants

As of the date of this Offering Circular, the Company has the following outstanding or committed warrant obligations:

Silver Rock Group Warrants

The Share Purchase Agreement with Silver Rock provided that, upon a public listing, the Company would issue warrants to Silver Rock to purchase a number of shares of Class A Common Stock equal to 4% of the Company’s total outstanding shares on a fully diluted basis immediately following the public listing. The warrants contemplated by the agreement would be exercisable for five years at an exercise price equal to the lower of $2.00 per share or 110% of the listing price.

The Company delivered notice terminating the Share Purchase Agreement in November 2025 and disputes the continuing enforceability or effect of this warrant obligation following termination. No such warrants have been issued as of the date of this Offering Circular. The ultimate rights and obligations of the parties with respect to these provisions have not been finally determined.

Anti-Takeover Effects of Our Certificate of Incorporation, Bylaws, and Delaware Law

Certain provisions of the DGCL and our Certificate of Incorporation and Bylaws could have the effect of discouraging, delaying, or preventing a merger, acquisition, tender offer, or other change of control transaction that a stockholder might consider favorable. These include:

Dual-Class Voting Structure

Our dual-class Common Stock structure, under which the Class B Common Stock carries 20 votes per share compared to one vote per share for Class A Common Stock, concentrates voting control in the hands of Charles Nader, who holds all 15,000,000 outstanding shares of Class B Common Stock. As a result of his Class A Common Stock holdings and his Class B Common Stock holding, Mr. Nader controls approximately 90.61% of the total voting power of the Company prior to this offering and will be able to control the outcome of all matters submitted to a stockholder vote, including the election and removal of directors, without the approval of any other stockholder. This concentrated control may discourage potential acquirers from making unsolicited offers to acquire the Company.

Blank Check Preferred Stock

The authority of the Board of Directors to issue Preferred Stock in one or more series and to determine the terms thereof, without stockholder approval, could be used to create additional voting, conversion, or other rights that could impede a change of control or that could dilute the interests of a potential acquirer.

Section 203 of the DGCL

As a Delaware corporation, the Company is subject to Section 203 of the DGCL, which, subject to certain exceptions, prohibits a Delaware corporation from engaging in a “business combination” with an “interested stockholder” (generally defined as a person who, together with its affiliates, beneficially owns 15% or more of the corporation’s outstanding voting stock) for a period of three years after the date the person became an interested stockholder, unless: (i) before the person became an interested stockholder, the board of directors approved either the business combination or the transaction that resulted in the person becoming an interested stockholder; (ii) upon completion of the transaction that resulted in the person becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock; or (iii) the business combination is approved by the board of directors and authorized at a stockholder meeting by the affirmative vote of at least 66⅔% of the outstanding voting stock not owned by the interested stockholder.

Election of Directors

All directors of the Company are elected annually to serve one-year terms. The Company does not have a classified (or “staggered”) board of directors. Each director holds office until the next annual meeting of stockholders and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation, or removal. There is no cumulative voting in the election of directors.

Stockholder Voting and Quorum Requirements

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of capital stock entitled to vote at a meeting of stockholders constitutes a quorum for the transaction of business. Except as otherwise required by law or the Certificate of Incorporation, on all matters (other than the election of directors and except to the extent otherwise required by applicable law or the Certificate of Incorporation), stockholder action is taken by the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter. Directors are elected by a plurality of the votes cast by the stockholders present in person or by proxy at a meeting at which a quorum is present.

Stockholder Liability

Under the DGCL, stockholders of a Delaware corporation are not personally liable for the debts, obligations, or liabilities of the corporation, including any liability to laborers, servants, or employees of the corporation, solely by reason of being a stockholder. Stockholders are not subject to further calls or assessments by the Company. The shares of Class A Common Stock offered hereby, when issued and paid for in accordance with the terms of this Offering, will be fully paid and nonassessable.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A Common Stock is Vstock Transfer, LLC, with an address at 18 Lafayette Place, Woodmere, NY 11598.

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PLAN OF DISTRIBUTION

We are offering up to 3,000,000 shares of our Common Stock, at an offering price of $8.00 per share (the “Offered Shares”). This Offering will terminate twelve months from the day the Offering is qualified, subject to extension for up to ninety (90) days or the date on which the maximum offering amount is sold (such earlier date, the “Termination Date”). There is no minimum purchase requirement for an investor and there is no minimum aggregate offering amount meaning the offering will proceed regardless of the total amount raised.

Subscriptions are irrevocable and the purchase price is non-refundable. All proceeds received by us from subscribers for the Offered Shares will be available for our use upon acceptance of subscriptions by us. There is no minimum offering amount and no escrow; funds will not be held in trust or escrow and will be available to us immediately upon subscription acceptance. In the event a subscription is rejected, we will refund the subscription amount to the investor within a reasonable time. Investors should be aware that this structure means we may raise very little capital and still deploy proceeds immediately.

Sales of these shares will commence only after qualification of the Offering Statement of which this Offering Circular forms a part and upon acceptance of subscriptions by us. This will be a continuous Offering pursuant to SEC Rule 251(d)(3)(i)(F).

This Offering will be conducted on a “best-efforts” basis. The Class A shares will be offered by our officers and directors. Our officers and directors will not register as broker-dealers pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of Rule 3a4-1 of the Securities and Exchange Commission.

In reliance on Rule 3a4-1, our officers and directors who offer the shares: (i) are not subject to any statutory disqualification as defined in Section 3(a)(39) of the Exchange Act; (ii) will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; (iii) are not and will not be, at the time of their participation, an associated person of a broker-dealer; and (iv) primarily perform, and will primarily perform at the end of the Offering, substantial duties on behalf of the Company other than in connection with transactions in securities. Further, our officers and directors: (A) will restrict their participation to any one or more of the activities described in Rule 3a4-1(a)(4)(ii); and (B) will participate in selling an offering of securities no more than once every 12 months other than in reliance on Rule 3a4-1(a)(4)(i) or (iii). No finder, platform, marketing agent, or compensated solicitor will be used in connection with this Offering.

Pricing of the Offering

As of the date of this Offering Circular there was no public market for our Common Stock. The public offering price was arbitrarily determined by us. The principal factors considered in determining the public offering price include:

1	the information set forth in this Offering Circular and otherwise available;
2	our history and prospects and the history of and prospects for the industry in which we compete;
3	our past and present financial performance;
4	our prospects for future earnings and the present state of our development;
5	the general condition of the securities markets at the time of this Offering; and
6	other factors deemed relevant by us.

How to Subscribe

You will be required to complete a subscription agreement in order to invest. The subscription agreement includes a representation by the investor to the effect that, if you are not an “accredited investor” as defined under securities law, you are investing an amount that does not exceed the greater of 10% of your annual income or 10% of your net worth (excluding your principal residence).

If you decide to subscribe for the Common Stock in this offering, you should complete the following steps:

1	Go to the subscription link, click on the “Invest Now” button;
2	Complete the online investment form;
3	Deliver funds directly by check, wire, debit card, or electronic funds transfer via ACH to the specified account;
4	Once funds or documentation are received an automated AML verification will be performed to verify the identity and status of the investor;
5	Once AML is verified, investors will electronically receive, review, execute and deliver to us a Subscription Agreement.

Any potential investor will have ample time to review the Subscription Agreement, along with their counsel, prior to making any final investment decision. In the interest of allowing interested investors as much time as possible to complete the paperwork associated with a subscription, we have not set a maximum period of time to decide whether to accept or reject a subscription.

If a subscription is rejected, all funds will be returned to subscribers within thirty days of such rejection without deduction or interest. Upon acceptance by us of a subscription, a confirmation of such acceptance will be sent to the subscriber.

Jury Trial Waiver

The subscription agreement filed as Exhibit 1.1 to the Offering Statement of which this Offering Circular forms a part includes a provision under which investors waive the right to a jury trial of any claim against the Company arising out of or relating to the subscription agreement. By signing the subscription agreement, you are waiving the right to a jury trial with respect to such claims. This jury trial waiver provision applies to claims arising under the subscription agreement, including claims relating to federal securities laws.

A jury trial waiver may limit the ability of investors to bring claims in a judicial forum that they find favorable and may increase the costs of bringing a claim. If we opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable under the facts and circumstances of that case in accordance with applicable state and federal law. See “Risk Factors - Investors in this offering may not be entitled to a jury trial with respect to claims arising under the subscription agreement, which could result in less favorable outcomes to the plaintiff(s) in any such action.”

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Investment Limitations

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A (and not as defined in Section 2(a)(51) of the Investment Company Act of 1940). For general information on investing, we encourage you to refer to www.investor.gov.

Because this is a Tier 2, Regulation A Offering, most investors must comply with the 10% limitation on investment in the Offering. The only investors in this Offering exempt from this limitation are “accredited investors” as defined under Rule 501(a) of Regulation D under the Securities Act (each, an “Accredited Investor”). If you meet one of the following tests you should qualify as an Accredited Investor:

1	You are a natural person whose individual net worth, or joint net worth with your spouse or spousal equivalent, exceeds $1,000,000 at the time you purchase Offered Shares, excluding the value of your primary residence (calculated in accordance with Rule 501(a)(5));
2	You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse or spousal equivalent in excess of $300,000 in each of those years, and you have a reasonable expectation of reaching the same income level in the current year;
3	You are a natural person holding in good standing one or more of the following professional certifications, designations, or credentials: the General Securities Representative license (Series 7), the Private Securities Offerings Representative license (Series 82), or the Licensed Investment Adviser Representative license (Series 65), each as administered by the Financial Industry Regulatory Authority (“FINRA”);
4	You are a “knowledgeable employee,” as defined in Rule 3c-5(a)(4) under the Investment Company Act of 1940, of a private fund that is the issuer of the securities being offered or sold;
5	You are a bank as defined in Section 3(a)(2) of the Securities Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; an insurance company as defined in Section 2(a)(13) of the Securities Act; an investment company registered under the Investment Company Act of 1940; a business development company as defined in Section 2(a)(48) of the Investment Company Act of 1940; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a Rural Business Investment Company as defined in Section 384A of the Consolidated Farm and Rural Development Act; an investment adviser registered pursuant to Section 203 of the Investment Advisers Act of 1940 or registered pursuant to the laws of a state, or an investment adviser relying on the exemption from registering with the SEC under Section 203(l) or (m) of the Investment Advisers Act of 1940; or a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;
6	You are an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are Accredited Investors;
7	You are a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;
8	You are an organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, a Massachusetts or similar business trust, a partnership, or a limited liability company, not formed for the specific purpose of acquiring the Offered Shares, with total assets in excess of $5,000,000;
9	You are a director, executive officer, or general partner of the issuer, or a director, executive officer, or general partner of a general partner of the issuer;

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10	You are a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Offered Shares, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D;
11	You are an entity in which all of the equity owners are Accredited Investors;
12	You are a “family office,” as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940, with assets under management in excess of $5,000,000, that is not formed for the specific purpose of acquiring the Offered Shares, and whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment; or
13	You are a “family client,” as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940, of a family office meeting the requirements in paragraph (12) above and whose prospective investment in the issuer is directed by such family office pursuant to paragraph (12) above.

For purposes of calculating net worth, the value of your primary residence must be excluded. Any indebtedness secured by your primary residence up to the estimated fair market value of the residence at the time of the sale of the Offered Shares is not treated as a liability. Indebtedness secured by the residence in excess of its fair market value at the time of sale must be treated as a liability. Indebtedness secured by the residence that is incurred within 60 days before the sale of the Offered Shares (other than indebtedness incurred to acquire the residence) must be treated as a liability.

SHARES ELIGIBLE FOR FUTURE SALE

We have considered the integration framework under Rule 152 of the Securities Act and have determined that this Regulation A offering should not be integrated with our prior private placements. During 2024 and 2025, we conducted offerings under Regulation D and Regulation S, including sales at $4 per share with warrants to certain investors. These prior offerings are separate from this Regulation A offering based on the different exemptions relied upon, different offering terms, and the passage of time between offerings.

All of our outstanding shares not sold in this Offering will be “restricted securities” as defined under Rule 144. Restricted securities may be sold in the public market only if registered or if they qualify for an exemption from registration under Rule 144 promulgated under the Securities Act, which rule is summarized below. The shares of Class A Common Stock sold in this Offering are not “restricted securities” and may be resold by non-affiliates without restriction. However, resales by affiliates remain subject to Rule 144 and other limitations as described below.

Rule 144

In general, a person who has beneficially owned restricted shares of our Common Stock for at least one year, in the event we are a reporting company under Regulation A, or at least six months, in the event we have been a reporting company under the Exchange Act for at least 90 days, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the three months preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of the following:

1	1% of the number of shares of our Common Stock then outstanding; or

2	The average weekly trading volume of our Common Stock during the four calendar weeks preceding the filing by such person with the SEC of a notice on Form 144 with respect to the sale provided that, in each case, we have been subject to the periodic reporting requirements of the Exchange Act for at least 90 days before the sale. Persons relying on Rule 144 to transact in our Common Stock must also comply with the manner of sale, notice and other provisions of Rule 144, to the extent applicable.

44

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain U.S. federal income tax considerations relating to the acquisition, ownership and disposition of shares of our Class A Common Stock acquired pursuant to this offering. This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations, rulings and judicial decisions as of the date of this Offering Circular. These authorities may change, possibly retroactively, resulting in U.S. federal income tax consequences different from those summarized below. This summary does not address all aspects of U.S. federal income taxation and does not deal with foreign, state, local or other tax considerations that may be relevant to holders of our Class A Common Stock in light of their particular circumstances. In addition, this summary does not represent a detailed description of the U.S. federal income tax consequences applicable to holders who are subject to special treatment under the U.S. federal income tax laws, including, without limitation:

●	banks, insurance companies, or other financial institutions;
●	tax-exempt organizations or tax-qualified retirement plans;
●	regulated investment companies, real estate investment trusts, or grantor trusts;
●	broker-dealers or traders in securities;
●	U.S. expatriates and former citizens or long-term residents of the United States;
●	persons who hold our Class A Common Stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction;
●	persons who hold our Class A Common Stock as “qualified small business stock” under Section 1202 of the Code;
●	persons deemed to sell our Class A Common Stock under the constructive sale provisions of the Code;
●	persons who acquired our Class A Common Stock through the exercise or cancellation of employee stock options or otherwise as compensation for their services; and
●	partnerships (or entities or arrangements treated as partnerships for U.S. federal income tax purposes) and investors therein.

If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our Class A Common Stock, the tax treatment of a partner in the partnership will depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships that hold our Class A Common Stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

This summary assumes that the shares of our Class A Common Stock will be held as “capital assets” (generally, property held for investment) under the Code. This summary is for general information purposes only, and is not tax advice. Each prospective investor should consult such investor’s own tax advisor regarding the particular U.S. federal, state, local and foreign tax consequences of purchasing, holding and disposing of our Class A Common Stock, including the consequences of any proposed change in applicable laws.

Tax Consequences to U.S. Holders

As used herein, a “U.S. Holder” means a beneficial owner of our Class A Common Stock that is, for U.S. federal income tax purposes: (i) an individual citizen or resident of the United States; (ii) a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust if (a) its administration is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all of its substantial decisions, or (b) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

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Distributions

We have not paid, and do not anticipate paying, any cash dividends on our Class A Common Stock in the foreseeable future. However, if we do make distributions of cash or property on our Class A Common Stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in our Class A Common Stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the Class A Common Stock and will be treated as described below under “—Sale or Other Taxable Disposition of Class A Common Stock.”

Dividends received by a non-corporate U.S. Holder may be “qualified dividend income” taxable at reduced long-term capital gains rates, provided that the U.S. Holder holds the shares of our Class A Common Stock for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date and meets other holding period requirements. Dividends received by corporate U.S. Holders may be eligible for the dividends-received deduction, subject to applicable limitations.

Sale or Other Taxable Disposition of Class A Common Stock

A U.S. Holder will recognize gain or loss on the sale, taxable exchange or other taxable disposition of our Class A Common Stock. Any such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder’s holding period for the Class A Common Stock so disposed of exceeds one year. The amount of gain or loss recognized will generally be equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. Holder’s adjusted tax basis in its Class A Common Stock so disposed of. A U.S. Holder’s adjusted tax basis in its Class A Common Stock will generally equal the U.S. Holder’s acquisition cost for such stock less any prior distributions treated as a return of capital. Long-term capital gains recognized by non-corporate U.S. Holders are generally eligible for reduced rates of tax. The deductibility of capital losses is subject to limitations.

Net Investment Income Tax

Certain U.S. Holders that are individuals, estates or trusts and whose income exceeds certain thresholds are subject to a 3.8% tax on net investment income, which may include all or a portion of their dividend income and net gains from the disposition of shares of our Class A Common Stock. U.S. Holders should consult their tax advisors regarding the applicability of this tax to their particular circumstances.

Information Reporting and Backup Withholding

In general, information reporting requirements may apply to dividends paid to a U.S. Holder and to the proceeds of the sale or other disposition of our Class A Common Stock, unless the U.S. Holder is an exempt recipient. Backup withholding (currently at a rate of 24%) may apply to such payments if the U.S. Holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the Internal Revenue Service (the “IRS”) that it is subject to backup withholding (and such notification has not been withdrawn).

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

THE PRECEDING DISCUSSION OF U.S. FEDERAL TAX CONSIDERATIONS IS FOR GENERAL INFORMATION PURPOSES ONLY. IT IS NOT TAX ADVICE. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF SHARES OF OUR CLASS A COMMON STOCK, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

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LEGAL MATTERS

Certain legal matters with respect to the shares of Common Stock offered hereby have been passed upon for the Company by Foley & Lardner LLP.

Material Contractual and Legal Matters. Investors should be aware of certain material contractual, acquisition-related and legal matters that may affect the Company’s capitalization, financial condition and potential listing on Nasdaq.

On July 21, 2026, the Company received notice of termination of the Cash and Share Exchange Agreement dated August 8, 2024 pursuant to which the Company had agreed to acquire TMB Financial and its subsidiary, Knotion. The Company is continuing to evaluate the legal, accounting and financial effects of this development.

The Company also previously entered into a Share Purchase Agreement with Silver Rock relating to a committed equity financing arrangement. The Company delivered notice terminating that arrangement in November 2025 and disputes certain rights and obligations asserted in connection therewith. No capital has been funded to the Company under the facility. The Company previously issued 3,466,518 shares of Class A Common Stock to Silver Rock in connection with the arrangement and is evaluating available remedies with respect to those shares, including potential recovery of the shares.

In addition, the Company is the plaintiff in a civil action seeking, among other relief, rescission of a prior engagement agreement and recovery of approximately 8,061,559 shares of Class A Common Stock issued pursuant to that agreement. A temporary restraining order is currently in effect restricting the transfer, sale or other disposition of the shares subject to that action. See “Risk Factors” and “Legal Proceedings”.

EXPERTS

The financial statements of Doc.com Inc. included in this Offering Circular have been audited by Mercurius and Associates LLP, an independent registered public accounting firm, as stated in their report appearing herein. Such financial statements have been included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

INDEMNIFICATION

The DGCL provides that the Company may indemnify its current or former officers, directors, employees, agents, against expenses actually and necessarily incurred by them, in connection with the defense of any legal proceeding, except as to matters in which such persons shall be determined to not have acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the Company’s best interest.

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers, or persons controlling us pursuant to provisions of our certificate of incorporation and bylaws, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by a director, officer, or controlling person in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

BAD ACTOR DISQUALIFICATION

No disqualifying events described in Rule 262 of Regulation A (the “Disqualification Events”) are applicable to the Company, its predecessors, affiliates, directors, officers, general partners, managing members, promoters, underwriters, or any beneficial owner of 20% or more of the Company’s outstanding voting securities, calculated on the basis of voting power, or any compensated solicitor. The Company has made a reasonable inquiry to determine whether any covered persons are subject to Disqualification Events. The Company conducted third-party background checks and obtained officer and director questionnaires covering the applicable look-back periods under Rule 262(a)(1) through (a)(8) under the Securities Act. The Company is not aware of any events that would require disclosure under Rule 262(b) of Regulation A. The Company will also conduct a reasonable inquiry before permitting any new director, executive officer, or other covered person to participate in the offering and will not permit any person who is subject to a disqualifying event to participate in the offering.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC, and have amended, a Regulation A Offering Statement on Form 1-A under the Securities Act with respect to the shares of Class A Common Stock offered hereby. This Offering Circular, which constitutes Part II of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the Class A Common Stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement.

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Ongoing Reporting Obligations Under Regulation A

Following the qualification of the Offering Statement, the Company will be subject to the reporting requirements of Regulation A under the Securities Act. As a Tier 2 issuer, the Company will be required to file the following reports with the SEC:

Annual Reports on Form 1-K. The Company will be required to file an annual report on Form 1-K with the SEC within 120 calendar days after the end of each fiscal year. The annual report will include, among other things, audited financial statements for the two most recently completed fiscal years (or such shorter period that the Company has been in existence) prepared in accordance with U.S. generally accepted accounting principles, and a management’s discussion and analysis of financial condition and results of operations.

Semiannual Reports on Form 1-SA. The Company will be required to file a semiannual report on Form 1-SA with the SEC within 90 calendar days after the end of the first six months of each fiscal year. The semiannual report will include unaudited interim financial statements and an updated management’s discussion and analysis.

Current Reports on Form 1-U. The Company will be required to file a current report on Form 1-U with the SEC to disclose certain specified events, including: (i) fundamental changes to the nature of the Company’s business; (ii) a change in the Company’s certifying accountant; (iii) a change in control of the Company; (iv) the departure of the Company’s principal executive officer, principal financial officer, or principal accounting officer; (v) any material unresolved disputes with the Company’s certifying accountant; and (vi) certain other events enumerated in Rule 257(b)(4) of Regulation A. Current reports must be filed promptly after the occurrence of the reportable event.

Special Financial Reports on Form 1-K. Because the date of qualification of the Offering Statement will be more than 120 days after the end of the Company’s most recent fiscal year, the Company will be required to file a special financial report on Form 1-K within 120 calendar days after the qualification date, containing updated financial statements as specified in Rule 257(b)(3) of Regulation A.

Exit Reports on Form 1-Z. The Company’s obligation to file annual and semiannual reports will continue for as long as the Company is required to do so under Rule 257(b) of Regulation A. The Company may suspend its reporting obligations by filing an exit report on Form 1-Z with the SEC if: (i) the Company has filed all reports due under Regulation A for the three most recently completed fiscal years (or such shorter period that the Company has been subject to Regulation A reporting); (ii) the Company has no more than 300 holders of record of each class of securities that was offered pursuant to Regulation A; and (iii) no Regulation A offering of the Company’s securities is currently being conducted.

Availability of Reports

All reports filed by the Company pursuant to Regulation A, and the Offering Statement of which this Offering Circular forms a part, are publicly available on the SEC’s Electronic Data Gathering, Analysis, and Retrieval system (“EDGAR”) at www.sec.gov. The Company also intends to make its Regulation A filings available on its website at www.doc.com. Information contained on, or accessible through, the Company’s website does not constitute part of this Offering Circular and should not be relied upon in connection with making an investment decision.

Investors and prospective investors may also review and copy any documents the Company files with the SEC by visiting the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Investors may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

As a Regulation A reporting company, the Company will not be subject to the full reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including the requirements of Sections 13 or 15(d) thereof, unless and until the Company becomes subject to such requirements by reason of listing on a national securities exchange, exceeding the asset and holder thresholds in Section 12(g) of the Exchange Act, or otherwise. The Regulation A reporting obligations described above are more limited in scope than Exchange Act reporting and do not include, among other things, requirements to file quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements, or reports required by Section 16 of the Exchange Act regarding changes in beneficial ownership by officers, directors, and 10% stockholders. Investors should be aware that less information will be publicly available about the Company than would be the case if the Company were subject to full Exchange Act reporting.

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FINANCIAL STATEMENTS

DOC.COM INC.

3,000,000 CLASS A SHARES OF COMMON STOCK

$8.00 PER SHARE

We have not authorized any dealer, salesperson or other person to give you written information other than this Offering Circular or to make representations as to matters not stated in this Offering Circular. You must not rely on unauthorized information. This Offering Circular is not an offer to sell these securities or a solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this Offering Circular nor any sales made hereunder after the date of this Offering Circular shall create an implication that the information contained herein nor the affairs of the Company have not changed since the date hereof.

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DOC.COM INC.

December 31, 2025

(Expressed in U.S. dollars)

F-1

Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Directors of Doc.com Inc. and its subsidiaries

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Doc.com Inc. and its subsidiaries (collectively, the “Company”) as of December 31, 2025 and 2024, the related consolidated statements of operations and other comprehensive income (loss), shareholders’ equity (deficit), and cash flows, for each of the two years in the period ended December 31, 2025, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and 2024, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the company has an accumulated deficit of $78,737,760 and working capital deficit of $70,454,078 as of December 31, 2025. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2 to the consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

F-2

Emphasis of Matter

As discussed in Note 27 to the consolidated financial statements, subsequent to December 31, 2025, the Company accepted the formal written notice dated July 21, 2026, terminating the Cash and Share Exchange Agreement with TMB and Knotion. The Company is currently assessing the net impact of the potential deconsolidation of TMB and Knotion on the consolidated financial statements, which is expected to be recognized in a subsequent reporting period.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current period audit of the consolidated financial statements that was communicated or required to be communicated to the audit committee and that: (1) relates to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgements. The communication of critical audit matter does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing separate opinion on the critical audit matter or on the accounts or disclosures to which it relates.

Impairment of Goodwill

As described in Note 15 to the consolidated financial statements, the company elected to bypass the optional qualitative assessment and performed the quantitative goodwill impairment test directly in accordance with ASC 350-20-35-3B. Management evaluated that the estimated fair values of the reporting units were less than carrying value. As a result, the Company recorded goodwill impairment of $ 29,745,948.

We identified the assessment of the fair value of the reporting units used in the quantitative goodwill impairment assessment as a critical audit matter. Auditing the Company’s goodwill impairment was complex due to the significant judgement and estimation uncertainty involved in determining the fair value of the reporting units. The significant assumptions used to estimate the fair value of the reporting units included projected revenue growth, cash flow, discount rate etc. These significant assumptions are forward-looking and could be affected by future company-specific, economic and market conditions. Changes to those key assumptions could have had a significant impact on the Company’s assessment of the fair value of the reporting units.

Addressing this matter involved performing procedures and evaluating audit evidence in forming our overall opinion on the consolidated financial statements. These procedures included, among others: (i) Obtaining an understanding of management’s process for impairment assessment; (ii) evaluating the appropriateness of management’s impairment assessment methodology; (iii) assessing the reasonableness of key assumptions used in the valuation; and (iv) performing sensitivity analyses over the key assumptions used to determine the fair value of the reporting units; and (v) assessing the adequacy of the Company’s disclosures related to the goodwill impairment.

Mercurius & Associates LLP

We have served as the Company’s auditor since 2025.

New Delhi, India

September 28, 2026

F-3

Doc.com Inc.

Consolidated Balance Sheets

(Expressed in U.S. dollars)

	Notes	December 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	8	$799,403	$2,396,429
Accounts receivable, net	9	1,946,631	2,332,913
Prepaid expenses	10	1,477,667	737,210
Inventory		60,230	75,000
Convertible note receivable – related party	22	–	10,000
Other current assets	13	103,529	65,141
Total current assets		4,387,460	5,616,693

Capital advance	12	2,090,000	–
Property and equipment, net	14	341,615	338,616
Finance lease assets, net	18	2,155,172	1,764,035
Operating lease assets, net	18	321,774	285,716
Intangible assets, net	15	21,230,827	24,271,834
Investments in private companies	11	1,846,598	1,614,875
Goodwill	4, 15	37,917,370	67,663,318
Deposits		48,800	40,000
Deferred issuance costs	23, 25	–	13,866,072
Total assets		$70,339,616	$115,461,159

Liabilities
Current liabilities
Accounts payable and accrued liabilities	16	$2,433,922	$1,919,172
Deferred revenue	5	12,145,034	8,835,254
Due to related parties	24	1,000,914	107,533
Due to former shareholders of TMB Financial S.A. DE D.V.	4	49,248,249	50,000,000
Due to former equity holder of 405 Ontario	4, 24	225,000	1,502,357
Promissory note	22	–	98,249
Short-term debt	17	6,109,400	4,314,780
Other current liabilities		111,590	–
Current portion of accrued interest payable	21	–	237,598
Current portion of secured convertible notes payable	21	–	715,504
Current portion of finance lease liabilities	18	1,370,023	680,825
Current portion of operating lease liabilities	18	109,666	67,946
Current maturities of long-term debt	17	2,087,740	1,802,133
Total current liabilities		74,841,538	70,281,351

Finance lease liabilities, non-current portion	18	1,145,823	1,200,093
Operating lease liabilities, non-current portion	18	220,023	217,770
Long-term debt	17	8,361,110	9,010,663
Total liabilities		$84,568,494	$80,709,877

Commitments and contingencies	25	–	–

Shareholders’ equity (deficit)
Preferred stock, (75,000,000 shares authorized, $.000001 par value, 0 issued as of December 31, 2025 and 2024)		–	–
Common stock, Class A (800,000,000 shares authorized, $.000001 par value, 187,063,629 and 185,619,130 issued as of December 31, 2025 and 2024, respectively)		187	185
Common stock, Class B (50,000,000 shares authorized, $.000001 par value, 15,000,000 issued as of December 31, 2025 and 2024)		15	15
Common stock, Class C (75,000,000 shares authorized, $.000001 par value, 0 issued as of December 31, 2025 and 2024)		–	–
Shares to be issued		11,300,337	73,596
Subscriptions received pending allotment		10,000,000	1,190,803
Additional paid in capital		44,058,851	42,430,890
Accumulated deficit		(78,737,760)	(9,702,776)
Accumulated other comprehensive income (loss)		(850,508)	758,569
Total shareholders’ equity (deficit)		(14,228,878)	34,751,282

Total liabilities and shareholders’ equity (deficit)		$70,339,616	$115,461,159

Nature of operations (Note 1) and going concern (Note 2)

Commitments and contingencies (Note 25)

Subsequent events (Note 27)

The accompanying notes form an integral part of these consolidated financial statements

F-4

Doc.com Inc.

Consolidated Statements of Operations and Other Comprehensive Income (Loss)

(Expressed in U.S. dollars)

	Notes	For Year Ended December 31, 2025	For Year Ended December 31, 2024
Revenue	5	$19,391,359	$6,820,552
Cost of revenue	14, 15	(7,912,498)	(2,031,405)
Gross profit		11,478,861	4,789,147

Operating expenses:
Amortization and depreciation	14, 15	699,507	292,344
Impairment of intangible assets (other than goodwill)	15	489,122	–
Impairment of goodwill	4, 15	29,745,948	–
Employee and officer-related costs	7	17,793,676	3,422,385
General and administrative	6	15,774,667	6,006,750
Total operating expenses		64,502,920	9,721,479

Operating loss		(53,024,059)	(4,932,332)

Other income and expenses
Interest expense	18, 21	(2,282,504)	(1,230,015)
Interest income		127,992	166
Gain on debt extinguishment		104,398	20,000
Unrealized loss on promissory note	22	(1,751)	(28,249)
Promissory note cost	22	–	(1,200,000)
Impairment of investments in private companies	11	(60,766)	–
Deferred issuance costs write-off	23, 25	(13,971,512)	–
Other income		95,270	163,180
Other expense		(22,052)	–
Total other expenses		(16,010,925)	(2,274,918)

Net loss		$(69,034,984)	$(7,207,250)

Foreign currency translation		(1,609,077)	758,569
Comprehensive loss		$(70,644,061)	$(6,448,681)

Loss per share:
Basic		$(0.37)	$(0.04)
Diluted		$(0.37)	$(0.04)

Shares used in computing loss per share:
Basic		186,951,458	173,118,995
Diluted		186,951,458	173,118,995

The accompanying notes form an integral part of these consolidated financial statements

F-5

Doc.com Inc.

Consolidated Statements of Shareholders’ Equity (Deficit)

(Expressed in U.S. dollars)

	Class A common stock		Class B common stock			Subscriptions received	Additional		Accumulated other
	Number of shares	Amount	Number of shares	Amount	Shares to be issued	pending allotment	paid in capital	Accumulated deficit	comprehensive income	Total

Balance, December 31, 2023	159,955,880	$160	15,000,000	$15	$–	$4,360	$1,550,975	$(2,495,526)	$–	$(940,016)

Issuance of common stock for services	12,646,873	12	–	–	73,596	–	226,206	–	–	299,814
Issuance of common stock for cash	2,983,609	3	–	–	–	(4,360)	462,797	–	–	458,440
Issuance of common stock for share exchange agreement	6,281,250	6	–	–	–	–	25,124,994	–	–	25,125,000
Issuance of common stock for promissory note costs	300,000	1	–	–	–	–	1,199,999	–	–	1,200,000
Issuance of common stock for commitment fee	3,466,518	3	–	–	–	–	13,866,069	–	–	13,866,072
Share cancellation	(15,000)	–	–	–	–	–	(150)	–	–	(150)
Cash received pending allotment	–	–	–	–	–	1,190,803	–	–	–	1,190,803
Comprehensive loss for the year	–	–	–	–	–	–	–	(7,207,250)	758,569	(6,448,681)

Balance, December 31, 2024	185,619,130	$185	15,000,000	$15	$73,596	$1,190,803	$42,430,890	$(9,702,776)	$758,569	$34,751,282

Issuance of common stock for services	141,875	1	–	–	11,226,741	–	552,499	–	–	11,779,241
Issuance of common stock for cash	3,250		–	–	–	(5,000)	13,000	–	–	8,000
Issuance of common stock for commitment fee	26,360	–	–	–	–	–	105,440	–	–	105,440
Convertible debt conversion	1,273,014	1	–	–	–	–	957,022	–	–	957,023
Cash received pending allotment	–	–	–	–	–	8,814,197	–	–	–	8,814,197
Comprehensive loss for the year	–	–	–	–	–	–	–	(69,034,984)	(1,609,077)	(70,644,061)

Balance, December 31, 2025	187,063,629	$187	15,000,000	$15	$11,300,337	$10,000,000	$44,058,851	$(78,737,760)	$(850,508)	$(14,228,878)

The accompanying notes form an integral part of these consolidated financial statements

F-6

Doc.com Inc.

Consolidated Statements of Cash Flows

(Expressed in U.S. dollars)

	For Year Ended December 31, 2025	For Year Ended December 31, 2024
Cash provided by (used in):

Operating activities
Net loss for the year	$(69,034,984)	$(7,207,250)
Adjustment to net loss for the period for non-cash items
Amortization and depreciation	699,507	292,344
Amortization and depreciation in cost of sales	4,775,298	1,617,517
Accrued interest	–	147,664
Bad debt	775,539	1,364,522
Deferred issuance costs write-off	13,971,512	–
Gain on extinguishment of debt	(104,398)	(20,000)
Extinguishment of due from former equity holder of 405 Ontario	22,052	–
Impairment of goodwill	29,745,948	–
Impairment of intangible assets	489,122	–
Impairment of investments in private companies	60,766	–
Promissory note cost	–	1,200,000
Stock based compensation	11,388,542	292,646
Unrealized loss on promissory note	1,751	28,249

Changes in non-cash working capital balance:
Increase in accounts receivable	(389,257)	(618,751)
Increase in prepaid expenses	(349,758)	(691,526)
Increase in deposits	(8,800)	–
Decrease in inventory	14,770	–
Increase in other current assets	(38,388)	(65,141)
Increase (decrease) in accounts payable and accrued liabilities	623,069	(301,448)
Increase in other current liabilities	111,590	–
Increase in deferred revenue	3,309,780	6,173,384
Net cash provided by (used in) operating activities	(3,936,339)	2,212,210

Investing activities
Capital advance	(2,090,000)	–
Acquisitions of Knotion and TMB, net of cash acquired	–	869,663
Acquisitions of RX Angle and 405 Ontario, net of cash acquired	–	110,604
Investments in private companies	(30,500)	–
Payments to former shareholders of TMB Financial S.A. DE D.V.	(751,751)	–
Payments to former equity holder of 405 Ontario	(1,250,000)	(33,197)
Purchases of property, plant and equipment	(135,495)	(22,849)
Net cash provided by (used in) investing activities	(4,257,746)	924,221

Financing activities
Due to related parties	843,972	26,700
Payments of long-term bank loans, net	(1,951,044)	(3,501,073)
Principal payments on finance lease obligation	(1,165,968)	(372,594)
Proceeds from the issuance of common stock	8,000	458,440
Proceeds from subscriptions received	8,814,197	1,190,803
Proceeds from promissory note	–	70,000
Proceeds from short-term bank loans, net	1,043,140	–
Repayment of promissory note	(100,000)	–
Net cash provided by (used in) financing activities	7,492,297	(2,127,724)

Effect of exchange rate on cash	(895,238)	1,387,058

Increase (decrease) in cash before effect of exchange rates	(701,788)	1,008,707
Cash, beginning of year	2,396,429	664
Cash, end of year	$799,403	$2,396,429

Supplemental cash flow disclosures:
Interest paid	$2,282,504	$1,089,924
Income tax paid	–	–
Non-cash investing and financing activities:
Convertible debt conversion	–	957,023

The accompanying notes form an integral part of these consolidated financial statements

F-7

Doc.com Inc.

Notes to the Consolidated Financial Statements

December 31, 2025

(Expressed in U.S. dollars)

NOTE 1 - NATURE OF OPERATIONS

Doc.com Inc. (“Doc.com”) was incorporated in Delaware on March 31, 2021 (the “Company”). The Company is developing telehealth services for consumers and corporate clients and governments. The Company also plans to sell over-the-counter products and epidemiological analytics.

Doc.com is a digital healthcare company that provides initial no cost consultations to patients with doctors, psychologists and veterinarians and sells over the counter products to patients as well as display educational content and advertisements during waiting periods. Artificial intelligence will be used to speed up consultation times and improve healthcare outcomes by suggesting improvements in diagnosis to healthcare professionals and offering statistics on telehealth consultations. Expected revenue streams are through the sale of over-the-counter products, billing insurance companies for those patients who have insurance by billing through a billing partner and charging a service fee and displaying ads to patients during the waiting period to speak to a healthcare professional. Our initial target market is patients in the United States who have smartphones and need prescription drugs or over-the-counter healthcare products.

On August 8, 2024, the Company acquired 100% of TMB Financial, S.A. DE C.V. and its wholly owned subsidiary Knotion, S.A. DE C.V., an award-winning Software-as-a-Service (“SaaS”) company in the education sector. On October 7, 2024, the Company acquired 100% of 2345405 Ontario, Inc. and its wholly-owned subsidiary, RX Angle, Inc. and its wholly owned subsidiary, Flat Iron Pharmacy, LLC., which together operate a pharmacy. Refer to Note 4 for further information on the acquisitions.

NOTE 2 – GOING CONCERN

These consolidated financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which assumes that the Company will be able to meet its obligations and continue its operations for its next fiscal year. Realization values may be substantially different from carrying values as shown and these consolidated financial statements do not give effect to adjustments that would be necessary to the carrying values and classification of assets and liabilities should the Company be unable to continue as a going concern.

At December 31, 2025, the Company had not yet achieved profitable operations and expects to incur further losses in the development of its business. As reflected in the accompanying financial statements, the Company had an accumulated deficit of $78,737,760 and working capital deficit of $70,454,078 at December 31, 2025. This factor among others raises substantial doubt about the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management plans to finance its operations through the sale of equity and/or from related party advances. However, there is no assurance of additional funding being available.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

These consolidated financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in U.S. dollars. The Company’s fiscal year end is December 31.

Principles of Consolidation

The consolidated financial statements include the accounts for the Company and its subsidiaries. The accounts of the subsidiaries are prepared for the same reporting period as the Company, using consistent accounting policies. All significant intercompany balances and transactions, unrealized gains or losses on transactions between the entities have been eliminated upon consolidation. Certain prior period amounts have been reclassified to conform to the current period presentation. There was no effect on net loss or shareholders’ equity as previously reported as a result of reclassifications.

F-8

Subsidiaries	Location	Ownership interest	Functional currency
TMB Financial, S.A. DE C.V.	Mexico	100%	Mexican peso
Knotion, S.A. DE C.V.	Mexico	100%	Mexican peso
2345405 Ontario, Inc.	Canada	100%	Canadian dollar
RX Angle, Inc.	USA	100%	U.S. dollar
Flat Iron Pharmacy, LLC	USA	100%	U.S. dollar

Subsidiaries are all entities over which the Company, either directly or indirectly, has the power to govern the financial and operating policies generally accompanying a shareholding of more than one half of the voting rights. Where the group does not directly hold more than one half of the voting rights, significant judgment is used to determine whether control exists. These significant judgments include assessing whether the group can control the operating policies through the group’s ability to appoint most directors to the board. The existence and effect of potential voting rights that are currently exercisable or convertible are considered when assessing whether the group controls another entity. Subsidiaries are fully consolidated from the date on which control is transferred to the group until the date on which control ceases.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the footnotes thereto. Actual results could differ from those estimates. It is reasonably possible that changes in estimates will occur in the near term. All amounts are rounded to the nearest whole dollar upon presentation so certain sums or differences may reflect a rounding difference in some instances.

Examples of reported amounts that rely on significant estimates include revenue recognition, allowance for credit losses, assets acquired and liabilities assumed in business combinations, capitalization of software development costs, certain amounts relating to the accounting for income taxes, including valuation allowance, stock-based compensation expense, operating lease right-of-use assets and operating lease liabilities, and pension obligations. Significant estimates are also used in determining the recoverability and fair value of property and equipment, operating lease right-of-use assets, goodwill and intangible assets.

Foreign Currency Translation

The consolidated financial statements are presented in U.S. dollars. The functional currency of the Company and its wholly owned subsidiaries, RX Angle, Inc. and Flat Iron Pharmacy, LLC, are the U.S. dollar. The functional currency of TMB Financial, S.A. DE D.V. and Knotion, S.A. DE C.V. are the Mexican Peso. The functional currency of 2345405 Ontario, Inc. is the Canadian dollar. Translation of functional currencies to reporting currencies for assets and liabilities is done using the exchange rates at each balance sheet date; revenue and expenses are translated at average rates prevailing during the reporting period or at the date of the transaction; shareholders’ equity is translated at historical rates. Adjustments resulting from translating the consolidated financial statements into the U.S. dollar are recorded as a separate component of accumulated other comprehensive loss in the statement of changes in shareholders’ equity.

Risks and Uncertainties

The Company has a limited operating history. The Company’s business and operations are sensitive to general business and economic conditions in the United States. A host of factors beyond the Company’s control could cause fluctuations in these conditions. Adverse conditions may include: recession, downturn or otherwise, local competition or changes in consumer taste. These adverse conditions could affect the Company’s financial condition and the results of its operations. As of December 31, 2025, the Company is operating as a going concern. See Note 2 for additional information.

Cash and Cash Equivalents

The Company considers short-term, highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents. Cash consists of funds held in the Company’s checking account. As of December 31, 2025 and 2024, the Company had $799,403 and $2,396,429 cash and cash equivalents, respectively.

F-9

Accounts Receivable

Accounts receivable are reported at amortized cost, net of the allowance for credit losses in the consolidated balance sheets. The allowance for credit losses is a valuation account that is deducted from the receivables’ amortized cost basis to present the net amount expected to be collected. Receivables are written off against the allowance when the Company determines the receivable balance to be uncollectible.

The Company maintains an allowance for credit losses, which represents an estimate of expected losses over the remaining contractual life of its receivables considering current market conditions and estimates for supportable forecasts when appropriate. The estimate is a result of the Company’s ongoing assessments and evaluations of collectability, historical loss experience, and future expectations in estimating credit losses in its receivable portfolio. Determination of the proper amount of allowances requires the Company to exercise judgment about the timing, frequency and severity of credit losses that could materially affect the provision for credit losses and, as a result, net loss.

Property, Equipment and Leased Assets

Property and equipment are recorded at cost. Expenditures for renewals and improvements that significantly add to the productive capacity or extend the useful life of an asset are capitalized. Expenditures for maintenance and repairs are expensed as incurred. When property and equipment are retired or sold, the cost and related accumulated depreciation are eliminated from the balance sheet accounts and the resultant gain or loss is reflected in income.

Depreciation of the Company’s property and equipment is calculated using the following terms and methods:

Computer equipment	Straight-line	3.33 years
Investments in schools	Straight-line	3-4 years
Furniture and office equipment	Straight-line	10 years
Other property and equipment	Straight-line	5-10 years
Building	Straight-line	39 years
Computer equipment (under lease)	Straight-line	Lesser of the lease term or estimated useful life
Vehicles (under lease)	Straight-line	Lesser of the lease term or estimated useful life

The Company reviews the carrying value of property and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets.

Intangibles

The Company has applied the provisions of ASC 350, Intangibles - goodwill and other, in accounting for its intangible assets. Intangible assets subject to amortization are amortized on a straight-line method over the useful life of the respective intangibles. The following useful lives are used in the calculation of amortization:

Digital platform	Straight-line	6.67 years
Customer relationships	Straight-line	4.89 years
Medical license	n/a	Indefinite-life

The Company periodically evaluates the reasonableness of the useful lives of these assets. Once these assets are fully amortized, they are removed from the accounts. These assets are reviewed for impairment or obsolescence when events or changes in circumstances indicate that the carrying amount may not be recoverable. If impaired, intangible assets are written down to fair value based on discounted cash flows or other valuation techniques.

Goodwill

Goodwill represents the excess of the purchase price over the fair value of the net identifiable assets acquired in a business combination. The Company conducts an annual assessment of its goodwill for impairment. If the carrying value of the reporting unit exceeds its fair value, then impairment has been incurred; accordingly, a charge to the Company’s operations results will be recognized during the period. Impairment losses on goodwill are not reversed. Fair value is generally determined using a discounted expected future cash flow analysis.

F-10

Business Combinations

A business combination is a transaction or other event in which control over one or more businesses is obtained. A business is an integrated set of activities and assets that is capable of being conducted and managed for the purpose of providing a return in the form of dividends, lower costs or other economic benefits. A business consists of inputs and processes applied to those inputs that have the ability to create outputs that provide a return to the Company. A business need not include all of the inputs and processes that were used by the acquiree to produce outputs if the business can be integrated with the inputs and processes of the Company to continue to produce outputs. The Company considers several factors to determine whether the set of activities and assets is a business.

Business acquisitions are accounted for using the acquisition method whereby acquired assets and liabilities are recorded at fair value as of the date of acquisition with the excess of the purchase consideration over such fair value being recorded as goodwill. If the fair value of the net assets acquired exceeds the purchase consideration, the difference is recognized immediately as a gain in the consolidated statement of operations. Acquisition related costs are expensed during the period in which they are incurred, except for the cost of debt or equity instruments issued in relation to the acquisition which is included in the carrying amount of the related instrument. If the assets acquired are not a business, the transaction is accounted for as an asset acquisition.

Debt

The debt of the Company is carried at amortized cost which is comprised of the principal amount borrowed net of any unamortized discount and debt issuance costs. Discounts and issuance costs are presented as interest expense as the Company’s debt issuance costs are insignificant; accordingly, the carrying value of debt is not materially different from its amortized cost.

Debt is classified as short-term when the amounts of principal is contractually due within twelve months of the balance sheet date with the remainder classified as long-term.

Leases

The Company accounts for its leases under ASC 842, Leases. Under this guidance, arrangements meeting the definition of a lease are classified as operating or financing leases, and are recorded on the consolidated balance sheet as both a right of use asset and a lease liability, calculated by discounting fixed lease payments over the lease term at the rate implicit in the lease or the Company’s incremental borrowing rate. Lease liabilities are increased by interest and reduced by payments each period, and the right of use asset is amortized over the lease term. For operating leases, interest on the lease liability and the amortization of the right of use asset results in straight-line rent expense over the lease term. Variable lease expenses are recorded when incurred.

In calculating the right of use asset and lease liability, the Company elects to combine lease and non-lease components. The Company excludes short-term leases having initial terms of 12 months or less as an accounting policy election, and recognizes rent expense on a straight-line basis over the lease term.

Inventory

Inventory primarily consists of over-the-counter medications, prescription drugs, health and beauty products, supplies, and general merchandise for resale located within the pharmacy storefront. Inventories are stated at the lower of cost or net realizable value. The Company evaluates the carrying value of inventory on a regular basis. Inventory is written down for estimated obsolescence or excess quantities based on assumptions about future demand and market conditions. Write-downs are recorded as a component of cost of goods sold in the period in which the loss occurs.

Fair Value Measurements

The Company follows guidance for accounting for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the consolidated financial statements on a recurring basis. Additionally, the Company adopted guidance for fair value measurement related to nonfinancial items that are recognized and disclosed at fair value in the consolidated financial statements on a nonrecurring basis. The guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements).

The three levels of the fair value hierarchy are as follows:

●	Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

●	Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

●	Level 3 inputs are unobservable inputs for the asset or liability. The carrying amounts of financial assets such as cash approximate their fair values because of the short maturity of these instruments.

F-11

Earnings (Loss) Per Share

Earnings (loss) per share and diluted earnings (loss) per share, which are the same as the date of issued financial statements, are based on shares issued and retrospectively adjusted for the forward stock split. The diluted earnings per common share calculation for the period ended December 31, 2025 and 2024 excluded the effect of 0 and 1,273,014 potential shares of common stock, respectively, because the assumed and actual conversion of the Company’s convertible notes were anti-dilutive.

Income Taxes

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of receivables, inventory, property and equipment, intangible assets, and accrued expenses for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

For the current period, the Company is taxed as a C corporation. The Company evaluates its tax positions that have been taken or are expected to be taken on income tax returns to determine if an accrual is necessary for uncertain tax positions. As of December 31, 2025, the unrecognized tax benefits accrual was zero.

Revenue Recognition

The Company applies the principles of ASC 606, Revenue from Contracts with supplies and customers (“ASC 606”). Under ASC 606, revenue is recognized when a customer obtains control of promised goods or services, in an amount that reflects the consideration which the entity expects to receive in exchange for those goods or services.

To determine revenue recognition for arrangements that an entity determines are within the scope of ASC 606, the Company performs the following steps:

(i)	identify the contract(s) with a customer,
(ii)	identify the performance obligations in the contract,
(iii)	determine the transaction price,
(iv)	allocate the transaction price to the performance obligations in the contract and
(v)	recognize revenue when (or as) the entity satisfies a performance obligation.

At contract inception, once the contract is determined to be within the scope of ASC 606, the Company assesses the goods or services promised within each contract and determines those that are performance obligations and assesses whether each promised good or service is distinct. The Company then recognizes as revenue the amount of the transaction price that is allocated to the respective performance obligation when (or as) the performance obligation is satisfied.

The Company and its subsidiaries have the following revenue streams which are recognized over a period of time:

Knotion Educational Model (SaaS)

Knotion’s main revenue stream is comprised of the licensing of its all-in-one educational solution, which provides schools with a comprehensive learning ecosystem through a licensed access to the company’s digital platform software. The Company delivers SaaS that provide customers with access to SaaS related support and updates during the term of the arrangement. The Company receives payments both upfront and over time as services are performed. Revenues are recognized over the contract term as the customer simultaneously receives and consumes the benefits of the license subscription service, as the service is made available by the Company.

Goods

From time to time, Knotion sells goods that are complimentary to the equipment provided under the Knotion Education Model contracts, such as iPad cases, to schools and students directly. Knotion also provides the sale of goods through contracted partners at a discount to the customer, with Knotion receiving a sale commission on any goods sold through this arrangement. Revenue for the sale of goods, and any related sales commission, are recognized at the point in time that the customer receives the goods.

F-12

Pharmacy

The Company recognizes pharmacy revenue at the time it sells merchandise, provides services or dispenses prescription drugs to the customer. The Company estimates revenue based on expected reimbursements from third-party payors (e.g., pharmacy benefit managers, insurance companies and governmental agencies) for dispensing prescription drugs. The estimates are based on all available information including historical experience and are updated to estimates of actual reimbursement amounts.

The Company evaluates whether it acts as a principal or an agent in arrangements with third-party payors on a contract-by-contract basis. When the Company controls the specified goods or services before they are transferred to the customer, the Company recognizes revenue on a gross basis as a principal. When the Company does not control those goods or services before it is transferred to the customer, the Company recognizes revenue on a net basis as an agent.

Management Services

The Company provides management services to a professional medical practice in the State of Florida under a management services agreement. These services include management, administration, and other non-clinical and non-medical support services to medical groups including, without limitation, furnishing and consulting on necessary facilities, equipment, non-clinical staffing, inventory and supplies, financial services, and technology. Revenue is recognized over time as the services are performed because the medical practice simultaneously receives and consumes the benefits of the services.

The Company receives monthly management compensation, which may be adjusted to reflect increased costs incurred in providing the services. Interim management compensation is recognized as revenue as the services are provided and is adjusted, if necessary, upon completion of the contractual valuation process.

Deferred Revenue

Deferred revenue primarily consists of amounts that have been billed to or received from customers in advance of revenue recognition. The Company recognizes deferred revenue as revenues when the services are performed, and the corresponding revenue recognition criteria are met. Deferred revenue is reduced as services are provided and the revenue recognition criteria are met. Deferred revenue that is expected to be recognized as revenues during the succeeding twelve-month period are recorded in current liabilities as deferred revenue – current, and the remaining portion is recorded in long-term liabilities as deferred revenue – long-term. In general, the Company does not have deferred revenue that exceeds the twelve-month period as revenue under the SaaS revenue stream is received on an annual or monthly basis according to each school year.

Cost of Sales

Knotion Educational Model and Goods

Cost of sales primarily consists of the costs of branded products sold, depreciation of right-of-use assets, depreciation of property and equipment provided for use of the schools under their contracts, and amortization of the digital platform intangible asset.

Pharmacy

Cost of sales includes the purchase price of goods, freight costs, cash discounts, vendor allowances and supplier rebates. Cost of sales is derived based upon wholesaler invoices.

Advertising and Marketing Expenses

The Company expenses advertising and marketing costs as they are incurred. The amounts charged in 2025 and 2024 were $804,085 and $143,021, respectively.

Organizational Costs

In accordance with ASC 720, Other Expenses, organizational costs, including accounting fees, legal fees, and costs of incorporation, are expensed as incurred.

F-13

Software Development Costs and Amortization

The Company applies the principles of ASC 985-20, Software-Costs of Software to be Sold, Leased, or Marketed (“ASC 985-20”) which applies to costs that are incurred when developing software that will be sold, leased, or otherwise marketed as a separate product or as part of a product or process. ASC 985-20 requires that software development costs be charged to research and development expenses until technological feasibility is established. With the Company’s current technology, the technological feasibility of the underlying software is not established until substantially all product development and testing is complete, which generally includes the development of a working model.

The Company routinely evaluates both the technological feasibility and the estimate of development costs, payroll expense and data subscription expenses utilized in this calculation.

Once technological feasibility is established, software development costs that directly relate to the project should be capitalized until the product is available for general release. Prior to a product’s release, if and when the Company believes capitalized costs are not recoverable, the costs capitalized to date will be expensed as part of research and development costs. Upon the product’s release, the company amortizes the capitalized costs over a period of 5-7 years based on the estimated economic life of the product.

Research and Development

The Company follows ASC 730, Research and Development, and expenses all research and development costs as incurred for which there is no alternative future use.

Concentration of Credit Risk

The Company maintains its cash with a major financial institution located in the United States of America in the name of the Manager, which it believes to be creditworthy. The Federal Deposit Insurance Corporation insures balances up to $250,000. At times, the Company may maintain balances in excess of the federally insured limits.

The Company’s subsidiaries maintain cash with major financial institutions located in Mexico, which are insured by Instituto para la Proteccion de Ahorro Bancario, which insures balances up to 3,000,000 Mexican Pesos.

Recent Accounting Pronouncements

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280) — Improvements to Reportable Segment Disclosures, which requires enhanced disclosures about significant segment expenses and other segment items regularly provided to the chief operating decision maker, and expands interim disclosure requirements. ASU 2023-07 is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024, with early adoption permitted. The Company adopted ASU 2023-07 for the fiscal year ended December 31, 2024, on a retrospective basis. The adoption affected disclosures only and did not have a material impact on the Company’s consolidated financial statements.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740) — Improvements to Income Tax Disclosures, which requires enhanced disclosures in the annual rate reconciliation, including specific categories of reconciling items, and disaggregation of income taxes paid by federal, state, and foreign jurisdictions. ASU 2023-09 is effective for fiscal years beginning after December 15, 2024, with early adoption permitted. The Company adopted ASU 2023-09 for the fiscal year ended December 31, 2025. The adoption affected disclosures only and did not have a material impact on the Company’s consolidated financial statements.

There have been no other material changes in or additions to the recently issued accounting standards as previously reported in Note 2 to our Financial Statements for the year ended December 31, 2024 that affect or may affect our current financial statements.

The FASB issues ASUs to amend the authoritative literature in ASC. There have been a number of ASUs to date, including those above, that amend the original text of ASC. Management believes that those issued to date either (i) provide supplemental guidance, (ii) are technical corrections, (iii) are not applicable to us or (iv) are not expected to have a significant impact on our balance sheet.

F-14

NOTE 4 – CASH AND SHARE EXCHANGE AGREEMENTS

TMB / Knotion

On August 8, 2024, the Company entered into a Cash and Share Exchange Agreement (the “Agreement”) with the shareholders of TMB Financial, S.A. DE C.V. (“TMB”), an investment company that holds 99.99% of Knotion, S.A. DE C.V. (“Knotion”), a leading education technology company which operates a SaaS platform for digital learning. Pursuant to the Agreement, the Company acquired 100% of the issued and outstanding common shares of TMB for consideration of $100,000,000 (“Purchase Price”), which will be paid by way of a $10,000,000 cash payment no later than 60 days after the listing of the Company’s shares on the Nasdaq stock market (the “Listing”), $40,000,000 in cash paid in $10,000,000 quarterly installments immediately following the first payment, and $50,000,000 paid through the issuance of 6,250,000 Class A commons stock of the Company (the “Transaction”). At any time, TMB shareholders, at their sole and absolute discretion, may instruct the Company to cancel 3,125,000 Class A common stock and provide $25,000,000 in cash in three additional quarterly installments immediately following the last quarterly payment above. At any time after the Listing, TMB shareholders, at their sole and absolute discretion, may request the Company to pay any of the remaining cash payments through the issuance of Class A Common Stock at a price of $8 per share. If the Company fails to pay the Purchase Price when due, TMB shareholders will have the option to: (i) terminate the agreement, get back ownership of all TMB and Knotion shares transferred to the Company, and return any cash or shares received as part of the Purchase Price; or (ii) terminate the agreement, leave the Company the ownership of an amount of TMB and Knotion shares that is proportional to the amount actually paid by the Company on account of Purchase Price on a fully diluted basis, considering a valuation of $100,000,000.

The Company obtained control of TMB and Knotion on August 8, 2024, which is the date that TMB transferred and assigned full ownership of all its issued and outstanding shares to the Company. The Company issued 6,250,000 Class A commons stock to TMB shareholders on September 10, 2024.

The Company’s acquisition of TMB and Knotion was accounted for as a business combination following ASC 805. The acquisition date was determined to be August 8, 2024, being the date the Company obtained control of TMB and Knotion. The Company has allocated the consideration paid in the acquisition of TMB and Knotion based upon the fair value of the identifiable assets acquired and liabilities assumed on the acquisition date. The Company measured the fair value of the Purchase Price at $75,000,000 based on the cash payments of $50,000,000 and the fair value of 6,250,000 Class A commons stock issued of $25,000,000. The Company determined the fair value of the 6,250,000 Class A commons stock issued at $4 per share based on the most recent equity financing received from investors of the Company prior to the acquisition. The Company estimated the fair values of the assets acquired and liabilities taken at the acquisition date in accordance with ASC 820, Fair Value Measurement. Goodwill is recognized if the consideration transferred exceeds the acquired assets less liabilities assumed.

The following represents the allocation of the consideration paid to the fair value of the net assets acquired:

Fair value of consideration paid:

Cash consideration	$50,000,000
6,250,000 Class A common stock issued	25,000,000

Total consideration paid	$75,000,000

Fair value of TMB and Knotion’s assets acquired and liabilities assumed:

Cash and cash equivalents	$1,711,702
Accounts receivable	2,093,650
Other current assets	23,666
Investments in private companies	1,765,274
Right-of-use assets – finance	2,226,751
Right-of-use assets – operating	235,878
Property and equipment – computer equipment	67,160
Property and equipment – furniture and office equipment	43,235
Property and equipment – investment in schools	258,183
Intangible asset – digital platform	23,119,947
Intangible asset – customer relationships	2,603,538
Goodwill	67,145,704

Total assets acquired	$101,294,688

Accounts payable and accrued liabilities	$(1,109,126)
Short-term debt	(6,271,264)
Lease liabilities – finance	(2,226,751)
Lease liabilities – operating	(235,878)
Long-term debt	(13,789,799)
Deferred revenue	(2,661,870)

Total liabilities assumed	$(26,294,688)

Net assets acquired	$75,000,000

F-15

The goodwill arising from the acquisition of $67,145,704 is mainly attributable to the excess of the consideration paid over the fair value of the net assets acquired that cannot be recognized separately as identifiable assets under U.S. GAAP, and comprise the expected but unidentifiable business growth as a result of the synergy resulting from the acquisition in the strategic shift towards healthcare technology while maintaining core education technology operations.

The Company reviews the carrying value of goodwill for impairment on an annual basis, or more frequently if there are any impairment indicators. On December 31, 2025, the Company used the income approach to estimate the value of the reporting unit based on projections of future cash flows and determined that the fair value of the reporting unit was less than its carrying value. As a result, the Company recognized goodwill impairment of $29,228,334 during the year ended December 31, 2025 (Note 15) on the statements of operations and other comprehensive income (loss) (2024 - $nil).

The results of operations of TMB and Knotion have been included in the consolidated financial statements since the acquisition date of August 8, 2024, with a net loss of $4,279,367 during the year ended December 31, 2024. As of December 31, 2025, the Company owed $49,248,249 cash consideration to the former shareholders of TMB (2024 - $50,000,000).

On July 21, 2026, the Company received a notice from certain counterparties asserting termination of the Cash and Share Exchange Agreement pursuant to which the Company acquired TMB Financial and Knotion. On July 31, 2026, the Company’s Board of Directors determined not to object to the asserted termination and authorized an orderly unwind of the transaction. The Company has delivered a proposed termination agreement to the counterparties and is awaiting their response. No definitive agreement implementing the unwind has been executed as of the current date.

405 Ontario / RX Angle / Flat Iron

On October 7, 2024, Doc.com Inc. (the “Company”) entered into a Share Exchange Agreement with 2345405 Ontario, Inc. (“405 Ontario”) and 405 Ontario’s equity holder (“Aaron Trager”), whereby the Company will acquire 100% of the issued and outstanding shares of 405 Ontario, thereby acquiring 405 Ontario and its wholly-owned subsidiary, RX Angle, Inc. (“RX Angle”) and its wholly owned subsidiary, Flat Iron Pharmacy, LLC (“Flat Iron”). The equity holder (Aaron Trager) is the sole shareholder of 405 Ontario. Flat Iron is a disregarded LLC, and thus its operations are consolidated into and accounted for under RX Angle.

As consideration for the acquisition of 405 Ontario, RX Angle, and Flat Iron Pharmacy, the Company agreed to pay a Purchase Price of $1,475,000 USD cash payment (“Cash Payment”) within 60 calendar days after the listing of the Company’s shares on the Nasdaq (the “Listing”), $250,000 USD which shall be paid through the issuance of 31,250 common shares upon closing at a value of $8 per share. The Cash Payment includes $150,000 of working capital which will be left in the business accounts, and $75,000 of inventory.

The Company also agreed to exclude certain assets from the agreement, transferring ownership of the assets from 405 Ontario to the equity holder (“Excluded Assets”). The Excluded Assets include all cash in the business, less the $150,000 which shall remain in the company for working capital, insurance policies and proceeds of such policies, investments in third party companies, any asset held in a brokerage account, and any payables less receivables received up to the close of business on November 27, 2024. Any amounts due to the equity holder or related parties to the equity holder, from the equity holder taking income on his personal return for which the cash has not yet been received, shall be payable to the equity holder after the closing of the Share Exchange Agreement.

F-16

The Company obtained control of 405 Ontario, RX Angle, and Flat Iron on October 7, 2024, which is the date that the equity holder transferred and assigned full ownership of all the issued and outstanding shares of 405 Ontario to the Company. The Company issued 31,250 Class A common stock to 405 Ontario on October 7, 2024, which will be subsequently transferred to the equity holder.

The Company’s acquisition of 405 Ontario, RX Angle, and Flat Iron was accounted for as a business combination following ASC 805. The acquisition date was determined to be October 7, 2024, being the date the Company obtained control of 405 Ontario, RX Angle, and Flat Iron. The Company has allocated the consideration paid in the acquisition of 405 Ontario, RX Angle, and Flat Iron based upon the fair value of the identifiable assets acquired and liabilities assumed on the acquisition date. The Company measured the fair value of the Purchase Price at $1,600,000 based on the cash payments of $1,475,000 and the fair value of 31,250 Class A commons stock issued of $125,000. The Company determined the fair value of the 31,250 Class A commons stock issued at $4 per share based on the most recent equity financing received from investors of the Company prior to the acquisition. The Company estimated the fair values of the assets acquired and liabilities taken at the acquisition date in accordance with ASC 820, Fair Value Measurement. Goodwill is recognized if the consideration transferred exceeds the acquired assets less liabilities assumed.

The following represents the allocation of the consideration paid to the fair value of the net assets acquired:

Fair value of consideration paid:

Cash consideration	$1,475,000
31,250 Class A common stock issued	125,000

Total consideration paid	$1,600,000

Fair value of 405 Ontario, RX Angle, and Flat Iron’s assets acquired and liabilities assumed:

Cash and cash equivalents	$110,604
Accounts receivable	142,995
Inventory	75,000
Property and equipment – computer equipment	410
Property and equipment – other property and equipment	21,828
Intangible assets – medical license	942,664
Goodwill	517,614

Total assets acquired	$1,811,115

Accounts payable and accrued liabilities	$(150,561)
Due to related parties	(60,554)

Total liabilities assumed	$(211,115)

Net assets acquired	$1,600,000

The goodwill arising from the acquisition of $517,614 is mainly attributable to the excess of the consideration paid over the fair value of the net assets acquired that cannot be recognized separately as identifiable assets under U.S. GAAP, and comprise the expected but unidentifiable business growth as a result of the synergy resulting from the acquisition in growing the customer base of the pharmacy through the company’s telehealth services.

The Company reviews the carrying value of goodwill for impairment on an annual basis, or more frequently if there are any impairment indicators. On December 31, 2025, the Company used the income approach to estimate the value of the reporting unit based on projections of future cash flows and determined that the fair value of the reporting unit was less than its carrying value. As a result, the Company recognized goodwill impairment of $517,614 for the year ended December 31, 2025 (Note 15) on the statements of operations and other comprehensive income (loss) (2024 - $nil).

The results of operations of 405 Ontario, RX Angle, and Flat Iron have been included in the consolidated financial statements since the acquisition date of October 7, 2024, with a net income of $25,166 during the year ended December 31, 2024. As of December 31, 2025, the Company owed $225,000 of cash consideration to the former equity holder of 405 Ontario (December 31, 2024 - $1,502,357).

On July 17, 2025, the former equity holder of 405 Ontario joined the Company as Head of Pharmacy.

F-17

NOTE 5 – REVENUE AND DEFERRED REVENUE

Revenue

The following table summarizes revenue by type of services for the periods presented:

	December 31, 2025	December 31, 2024
Knotion Educational Model (SaaS)	$16,941,576	$6,280,115
Goods	169,224	21,098
Other	237,791	33,959
Pharmacy	1,959,435	485,380
Management Services	83,333	–
	$19,391,359	$6,820,552

Deferred Revenue

Details of the Company’s deferred revenue for the periods presented are as follows:

Balance at December 31, 2023	$–
Acquired deferred revenue	2,661,870
New deferrals, net of amounts recognized in the current period	6,400,172
Effects of foreign currency	(226,788)
Balance at December 31, 2024	$8,835,254
New deferrals, net of amounts recognized in the current period	2,532,995
Effects of foreign currency	776,785
Balance at December 31, 2025	$12,145,034

NOTE 6 – GENERAL AND ADMINISTRATIVE EXPENSES

General and administrative expenses consist of the following:

	December 31, 2025	December 31, 2024
Accounting	$275,598	$91,927
Advertising and marketing	804,085	143,021
Change in allowance for credit losses/bad debts	775,539	1,364,522
Consulting	125,548	253,795
Contractors	2,194,341	228,982
Foreign exchange loss (gain)	(366,393)	114,333
Legal	430,103	199,137
Office and other	7,229,984	1,406,934
Operating lease costs	125,050	31,641
Research and development	113,452	42,350
Software licenses	3,990,960	1,595,698
Travel	76,400	534,410
	$15,774,667	$6,006,750

NOTE 7 – EMPLOYEE AND OFFICER-RELATED COSTS

Employee and officer-related costs consist of the following:

	December 31, 2025	December 31, 2024
Officers and directors’ compensation	$12,346,051	$101,130
Salaries and wages	5,447,625	3,321,255
	$17,793,676	$3,422,385

F-18

NOTE 8 – CASH AND CASH EQUIVALENTS

Cash and cash equivalents consist of the following:

	December 31, 2025	December 31, 2024
Cash	$587,246	$623,592
Short term investments	212,157	1,772,837
	$799,403	$2,396,429

NOTE 9 – ACCOUNTS RECEIVABLE

Accounts receivable consist of the following:

	December 31, 2025	December 31, 2024
Trade receivables	$2,514,567	$2,187,969
Other receivables	1,021,788	789,683
Allowance for credit losses	(1,589,724)	(644,739)
Accounts receivable, net	$1,946,631	$2,332,913

Changes in the allowance for credit losses were as follows:

	December 31, 2025	December 31, 2024
Balance, beginning of year	$644,739	$–
Provision for credit losses	775,539	1,364,522
Write-offs and other	–	(753,525)
Foreign exchange effects	169,446	33,742
Balance, end of year	$1,589,724	$644,739

NOTE 10 – PREPAID EXPENSES

Prepaid expenses consist of the following:

	December 31, 2025	December 31, 2024
Software license	$893,211	$704,853
Insurance	217,541	8,262
Board advisory service	313,698	7,018
Consulting	8,000	15,000
Office and other	45,217	2,077
	$1,477,667	$737,210

NOTE 11 – INVESTMENTS IN PRIVATE COMPANIES

Investments in private companies consist of the following:

	December 31, 2025	December 31, 2024
Staff de Respaldo Integral, S.A. DE C.V	$1,797,767	$1,607,684
Knotion Group, S.A. DE C.V	5,554	4,794
Knotion Marks, S.A. DE C.V	2,777	2,397
FlashGas.com Inc.	40,500	–
	$1,846,598	$1,614,875

F-19

Investments in Private Companies Acquired in a Business Combination – Fair Value Measurement

In connection with a business combination completed during the period, the Company recognized identifiable investments in private companies recorded at its respective acquisition-date fair value.

The fair values of these investments were determined using valuation techniques. The valuation required significant management judgment and the use of estimates and assumptions, including replacement cost estimates. The Company engaged an independent third-party valuation specialist to assist in determining these fair values. These measurements involve significant unobservable inputs and are classified as Level 3 within the fair value hierarchy.

The Company has elected to apply the measurement alternative under ASC 321, Investments—Equity Securities (ASC 321-10-35-2) for investments in private companies that do not have readily determinable fair values. These investments are measured at cost, less impairment, adjusted for observable price changes in orderly transactions for identical or similar investments of the same issuer. The Company reviews the carrying value of these investments for impairment on an annual basis, or more frequently if there are any impairment indicators. During the year ended December 31, 2025, the Company performed an impairment assessment and recognized an impairment loss of $60,766 on the statements of operations and other comprehensive income (loss) (2024 - $nil).

NOTE 12 – CAPITAL ADVANCE

On January 15, 2025, the CEO and President of the Company entered into a Domain Name Purchase and Sale Agreement for the acquisition of the domain name Doc.com. As of December 31, 2025, the Company had advanced $2.09 million to the seller. The total contractual purchase price is $4.85 million, payable in five installments, comprising an initial installment of $1.17 million followed by four equal installments of $920,000 each. The advance represents partial consideration paid toward the acquisition of the domain name and is not interest-bearing.

Under the terms of the agreement, the Company has the right to continue using the domain name pursuant to an existing license arrangement during the installment period. Legal ownership and registration of the domain name will transfer to the Company within seven days after payment of the fifth and final installment.

The Company has classified the $2.09 million as an advance for acquisition of an intangible asset within non-current assets, as legal title has not yet transferred as of the reporting date.

Management has evaluated the recoverability of the advance and determined that the amount is fully recoverable based on the contractual rights established under the purchase agreement, the seller’s representations and warranties regarding ownership of the domain name, the Company’s continuing rights to use the domain name under the agreement, and management’s intention and ability to complete the remaining installment payments. Accordingly, no impairment allowance or expected credit loss has been recognized as of the reporting date.

Subsequent to December 31, 2025, the Company advanced another installment of $920,000 and remained current on its contractual payment obligations. There have been no significant amendments, disputes, defaults, or other events affecting the Company’s rights under the agreement. Management will continue to monitor compliance with the agreement and assess the recoverability of the advance until legal ownership of the domain name is transferred. The remaining contractual commitment under the agreement is $1.84 million.

NOTE 13 – OTHER CURRENT ASSETS

Other current assets consist of the following:

	December 31, 2025	December 31, 2024
Assets from contracts	$103,529	$65,141
	$103,529	$65,141

F-20

NOTE 14 – PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Depreciation is computed using the straight-line method, over the estimated useful lives of the related assets.

At December 31, 2025, property and equipment consisted of:

	Computer equipment	Investments in schools	Furniture and office equipment	Building and property	Total
Cost
December 31, 2024	$78,066	$237,955	$44,500	$21,907	$382,428
Additions	30,582	81,415	12,635	10,863	135,495
Foreign exchange	34,322	37,712	14,831	–	86,865
December 31, 2025	$142,970	$357,082	$71,966	$32,770	$604,788

Accumulated depreciation
December 31, 2024	$1,232	$40,438	$111	$2,031	$43,812
Depreciation	39,907	108,391	17,016	1,658	166,972
Foreign exchange	20,277	23,213	8,899	–	52,389
December 31, 2025	$61,416	$172,042	$26,026	$3,689	$263,173

Net book value
December 31, 2024	$76,834	$197,517	$44,389	$19,876	$338,616
December 31, 2025	$81,554	$185,040	$45,940	$29,081	$341,615

NOTE 15 – INTANGIBLE ASSETS, GOODWILL AND IMPAIRMENT

Intangible assets

The Company has applied the provisions of ASC 985, Software, in accounting for its intangible assets. Intangible assets subject to amortization are amortized on a straight-line method on the basis over the useful life of the respective intangibles. The following useful lives are used in the calculation of amortization:

Digital platform – 6.67 years from capitalization.

Customer relationships – 4.89 years from capitalization.

Intangible assets at December 31, 2025 and 2024 consisted of the following:

	Digital Platform	Customer Relationships	Medical License	Total
Gross carrying amount
December 31, 2024	$22,144,566	$2,603,538	$942,664	$25,690,768
Foreign exchange	1,659,786	–	–	1,659,786
Impairment	–	–	(489,122)	(489,122)
December 31, 2025	$23,804,352	$2,603,538	$453,542	$26,861,432

Accumulated amortization
December 31, 2024	$1,207,442	$211,492	$–	$1,418,934
Amortization	3,490,539	532,535	–	4,023,074
Foreign exchange	188,597	–	–	188,597
December 31, 2025	$4,886,578	$744,027	$–	$5,630,605

Net book value
December 31, 2024	$20,937,124	$2,392,046	$942,664	$24,271,834
December 31, 2025	$18,917,774	$1,859,511	$453,542	$21,230,827

Future amortization expense is estimated to be as follows for each of the three following years and thereafter ending December 31:

	Digital Platform	Customer Relationships	Total

2026	$3,490,539	$532,535	$4,023,074
2027	3,490,539	532,535	4,023,074
2028	3,490,539	532,535	4,023,074
Thereafter	8,446,157	261,906	8,708,063

	$18,917,774	$1,859,511	$20,777,285

During the year ended December 31, 2025, the Company included Digital Platform amortization of $3,490,539 in cost of sales (2024 - $1,232,456).

Intangible Assets Acquired in a Business Combination – Fair Value Measurement

In connection with a business combination completed during the period, the Company recognized identifiable intangible assets consisting of a digital platform, customer relationships, and a medical license, each recorded at its respective acquisition-date fair value.

The fair values of these intangible assets were determined using valuation techniques. The valuation required significant management judgment and the use of estimates and assumptions, including projected revenues, customer attrition rates, discount rates, and estimated economic lives. The Company engaged an independent third-party valuation specialist to assist in determining these fair values. These measurements involve significant unobservable inputs and are classified as Level 3 within the fair value hierarchy. Based on the independent third-party valuation, the Company recognized impairment loss of $489,122 for the year ended December 31, 2025.

Intangible assets with finite useful lives are amortized on a straight-line basis over their estimated useful lives. The medical license has been classified as an indefinite-lived intangible asset and, accordingly, is not amortized but is tested for impairment at least annually, or more frequently if events or changes in circumstances indicate potential impairment.

F-21

Goodwill

The table below summarizes the changes in the carrying amount of goodwill:

Goodwill

Balance, December 31, 2023	$–

Acquired – TMB/Knotion (Note 4)	67,145,704
Acquired – 405 Ontario/RX Angle/Flat Iron (Note 4)	517,614
Impairments	–

Balance, December 31, 2024	$67,663,318

Gross carrying amount	67,663,318
Impairments	(29,745,948)

Balance at December 31, 2025	$37,917,370

Impairment of goodwill and intangible assets

ASC 350 requires that goodwill and other intangibles with indefinite lives be tested for impairment annually or on an interim basis if events or circumstances indicate that the fair value of an asset has decreased below its carrying value. In addition, ASC 350 requires that goodwill be tested for impairment at the reporting unit level (operating segment or one level below an operating segment) on an annual basis and between annual tests when circumstances indicate that the recoverability of the carrying amount of goodwill may be in doubt. Application of the goodwill impairment test requires judgment, including the identification of reporting units; assigning assets and liabilities to reporting units, assigning goodwill to reporting units, and determining the fair value. Significant judgments required to estimate the fair value of reporting units include estimating future cash flows, determining appropriate discount rates and other assumptions. Changes in these estimates and assumptions or the occurrence of one or more confirming events in future periods could cause the actual results or outcomes to materially differ from such estimates and could also affect the determination of fair value and/or goodwill impairment at future reporting dates.

The Company assesses the carrying value of goodwill, indefinite-lived intangible assets and intangible assets with definite lives, such as the Digital platform, for potential impairment annually as of December 31, or more frequently if events or changes in circumstances indicate such assets might be impaired.

When assessing goodwill for impairment the Company elects to first perform a qualitative assessment for a reporting unit to determine if the quantitative impairment test is necessary. If we do not perform a qualitative assessment, or if the qualitative assessment indicates it is more likely than not that the fair value of the reporting units, is less than its carrying amount, the Company performs a quantitative test. The Company recognizes an impairment charge for the amount by which the carrying amount exceeds the reporting unit’s fair value; however, the loss recognized would not exceed the total amount of goodwill allocated to that reporting unit. The Company estimates fair value using the income approach, to estimate the future undiscounted cash flows (excluding interest charges) from the use and ultimate disposition of the assets.

For the year ended December 31, 2025, the Company elected to bypass the optional qualitative assessment and performed the quantitative goodwill impairment test directly in accordance with ASC 350-20-35-3B. To conduct the impairment test of goodwill, the estimated fair value of the TMB/Knotion reporting unit and 405 Ontario/RX Angle/Flat Iron reporting unit was compared to the carrying values. The result of the impairment test indicated that the estimated fair value of the reporting units was less than the carrying values. As a result, the Company recorded goodwill impairment loss of $29,745,948 during the year ended December 31, 2025.

NOTE 16 – ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payable and accrued liabilities consist of the following:

	December 31, 2025	December 31, 2024
Trade accounts payable	$1,620,747	$925,415
Accrued taxes payable	721,536	949,156
Accrued expenses	80,828	41,327
Payroll liabilities	10,811	3,274
Accounts payable and accrued liabilities	$2,433,922	$1,919,172

NOTE 17 – DEBT

The Company’s short-term debt consists of the following:

	December 31, 2025	December 31, 2024
BanCoppel credit facility at TIIE plus 3.0% maturing August 2026	$1,110,800	$–
Banorte credit facility at TIIE plus 2.7% maturing December 2026	3,887,800	3,355,940
BanRegio credit facility at TIIE plus 3.0% maturing March 2027	1,110,800	958,840
Total short-term debt	$6,109,400	$4,314,780

On September 30, 2023, Knotion entered into a secured credit agreement with BanCoppel, S.A. (“BanCoppel”) for a loan commitment of 20 million Mexican Pesos which may be borrowed on a revolving basis. Outstanding loans accrue interest at a rate equal to The Interbank Equilibrium Interest (“TIIE”) rate plus 3.0%. The secured credit agreement will mature on August 30, 2026 and contains covenants and defaults that the Company believes are customary for transactions of this type.

F-22

On December 1, 2023, Knotion entered into a secured credit agreement with Banco Mercantil del Norte. (“Banorte”) for a loan commitment of 70 million Mexican Pesos which may be borrowed on a revolving basis. Outstanding loans accrue interest at a rate equal to TIIE rate plus 2.7%. The secured credit agreement will mature on December 1, 2026 and contains covenants and defaults that the Company believes are customary for transactions of this type.

On March 31, 2024, Knotion entered into a secured credit agreement with Banco Regional S.A. (“BanRegio”) for a loan commitment of 20 million Mexican Pesos which may be borrowed on a revolving basis. Outstanding loans accrue interest at a rate equal to TIIE rate plus 3.0%. The secured credit agreement will mature on March 31, 2027 and contains covenants and defaults that the Company believes are customary for transactions of this type.

The Company’s long-term debt consists of the following:

	December 31, 2025	December 31, 2024
Banorte credit facility at TIIE plus 2.4% maturing August 2030	$3,258,173	$3,410,731
Banorte credit facility at TIIE plus 2.4% maturing August 2031	2,023,243	2,095,750
BanCoppel credit facility at TIIE plus 2.7% maturing August 2032	5,167,434	5,306,315
	10,448,850	10,812,796
Less: current maturities of long-term debt	(2,087,740)	(1,802,133)
Total long-term debt, less current maturities	$8,361,110	$9,010,663

On September 1, 2023, Knotion entered into a secured credit agreement with Banorte for a loan commitment of 82 million Mexican Pesos which may be borrowed on a revolving basis. Outstanding loans accrue interest at a rate equal to TIIE rate plus 2.4%. The secured credit agreement will mature on August 30, 2030 and contains covenants and defaults that the Company believes are customary for transactions of this type.

On September 1, 2023, Knotion entered into a secured credit agreement with Banorte for a loan commitment of 51 million Mexican Pesos which may be borrowed on a revolving basis. Outstanding loans accrue interest at a rate equal to TIIE rate plus 2.4%. The secured credit agreement will mature on August 30, 2031 and contains covenants and defaults that the Company believes are customary for transactions of this type.

On September 1, 2023, Knotion entered into a secured credit agreement with BanCoppel for a loan commitment of 130 million Mexican Pesos which may be borrowed on a revolving basis. Outstanding loans accrue interest at a rate equal to TIIE rate plus 2.7%. The secured credit agreement will mature on August 30, 2032 and contains covenants and defaults that the Company believes are customary for transactions of this type.

As of December 31, 2025, Knotion is in compliance with the covenants under all of its credit agreements.

The future principal payments for the Company’s long-term debt as of December 31, 2025 is as follows:

2026	$2,087,740
2027	2,087,740
2028	2,087,740
2029	2,087,740
2030	2,097,890
$10,448,850

Subsequent to December 31, 2025, the Company accepted the formal written notice dated July 21, 2026 terminating the Cash and Share Exchange Agreement. As a result of the termination, the Company expects to deconsolidate TMB and Knotion in a subsequent reporting period. Upon deconsolidation, the Company will derecognize the assets and liabilities of TMB and Knotion from its consolidated financial statements. Knotion’s debt obligations presented above will remain obligations of Knotion following deconsolidation and will no longer be presented as liabilities of the Company in its consolidated financial statements.

F-23

NOTE 18 – LEASES

The Company accounts for leases under ASC 842, Leases, which establishes a right-of-use (“ROU”) model that requires a lessee to record an ROU asset and a lease liability, measured on a discounted basis, on the balance sheet for all leases with terms longer than 12 months. The Company also elected to keep all leases with an initial term of 12 months or less off the balance sheet.

The Company did not have any leases until the acquisition of TMB and Knotion during the year ended December 31, 2024. The acquisition resulted in the addition of $2,226,751 of finance lease assets and liabilities and $235,878 of operating lease assets and liabilities.

ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease calculated by discounting fixed lease payments over the lease term at the rate implicit in the lease or the Company’s incremental borrowing rate. Lease liabilities are increased by interest and reduced by payments each period, and the ROU asset is amortized over the lease term. For operating leases, interest on the lease liability and the amortization of the ROU asset result in straight-line rent expense over the lease term. For finance leases, interest on the lease liability and the amortization of the ROU asset results in front-loaded expense over the lease term. ROU assets and liabilities are recognized at the commencement date of the lease based on the present value of lease payments over the lease term. Certain leases also include options to purchase the leased asset. The depreciable life of these assets are limited by the expected lease term, unless there is a transfer of title purchase option reasonably certain of exercise.

At December 31, 2025, the weighted average remaining lease term was 1.65 years for finance leases and 2.81 for operating leases. The weighted average discount rate associated with finance and operating leases was 15%.

The components of lease expenses were as follows:

	December 31, 2025	December 31, 2024
Finance lease cost:
Depreciation of right-of-use assets included in cost of sales	$1,284,759	$385,061
Interest on lease liabilities	356,816	130,032

Total finance lease cost	$1,641,575	$515,093
Total operating lease cost	$125,050	$31,641
Total lease costs	$1,766,625	$546,734

The following table provides supplemental cash flow and other information related to leases:

	December 31, 2025	December 31, 2024
Cash paid for amounts included in the measurement of lease liabilities:
Financing cash flows from finance leases (including finance lease interest)	$1,522,784	$372,954
Operating cash flows from finance leases	–	–
Operating cash flows from operating leases	125,245	30,068

Lease liabilities arising from new right-of-use assets:
Finance leases	$1,479,658	$92,911
Operating leases	$77,164	$87,614

Supplemental balance sheet information related to lease assets as of December 31, 2025 are as below:

Finance lease assets acquired	$2,226,751
Additions	92,911
Depreciation for the year 2024	(385,061)
Foreign exchange	(170,566)

Net carrying value of finance lease assets at December 31, 2024	$1,764,035
Additions	1,479,658
Depreciation for the year 2025	(1,284,759)
Foreign exchange	196,238

Net carrying value of finance lease assets at December 31, 2025	$2,155,172
Operating lease assets acquired	$235,878
Additions	87,614
Depreciation for the year 2024	(18,605)
Foreign exchange	(19,171)

Net carrying value of operating lease assets at December 31, 2024	$285,716
Additions	77,164
Depreciation for the year 2025	(81,126)
Foreign exchange	40,020

Net carrying value of operating lease assets at December 31, 2025	$321,774

F-24

Future minimum lease payments related to lease obligations are as follows:

	Finance Leases	Operating Leases	Total
2026	$1,650,852	$148,868	$1,799,720
2027	962,170	143,201	1,105,371
Thereafter	300,890	113,644	414,534

Total minimum lease payments	2,913,912	405,713	3,319,625

Less: amount of lease payments representing effects of discounting	(398,066)	(76,024)	(474,090)

Present value of future minimum lease payments	$2,515,846	$329,689	$2,845,535

Less: current obligations under leases	$(1,370,023)	$(109,666)	$(1,479,689)

Lease liabilities, net of current portion	$1,145,823	$220,023	$1,365,846

NOTE 19 – SOFTWARE DEVELOPMENT COSTS

In accordance with ASC 985-20 (Note 3), until technical feasibility is reached, the Company expenses all of its software development costs (“SDCs”). Once technical feasibility is reached, the Company will capitalize SDCs as incurred. Once the product is released, the Company will amortize the capitalized SDCs over their estimated useful life. The useful life of the internally developed software is estimated to be a period of 6.67 years. Doc.com has not met technological feasibility yet, and all costs have been expensed as research and development. Knotion has reached technological feasibility with its digital platform relating to the Knotion All-in-One Solution SaaS (Note 15).

The Company monitors the carrying value of the SDCs for impairment. As of December 31, 2025 the Company has not recognized impairment on the digital platform.

NOTE 20 – INCOME TAX PROVISION

The Company accounts for income taxes as set forth in ASC 740, Income Taxes. Deferred taxes are determined based on the temporary differences between the consolidated financial statements and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is unlikely that the deferred tax assets will be realized.

The Company assesses its income tax positions and records tax benefits for all years subject to examination based upon its evaluation of the facts, circumstances and information available at the reporting date. In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, our policy is to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the consolidated financial statements. The Company has determined that there are no material uncertain tax positions.

The Company accounts for income taxes with the recognition of estimated income taxes payable or refundable on income tax returns for the current period and for the estimated future tax effect attributable to temporary differences and carryforwards. Measurement of deferred income items is based on enacted tax laws including tax rates, with the measurement of deferred income tax assets being reduced by available tax benefits not expected to be realized in the immediate future.

F-25

The Company is taxed as a corporation. The Company estimates it will have a net operating loss carryforward of approximately $20,193,500 as of December 31, 2025 (2024 - $6,396,000). Due to uncertainty as to the Company’s ability to generate sufficient taxable income in the future to utilize the net operating loss carryforwards, the Company has recorded a full valuation allowance to reduce the net deferred tax asset to zero, there was no net operating loss recorded for the year ended December 31, 2025 and 2024, on the face of the financial statements. The 2025 and 2024 tax returns have not yet been filed as of the issuance of these financial statements. All tax periods since inception remain open to examination by the taxing jurisdictions to which the Company is subject which includes foreign tax jurisdiction and authorities.

The components of net income (loss) before taxes are as follows:

	2025	2024
Domestic – United States	$(59,828,067)	$(3,164,444)
Foreign – Mexico	(8,847,279)	(4,067,875)
Foreign – Canada	(359,638)	25,069
Net loss before taxes	$(69,034,984)	$(7,207,250)

The components of income tax expense (benefit) from continuing operations are as follows:

	2025	2024
Current – U.S. federal and state	–	–
Current – Mexico	–	–
Current – Canada	–	–
Total current income tax expense (benefit)	–	–
Deferred – U.S. federal and state	(16,675,877)	(882,025)
Deferred – Mexico	(2,654,184)	(1,220,363)
Deferred – Canada	(95,304)	6,643
Total deferred income tax expense (benefit)	(19,425,365)	(2,095,745)
Change in valuation allowance	19,425,365	2,095,745
Income tax expense (benefit)	–	–

The reconciliation from United States statutory federal income tax rate to the effective income tax rate is as follows:

	2025		2024
Federal income tax rate	(12,563,894)	18.2%	(664,533)	9.2%
State income tax, net of federal income tax effect	(4,111,983)	6.0%	(217,492)	3.0%
Rate differential between Mexico and United States	(796,255)	1.2%	(366,109)	5.1%
Rate differential between Canada and United States	(19,780)	0.0%	1,379	0.0%
Nontaxable or nondeductible items	9,180,667	(13.3)%	–	0.0%
Stock based compensation expense	2,391,594	(3.5)%	313,456	(4.3)%
Valuation allowance	5,919,651	(8.6)%	933,299	(13.0)%
Effective tax rate	–	0.0%		0.0%

The components of the significant components of deferred tax assets are as follows:

	2025	2024
Deferred tax assets:
Tax on net operating loss carryforwards	6,059,500	1,912,600
Less valuation allowance	(6,059,500)	(1,912,600)
Deferred tax assets, net	–	–

As of December 31, 2025 and 2024, the Company has no recognized income tax benefits. The Company’s policy for classifying interest and penalties associated with unrecognized income tax benefits is to include such items as tax expense. No interest or penalties have been recorded during the year ended December 31, 2025 or 2024. No interest or penalties have been accrued as of December 31, 2025. As of December 31, 2025 or 2024, the Company did not have any amounts recorded pertaining to uncertain tax positions.

F-26

NOTE 21 – CONVERTIBLE NOTES

The Company has issued 33 convertible notes with a total face value of $715,504. The notes bear interest at 20% per annum and are due on demand after the maturity dates. The notes are convertible into shares Class A Common Stock at any time prior to the maturity dates at the specified conversion price per share. The Company may elect to pay the notes using shares of Common Stock only if the shares issued can be resold by the Holder without restriction either pursuant to Rule 144, or under an effective registration statement of the Company.

The following table provides a summary of the Company’s convertible notes:

Original issue date	Maturity date	Conversion price per share	Annual interest rate	Balance at December 31, 2025	Balance at December 31, 2024
3/16/2023	3/16/2025	$0.75	20%	$–	$1,500
3/17/2023	3/17/2025	0.75	20%	–	24,200
3/17/2023	3/17/2025	0.75	20%	–	14,600
3/17/2023	3/17/2025	0.75	20%	–	300
3/24/2023	3/24/2025	0.75	20%	–	100
3/26/2023	3/26/2025	0.75	20%	–	21,500
3/26/2023	3/26/2025	0.75	20%	–	10,000
3/27/2023	3/27/2025	0.75	20%	–	1,067
3/27/2023	3/27/2025	0.75	20%	–	20,000
3/27/2023	3/27/2025	0.75	20%	–	10,000
3/29/2023	3/29/2025	0.75	20%	–	1,000
3/31/2023	3/31/2025	0.75	20%	–	15,987
3/31/2023	3/31/2025	0.75	20%	–	1,500
4/3/2023	4/3/2025	0.75	20%	–	5,000
4/28/2023	4/30/2025	0.75	20%	–	200,000
5/4/2023	4/30/2025	0.75	20%	–	2,500
5/10/2023	4/30/2025	0.75	20%	–	200,000
5/18/2023	4/30/2025	0.75	20%	–	5,000
5/19/2023	4/30/2025	0.75	20%	–	1,000
5/22/2023	4/30/2025	0.75	20%	–	7,000
6/1/2023	4/30/2025	0.75	20%	–	7,000
6/2/2023	4/30/2025	0.75	20%	–	500
6/15/2023	4/30/2025	0.75	20%	–	100,000
7/25/2023	4/30/2025	0.75	20%	–	10,000
8/4/2023	4/30/2025	0.75	20%	–	5,000
9/19/2023	4/30/2025	0.75	20%	–	7,500
9/19/2023	4/30/2025	0.75	20%	–	30,000
9/22/2023	4/30/2025	0.75	20%	–	2,500
9/22/2023	4/30/2025	0.75	20%	–	5,000
11/29/2023	11/30/2025	4.00	20%	–	400
11/30/2023	11/30/2025	4.00	20%	–	100
12/14/2023	11/30/2025	4.00	20%	–	250
12/22/2023	12/20/2025	1.00	20%	–	5,000
				$–	$715,504

On January 10, 2025, the Company converted the convertible debentures into 1,273,014 shares of common stock.

As of December 31, 2025, the Company has recorded accrued interest of $nil (2024 - $237,598) on the balance sheets.

F-27

NOTE 22 – PROMISSORY NOTE

On November 12, 2024, the Company entered into a promissory note with a non-related third party (“Lender”) for a principal amount of $70,000, which is due upon maturity on February 12, 2025 at a maturity amount of $100,000, representing the principal and accrued interest. Upon entering into the promissory note, the Company issued the Lender 300,000 shares of Class A Common Stock (“Initial Shares”) as a financing fee and recorded a promissory note cost expense of $1,200,000 on the statements of operations and other comprehensive income (loss) relating to the fair value of the 300,000 shares (Note 12). In the event of non-payment on maturity, the Company shall grant the Lender an additional 100,000 shares of common stock, plus another 100,000 shares of common stock for each subsequent 30-day period the note remains unpaid. The Company elected to apply the fair value option for the promissory note under the guidance in ASC 825-10.

The Company repaid the full outstanding amount of the promissory note on February 12, 2025. As of December 31, 2025, the fair value of the promissory note outstanding was $nil (2024 - $98,249). During the year ended December 31, 2025, the Company recognized an unrealized loss on promissory note of $1,751 on the statements of operations and other comprehensive income (loss) (2024 - $28,249).

NOTE 23 – SHAREHOLDERS’ EQUITY

Common Stock

The Company has 3 classes of Common Stock; Class A, Class B and Class C.

The Company has authorized 800,000,000 shares of Class A Common Stock (par value $.000001). The Company has 187,063,629, and 185,619,130 Class A Common Stock outstanding as of December 31, 2025 and 2024, respectively. Each Class A Common Stock is entitled to 1 vote per share.

The Company has authorized 50,000,000 shares of Class B Common Stock (par value $.000001). The Company has 15,000,000 Class B Common Stock outstanding as of December 31, 2025 and 2024. Each Class B Common Stock is entitled to 20 votes per share.

The Company has authorized 75,000,000 Class C Common Stock (par value $.000001). The Company has not issued any Class C Common Stock as of December 31, 2025 and 2024. Shares of Class C Common Stock have no voting power.

During the year ended December 31, 2024:

The Company cancelled 15,000 shares of Class A Common Stock previously issued to the former CFO of the Company and reversed officer’s compensation of $150 on the statements of operations and other comprehensive income (loss).

The Company issued 8,621,873 shares of Class A Common Stock with a fair value of $86,218 pursuant to Board Advisory Agreements. As of December 31, 2024, the Company recorded contractors expense of $79,200 as general and administrative expense on the statements of operations and other comprehensive income (loss). The remaining $7,018 will be expensed over the terms of the Board Advisory Agreements.

The Company issued 4,000,000 shares of Class A Common Stock to the Director of Marketing and recorded officer’s compensation of $40,000 as general and administrative expense on the statements of operations and other comprehensive income (loss).

The Company issued 25,000 shares of Class A Common Stock to a consultant of the Company and recorded contractors expense of $100,000 as general and administrative expense on the statements of operations and other comprehensive income (loss).

The Company issued 2,875,097 shares of Class A Common Stock at $0.01 under Regulation A for proceeds of $28,751 of which $4,360 was received during the year ended December 31, 2023.

The Company issued 108,512 shares of Class A Common Stock at $4 under Regulation D and S for proceeds of $434,048.

F-28

The Company issued 300,000 shares of Class A Common Stock with a fair value of $1,200,000 as a financing fee relating to a promissory note (Note 22) and recorded a promissory note cost expense of $1,200,000 on the statements of operations and other comprehensive income (loss).

The Company issued 3,466,518 shares of Class A Common Stock with a fair value of $13,866,072 as a deferred issuance cost relating to a Share Purchase Agreement (Note 24).

The Company issued 6,281,250 shares of Class A Common Stock with a fair value of $25,125,000 pursuant to various Cash and Share Exchange Agreements (Note 4).

As of December 31, 2024, the Company had received $5,000 for subscriptions of 1,250 shares of Class A Common Stock that were issued subsequent to the year ended December 31, 2024.

As of December 31, 2024, the Company had received $1,185,803 for subscriptions of 296,450 units at $4 per unit with each unit consisting of one common share of Class A Common Stock and one warrant. Each warrant is exercisable at $8 per share and expires five years from the date of issuance.

As of December 31, 2024, the Company had 13,125 shares issuable for marketing services and 137,500 for board advisory services. The Company recorded advertising and marketing expenses of $52,500 and contractors expense of $21,096 as general and administrative expense on the statements of operations and other comprehensive income (loss).

During the year ended December 31, 2025:

The Company converted convertible debentures consisting of $715,504 principal and $241,519 accrued interest into 1,273,014 shares of Class A Common Stock.

The Company issued 125,000 shares of Class A Common Stock with a fair value of $500,000 pursuant to a Board Advisory Agreement. As of December 31, 2025, the Company recorded contractors expense of $84,018 as general and administrative expense on the statements of operations and other comprehensive income (loss). The remaining $313,699 will be expensed over the terms of the Board Advisory Agreement.

The Company issued 16,875 shares of Class A Common Stock with a fair value of $67,500 pursuant to a marketing agreement of which 13,125 shares were included in shares issuable as of December 31, 2024. As of December 31, 2025, the Company recorded $67,500 advertising and marketing expense on the statements of operations and other comprehensive income (loss).

The Company issued 3,250 shares of Class A Common Stock at $4 under Regulation S for proceeds of $13,000 of which $8,000 was received during the year ended December 31, 2025 and $5,000 was received during the year ended December 31, 2024.

The Company recognized an issuance of 26,360 shares of Class A Common Stock with a fair value of $105,440 as a deferred issuance cost relating to a Share Purchase Agreement (Note 25).

As of December 31, 2025, the Company had received $10,000,000 for subscriptions of 2,500,000 units at $4 per unit with each unit consisting of one common share of Class A Common Stock and one warrant. Each warrant is exercisable at $8 per share and expires five years from the date of issuance. The Company issued 2,500,000 shares of Class A Common Stock on January 6, 2026. As of the current date, the related warrants have not yet been issued.

As of December 31, 2025, the Company had 2,308,000 shares issuable with a fair value of $9,232,000 for officers, 494,349 shares issuable with a fair value of $1,977,398 for board advisory services, 15,000 shares issuable with a fair value of $60,000 for independent directors and 7,735 shares issuable with a fair value of $30,939 for advertising and marketing consultant. Subsequent to December 31, 2025, the commitment was reduced by 2,200,000 shares following the termination of the acquisition of TMB Financial and Knotion, resulting in a remaining commitment to issue 617,349, subject to Board approval.

Preferred Stock

The Company has 75,000,000 shares of Preferred Stock authorized, as of the date of these statements. As of December 31, 2025, there are no shares of Preferred Stock issued or outstanding. The Company’s Board of Directors have not yet authorized the rights and privileges of the Preferred Stock.

NOTE 24 – RELATED PARTY TRANSACTIONS AND BALANCES

All transactions with related parties have occurred in the normal course of operations and are recorded at the exchange amount which is the amount agreed to by the Company and the related party.

a)	Key management compensation and related party transactions

The Company has identified its directors and certain senior officers as its key management personnel. The compensation costs for key management personnel were as follows:

	Year Ended December 31, 2025	Year Ended December 31, 2024
Management fees	$2,099,050	$61,280
Bonus	940,001	–
Consulting fees	15,000
Director fees	60,000	–
Stock compensation	9,232,000	39,850
	$12,346,051	$101,130

F-29

The following table provides a summary of compensation with its executive officers:

				Accrued Bonus		Signing Bonus -
				Payable –		Restricted	Stock
Name and	Salary		Bonus	December 31,	Signing Bonus -	Stock Units	Options and RSU
Position	2025	2025	2025	2025	Shares*	(RSUs)**	Awards***
Charles Nader, Chief Executive Officer	$356,047	$46,330	–	–	–	–	–
Noel Trainor, Chief Operating Officer	$217,878	–	$189,641	$172,122	500,000	–	4,000,000
Hernan Ramirez, Chief Technology Officer	$186,048	–	$197,264	$172,122	500,000	–	2,000,000
Noemi Trainor, Chief Innovation Officer	$217,878	–	$189,641	$172,122	500,000	–	4,000,000
Ignacio Valencia, Chief Business Development Officer	$290,244	–	$196,690	$172,122	500,000	–	2,000,000
Neil Kleinman, Head of Banking	$82,500	–	–	–	–	5,000	400,000
Alejandro Ulloa, Chief Financial Officer	$220,929	–	$18,904	–	200,000	–	2,000,000
Itzel Ocampo, MD, Chief Science Officer	$194,193	–	$16,628	–	–	200,000	2,000,000
Daniel Fraser, Blockchain Deployment Director	$100,000	–	–	–	–	15,000	–
Aaron Trager, Head of Pharmacy	$200,000	–	$131,233	$131,233	108,000	–	1,656,250
Rocio Nader, Chief Legal Director	$33,333	–	–	–	–	–	1,000,000
Lesly Kernisant, Medical Director US	–	–	–	–	–	50,000	1,250,000

* The officers are eligible to receive a one-time signup bonus in shares. As of September 28, 2026, the Company has not yet issued the shares.

** Subject to prior approval of the Board of Directors, the officers are eligible to receive a one-time signing bonus in RSUs in accordance with the Company’s Equity Plan. The RSUs shall be settled upon the occurrence of a public offering, direct listing, or other public market listing of the Company (including, without limitation, a listing on Nasdaq or any other recognized national securities exchange), as determined by the Board of Directors in its sole discretion. As of September 28, 2026, the Company has not approved the grant of the RSUs.

*** Subject to prior approval of the Board of Directors, the officers are eligible to receive stock options and RSU awards in accordance with the Company’s Equity Plan. As of September 28, 2026, the Company has not approved the grant of the stock options and RSUs.

F-30

The Company has also entered into an equity award agreement with Jamie Freed, Chief Marketing Officer and Director, under which he was granted 8,000,000 RSUs. The RSUs vest in equal quarterly installments over a three-year period commencing on the effective date of the Company’s listing on a national securities exchange, subject to his continued service with the Company.

b)	Amounts due to related parties

In the normal course of operations, the company shares certain administrative resources with companies related by common management and directors. The administrative resources and services, which were provided in the normal course of operations, were measured at the exchange. All amounts payable and receivable are non-interest bearing, unsecured and due on demand. The following table summarizes the amounts due to related parties:

	December 31, 2025	December 31, 2024
Chief Executive Officer	$–	$46,700
Director of Marketing, Public Relations and Communications	–	60,833
Head of Pharmacy	312,426	–
Due to former executive officers of Knotion (Note 27)	688,488	–
	$1,000,914	$107,533

c)	Due to former equity holder of 405 Ontario

On July 17, 2025, the former equity holder of 405 Ontario joined the Company as Head of Pharmacy. The following table summarizes the amounts due to the former equity holder of 405 Ontario, which includes the remaining cash consideration related to the acquisition of 405 Ontario, RX Angle and Flat Iron Pharmacy (Note 4):

	December 31, 2025	December 31, 2024

Former equity holder of 405 Ontario	$225,000	$1,502,357

d)	Convertible note receivable from related party

On November 14, 2024, the Company acquired a $10,000 convertible note issued by a related party entity in which the Company’s Chief Executive Officer holds a significant ownership interest. The convertible note is non-interest bearing and is convertible into common shares at a conversion price of $0.75 per common share at the election of the related party entity. The convertible note was recorded at amortized cost on the balance sheets. On November 14, 2025, the convertible note was converted into 13,333 common shares of FlashGas.com Inc. (Note 11).

e)	Other related party transactions

During the year ended December 31, 2025, the Company paid $15,000 consulting fees to Carlos Nader, the father of Charles Nader, the Company’s Chief Executive Officer.

F-31

NOTE 25 – COMMITMENTS AND CONTINGENCIES

Share Purchase Agreement

On December 17, 2023, and as subsequently amended, the Company entered into a Share Purchase Agreement with Silver Rock Group (“Silver Rock”) whereby Silver Rock committed to purchase up to $300,000,000 of the Company’s Class A Common Stock (the “Draw Down Amount”) over a 36-month period beginning on the date the Company becomes publicly listed (“Public Listing”). The agreement provides the Company with the right, at its sole discretion, to issue Draw Down Notices in tranches of up to $5,000,000 with the number of shares to be issued under each notice calculated based on a per-share price equal to the lowest trading price of the Company’s Class A Common Stock during the 10 trading days immediately preceding the Draw Down Notice.

On November 5, 2024, the Company issued 3,466,518 shares of Class A Common Stock to Silver Rock (Note 23) as a commitment fee in connection with the Share Purchase Agreement, being equal to 2% of the total outstanding shares of the Company on the date of the agreement. The Company recorded a deferred issuance cost of $13,866,072 relating to the fair value of the 3,466,518 shares. During the year ended December 31, 2025, the Company recognized a further issuance of 26,360 shares of Class A Common Stock as a commitment fee in connection with the Share Purchase Agreement. The Company recorded a deferred issuance cost of $105,440 relating to the fair value of the 26,360 shares.

In addition, on the date of Public Listing, the Company shall issue share purchase warrants to Silver Rock granting the right to purchase additional common shares of the Company for a period of 5 years at an exercise price per share equal to the lower of $2 per share or 110% of the listing price immediately after the Public Listing. The number of warrants issued shall be equal to 4% of the total outstanding shares immediately after the completion of the Public Listing, calculated on a fully diluted basis.

During the year ended December 31, 2025, the Company reassessed the recoverability of the deferred issuance cost due to Silver Rock’s breach of the agreement. The commitment provided by Silver Rock is not expected to be fulfilled and the Company does not expect to receive any amounts under the commitment. As a result, the Company determined that these costs no longer met the criteria for capitalization and wrote off the deferred issuance costs totaling $13,971,512 on the statements of operations and other comprehensive income (loss).

Domain Name Purchase and Sale Agreement

On January 15, 2025, the CEO and President of the Company entered into a Domain Name Purchase and Sale Agreement for the acquisition of the domain name Doc.com. As of December 31, 2025, the Company had paid $2.09 million under the agreement, which has been recorded as a Capital Advance (Note 12). Subsequent to December 31, 2025, the Company advanced another installment of $920,000 and remained current on its contractual payment obligations. The Company has a remaining contractual commitment of $1.84 million under the agreement.

Technology Development Agreement with Universidad Nacional Autónoma de México

On March 1, 2024, the Company entered into a Technology Development Agreement (the “Agreement”) with the Universidad Nacional Autónoma de México (“UNAM”) to develop a pharmaceutical drug for treatment of liver cancer. The Company agreed to contribute 2,769,000 Mexican Pesos plus the Value Added Tax of 443,040 Mexican Pesos for the development of the drug. The Company paid the contribution in full during February 2025. The Company will obtain the rights to the pharmaceutical drug post clinical trials. As of September 28, 2026, the pharmaceutical drug has been developed, the formula has been updated, and is in pre-clinical trial period.

Legal Proceedings

On June 23, 2026, the Company’s former media vendor, Adcellerant LLC d/b/a/ Techint Labs (“Techint”), sent a demand letter for $358,477 for purportedly overdue invoiced amounts. The Company maintains that it does not owe Techint any amount, and the invoices at issue are improper under the parties’ agreement, which the Company terminated in December 2025. The Company denies and will continue to deny all of the allegations and claims asserted by Techint. As of September 28, 2026, the parties have continued to negotiate, and no claim has been filed. While there is at least a reasonable possibility that a loss may be incurred, the Company has not recorded any loss or accrual in the accompanying consolidated financial statements at December 31, 2025 for this matter as a loss is not probable.

F-32

The Company may become subject to legal proceedings, claims and litigation arising in the ordinary course of business. Other than those described above, the Company is not currently a party to any other material legal proceedings and are not aware of any pending or threatened litigation that could have a material adverse effect on the results of operations, cash flows, and financial condition, should such litigation be resolved unfavorably.

NOTE 26 – SEGMENT DISCLOSURE

The Company has three operating segments which includes:

a)	Digital Healthcare: Doc.com Inc.
b)	Education Software: TMB Financial, S.A. DE D.V. and Knotion, S.A. DE C.V.
c)	Pharmacy: 2345405 Ontario, Inc., RX Angle, Inc. and Flat Iron Pharmacy, LLC

Factors used to identify the Company’s reportable segments include the organizational structure of the Company and the financial information available for evaluation by the Company’s Chief Executive Officer, who is the Company’s Chief Operating Decision-Maker in making decisions about how to allocate resources and assess performance. The Company’s operating segments have been broken out based on similar economic and other qualitative criteria. The Company operates the Digital Healthcare and Pharmacy reporting segments in the United States and Education Software reporting segment in Mexico.

Financial statement information by operating segment for the year ended December 31, 2025 is presented below:

	Digital Healthcare $	Education Software $	Pharmacy $	Total $
Revenue	83,333	17,348,591	1,959,435	19,391,359
Gross profit	83,333	11,006,226	389,302	11,478,861
Operating expenses	(4,231,095)	(57,996,152)	(2,275,673)	(64,502,920)
Net loss	(19,771,217)	(47,408,147)	(1,855,620)	(69,034,984)
Amortization and depreciation in cost of sales	–	(4,775,298)	–	(4,775,298)
Amortization and depreciation	–	(697,748)	(1,759)	(699,507)
General and administrative	(3,717,548)	(11,825,497)	(231,622)	(15,774,667)
Employee and officer-related costs	(513,547)	(16,244,393)	(1,035,736)	(17,793,676)
Total assets	40,959,557	28,597,996	782,063	70,339,616

Financial statement information by operating segment for the year ended December 31, 2024 is presented below:

	Digital Healthcare $	Education Software $	Pharmacy $	Total $
Revenue	–	6,335,172	485,380	6,820,552
Gross profit	–	4,717,627	71,520	4,789,147
Operating expenses	(867,661)	(8,792,675)	(61,143)	(9,721,479)
Net (loss) income	(2,953,049)	(4,279,367)	25,166	(7,207,250)
Amortization and depreciation in cost of sales	–	(1,617,517)	(1,617,517)	(1,617,517)
Amortization and depreciation	–	(290,367)	(1,977)	(292,344)
General and administrative	(752,163)	(5,250,926)	(3,661)	(6,006,750)
Employee and officer-related costs	(101,130)	(3,251,383)	(69,872)	(3,422,385)
Total assets	82,213,909	32,352,732	894,518	115,461,159

F-33

NOTE 27 – SUBSEQUENT EVENTS

Securities Offerings

On April 14, 2026, the Company entered into a Share Purchase Agreement with a non-related third party whereby the Company agreed to issue 437,500 shares of Class A Common Stock under Regulation S at price per share of $8.00 along with 437,500 share purchase warrants, for total proceeds of $3,500,000. Each share purchase warrant will entitle the holder to purchase one additional share of Class A Common Stock at a price of $8.00 per share for a period of 5 years from the date of the Share Purchase Agreement. As of September 28, 2026, the Company has received $2,711,421 proceeds and the shares and warrants have not been issued.

Termination of Cash and Share Purchase Agreement with TMB and Knotion

Subsequent to December 31, 2025, the Company accepted the formal written notice dated July 21, 2026 terminating the Cash and Share Exchange Agreement with TMB and Knotion. The Company is currently assessing the net impact of the potential deconsolidation of TMB and Knotion on the consolidated financial statements, which is expected to be recognized in a subsequent reporting period.

Management Reorganization

Following the developments relating to the termination of the Company’s acquisition of TMB Financial and Knotion, the Company reorganized its management structure to align its leadership team with its continuing operations.

Certain individuals who historically held officer or management positions with the Company were employed in Mexico through Knotion. In connection with the management reorganization, Alejandro Ulloa, Noel Trainor, Hernán Ramirez, Noemí Trainor and Ignacio Valencia ceased to hold their respective officer or management positions with the Company. The cessation of their corporate positions with the Company is separate from, and does not itself constitute the termination, transfer or assumption by the Company of, any underlying employment relationship with Knotion.

As of September 28, 2026, the Company’s executive and senior management team consists of:

Name	Current Position
Charles Nader	Chief Executive Officer
Aaron Trager	Chief Operating Officer
Neil Kleinman	Chief Financial Officer
Enrique Hernández	Chief Technology Officer
Jamie Freed	Chief Marketing Officer
Daniel Fraser	Chief Blockchain Officer

Management’s Evaluation

Management has evaluated subsequent events through September 28, 2026, the date the financial statements were available to be issued and no other material events require disclosure.

F-34

DOC.COM INC.

June 30, 2026

(Expressed in U.S. dollars)

Index
Condensed Consolidated Interim Balance Sheets as of June 30, 2026 (unaudited) and December 31, 2025	F–36
Condensed Consolidated Interim Statements of Operations and Other Comprehensive Income (Loss) for the Three and Six Months Ended June 30, 2026 and June 30, 2025 (unaudited)	F–37
Condensed Consolidated Interim Statements of Shareholders’ Equity (Deficit) for the Three and Six Months Ended June 30, 2026 and June 30, 2025 (unaudited)	F–38 - F-39
Condensed Consolidated Interim Statements of Cash Flows for the Six Months Ended June 30, 2026 and 2025 (unaudited)	F–40
Notes to the Unaudited Condensed Consolidated Interim Financial Statements	F–41

F-35

Doc.com Inc.

Condensed Consolidated Interim Balance Sheets

(Expressed in U.S. dollars)

	Notes	June 30, 2026	December 31, 2025
		(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	8	$204,137	$799,403
Accounts receivable, net	9	1,623,560	1,946,631
Prepaid expenses	10	576,940	1,477,667
Inventory		97,665	60,230
Other current assets	13	238,325	103,529
Total current assets		2,740,627	4,387,460
Capital advance	12	3,010,000	2,090,000
Property and equipment, net	14	262,343	341,615
Finance lease assets, net	18	1,626,386	2,155,172
Operating lease assets, net	18	665,188	321,774
Intangible assets, net	15	19,440,117	21,230,827
Investments in private companies	11	1,943,051	1,846,598
Goodwill	4, 15	37,917,370	37,917,370
Deposits		66,029	48,800
Other non-current assets		535,599	–
Total assets		$68,206,710	$70,339,616
Liabilities
Current liabilities
Accounts payable and accrued liabilities	16	$4,850,363	$2,433,922
Deferred revenue	5	5,415,281	12,145,034
Due to related parties	21	1,075,272	1,000,914
Due to former shareholders of TMB Financial S.A. DE D.V.	4	49,248,249	49,248,249
Due to former equity holder of 405 Ontario	4, 21	205,000	225,000
Short-term debt	17	9,140,668	6,109,400
Other current liabilities		87,538	111,590
Current portion of finance lease liabilities	18	1,174,729	1,370,023
Current portion of operating lease liabilities	18	234,745	109,666
Current maturities of long-term debt	17	2,152,996	2,087,740
Total current liabilities		73,584,841	74,841,538
Finance lease liabilities, non-current portion	18	809,671	1,145,823
Operating lease liabilities, non-current portion	18	430,443	220,023
Long-term debt	17	6,458,989	8,361,110
Total liabilities		$81,283,944	$84,568,494
Commitments and contingencies	23	–	–
Shareholders’ deficit
Preferred stock, (75,000,000 shares authorized, $.000001 par value, 0 issued as of June 30, 2026 and December 31, 2025)		–	–
Common stock, Class A (800,000,000 shares authorized, $.000001 par value, 189,949,992 and 187,063,629 issued as of June 30, 2026 and December 31, 2025, respectively)		190	187
Common stock, Class B (50,000,000 shares authorized, $.000001 par value, 15,000,000 issued as of June 30, 2026 and December 31, 2025)		15	15
Common stock, Class C (75,000,000 shares authorized, $.000001 par value, 0 issued as of June 30, 2026 and December 31, 2025)		–	–
Shares to be issued		12,506,019	11,300,337
Subscriptions received pending allotment		2,113,450	10,000,000
Additional paid in capital		57,108,500	44,058,851
Accumulated deficit		(83,351,348)	(78,737,760)
Accumulated other comprehensive loss		(1,454,060)	(850,508)
Total shareholders’ deficit		(13,077,234)	(14,228,878)
Total liabilities and shareholders’ deficit		$68,206,710	$70,339,616

Nature of operations (Note 1) and going concern (Note 2)

Commitments and contingencies (Note 23)

Subsequent events (Note 25)

The accompanying notes form an integral part of these unaudited condensed consolidated interim financial statements

F-36

Doc.com Inc.

Condensed Consolidated Interim Statements of Operations and Other Comprehensive Income (Loss)

(Expressed in U.S. dollars)

(Unaudited)

	Notes	For the Three Months Ended June 30, 2026	For the Three Months Ended June 30, 2025	For the Six Months Ended June 30, 2026	For the Six Months Ended June 30, 2025
Revenue	5	$6,834,201	$7,441,115	$13,083,650	$9,926,192
Cost of revenue	14, 15	(2,076,091)	(2,045,384)	(4,324,614)	(4,122,018)
Gross profit		4,758,110	5,395,731	8,759,036	5,804,174

Operating expenses:
Amortization and depreciation	14, 15	184,081	171,123	366,554	342,958
Employee and officer-related costs	7	1,923,090	1,287,532	3,767,795	11,097,925
General and administrative	6	3,955,787	3,193,555	7,469,056	6,495,071
Total operating expenses		6,062,958	4,652,210	11,603,405	17,935,954

Operating income (loss)		(1,304,848)	743,521	(2,844,369)	(12,131,780)

Other income and expenses
Interest expense	18	(817,540)	(717,626)	(1,824,937)	(1,150,005)
Interest income		1,850	994	14,619	6,176
Unrealized loss on promissory note		–	–	–	(1,751)
Other income		31,478	198,914	42,150	607,019
Other expense		(1,051)	–	(1,051)	–
Total other expenses		(785,263)	(517,718)	(1,769,219)	(538,561)

Net income (loss)		$(2,090,111)	$225,803	$(4,613,588)	$(12,670,341)

Foreign currency translation		(469,555)	(890,042)	(603,552)	(768,258)
Comprehensive loss		$(2,559,666)	$(664,239)	$(5,217,140)	$(13,438,599)

Loss per share:
Basic		$(0.01)	$0.00	$(0.02)	$(0.07)
Diluted		$(0.01)	$0.00	$(0.02)	$(0.07)

Shares used in computing loss per share:
Basic		189,949,992	186,896,513	189,736,587	186,825,570
Diluted		189,949,992	186,896,513	189,736,587	186,825,570

The accompanying notes form an integral part of these unaudited condensed consolidated interim financial statements

F-37

Doc.com Inc.

Condensed Consolidated Interim Statements of Shareholders’ Equity (Deficit)

(Expressed in U.S. dollars)

(Unaudited)

	Class A common stock		Class B common stock			Subscriptions received	Additional		Accumulated other
	Number of shares	Amount	Number of shares	Amount	Shares to be issued	pending allotment	paid in capital	Accumulated deficit	comprehensive income (loss)	Total
Balance, December 31, 2024 (Audited)	185,619,130	$185	15,000,000	$15	$73,596	$1,190,803	$42,430,890	$(9,702,776)	$758,569	$34,751,282
Issuance of common stock for services	1,250	–	–	–	9,026,872	(5,000)	5,000	–	–	9,026,872
Issuance of common stock for cash	2,000	–	–	–	–	–	8,000	–	–	8,000
Cash received pending allotment	–	–	–	–	–	5,558,427	–	–	–	5,558,427
Convertible debt conversion	1,273,014	1	–	–	–	–	957,022	–	–	957,023
Comprehensive loss for the period	–	–	–	–	–	–	–	(12,896,144)	121,784	(12,774,360)
Balance, March 31, 2025	186,895,394	$186	15,000,000	$15	$9,100,468	$6,744,230	$43,400,912	$(22,598,920)	$880,353	$37,527,244
Issuance of common stock for services	16,875	–	–	–	508,208	–	67,500	–	–	575,708
Cash received pending allotment	–	–	–	–	–	744,098	–	–	–	744,098
Comprehensive income for the period	–	–	–	–	–	–	–	225,803	(890,042)	(664,239)
Balance, June 30, 2025	186,912,269	$186	15,000,000	$15	$9,608,676	$7,488,328	$43,468,412	$(22,373,117)	$(9,689)	$38,182,811

The accompanying notes form an integral part of these unaudited consolidated interim financial statements

F-38

Doc.com Inc.

Condensed Consolidated Interim Statements of Shareholders’ Equity (Deficit)

(Expressed in U.S. dollars)

(Unaudited)

	Class A common stock		Class B common stock			Subscriptions received	Additional		Accumulated other
	Number of shares	Amount	Number of shares	Amount	Shares to be issued	pending allotment	paid in capital	Accumulated deficit	comprehensive income (loss)	Total
Balance, December 31, 2025 (Audited)	187,063,629	$187	15,000,000	$15	$11,300,337	$10,000,000	$44,058,851	$(78,737,760)	$(850,508)	$(14,228,878)
Issuance of common stock for services	10,313	–	–	–	(30,939)	–	41,252	–	–	10,313
Shares to be issued for services	–	–	–	–	617,739	–	–	–	–	617,739
Issuance of subscribed common stock	2,500,000	3	–	–	–	(10,000,000)	9,999,997	–	–	–
Issuance of common stock for cash	376,050	–	–	–	–	–	3,008,400	–	–	3,008,400
Comprehensive loss for the period	–	–	–	–	–	–	–	(2,523,477)	(133,997)	(2,657,474)
Balance, March 31, 2026	189,949,992	$190	15,000,000	$15	$11,887,137	$–	$57,108,500	$(81,261,237)	$(984,505)	$(13,249,900)
Cash received pending allotment	–	–	–	–	–	2,113,450	–	–	–	2,113,450
Shares to be issued for services	–	–	–	–	618,882	–	–	–	–	618,882
Comprehensive loss for the period	–	–	–	–	–	–	–	(2,090,111)	(469,555)	(2,559,666)
Balance, June 30, 2026	189,949,992	$190	15,000,000	$15	$12,506,019	$2,113,450	$57,108,500	$(83,351,348)	$(1,454,060)	$(13,077,234)

The accompanying notes form an integral part of these unaudited consolidated interim financial statements

F-39

Doc.com Inc.

Condensed Consolidated Interim Statements of Cash Flows

(Expressed in U.S. dollars)

(Unaudited)

	For the Six Months Ended June 30, 2026	For the Six Months Ended June 30, 2025
Cash provided by (used in):
Operating activities
Net loss for the period	$(4,613,588)	$(12,670,341)
Adjustment to net loss for the period for non-cash items
Amortization and depreciation	366,554	342,958
Amortization and depreciation in cost of sales	2,606,470	2,011,644
Stock based compensation	1,329,582	9,609,598
Unrealized loss on promissory note	–	1,751
Changes in non-cash working capital balance:
Decrease (increase) in accounts receivable	323,071	(306,617)
Decrease in prepaid expenses	818,079	403,482
Increase in deposits	(17,229)	(8,800)
Decrease (increase) in inventory	(37,435)	30,267
Increase in other current assets	(134,796)	(7,045)
Increase in other non-current assets	(535,599)	–
Increase (decrease) in accounts payable and accrued liabilities	2,416,441	(666,459)
Decrease in other current liabilities	(24,052)	–
Decrease in deferred revenue	(6,729,753)	(3,880,084)
Net cash used in operating activities	(4,232,255)	(5,139,646)
Investing activities
Capital advance	(920,000)	(1,170,000)
Investments in private companies	(40,000)	–
Payments to former shareholders of TMB Financial S.A. DE D.V.	–	(751,751)
Payments to former equity holder of 405 Ontario	(20,000)	(1,199,673)
Capitalization of intangible assets	–	(800,231)
Purchases of property, plant and equipment	(13,528)	–
Net cash used in investing activities	(993,528)	(3,921,655)
Financing activities
Due to related parties	74,358	–
Principal payments on finance lease obligation	(793,433)	(680,716)
Proceeds from the issuance of common stock	3,008,400	8,000
Proceeds from subscriptions received	2,113,450	6,302,525
Proceeds from short-term bank loans, net	675,923	1,002,740
Proceeds from long-term bank loans, net	–	1,169,420
Repayment of promissory note	–	(100,000)
Net cash provided by financing activities	5,078,698	7,701,969
Effect of exchange rate on cash	(448,181)	(499,138)
Decrease in cash before effect of exchange rates	(147,085)	(1,359,332)
Cash, beginning of period	799,403	2,396,429
Cash, end of period	$204,137	$537,959
Supplemental cash flow disclosures:
Interest paid	$1,824,937	$1,177,470
Income tax paid	–	–

The accompanying notes form an integral part of these unaudited condensed consolidated interim financial statements

F-40

Doc.com Inc.

Notes to the Unaudited Condensed Consolidated Interim Financial Statements

June 30, 2026

(Expressed in U.S. dollars)

NOTE 1 - NATURE OF OPERATIONS

Doc.com Inc. (“Doc.com”) was incorporated in Delaware on March 31, 2021 (the “Company”). The Company is developing telehealth services for consumers and corporate clients and governments. The Company also plans to sell over-the-counter products and epidemiological analytics.

Doc.com is a digital healthcare company that provides initial no cost consultations to patients with doctors, psychologists and veterinarians and sells over the counter products to patients as well as display educational content and advertisements during waiting periods. Artificial intelligence will be used to speed up consultation times and improve healthcare outcomes by suggesting improvements in diagnosis to healthcare professionals and offering statistics on telehealth consultations. Expected revenue streams are through the sale of over-the-counter products, billing insurance companies for those patients who have insurance by billing through a billing partner and charging a service fee and displaying ads to patients during the waiting period to speak to a healthcare professional. Our initial target market is patients in the United States who have smartphones and need prescription drugs or over-the-counter healthcare products

On August 8, 2024, the Company acquired 100% of TMB Financial, S.A. DE C.V. and its wholly owned subsidiary Knotion, S.A. DE C.V., an award-winning Software-as-a-Service (“SaaS”) company in the education sector. On October 7, 2024, the Company acquired 100% of 2345405 Ontario, Inc. and its wholly-owned subsidiary, RX Angle, Inc. and its wholly owned subsidiary, Flat Iron Pharmacy, LLC., which together operate a pharmacy. Refer to Note 4 for further information on the acquisitions.

NOTE 2 – GOING CONCERN

These condensed consolidated interim financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which assumes that the Company will be able to meet its obligations and continue its operations for its next fiscal year. Realization values may be substantially different from carrying values as shown and these condensed consolidated interim financial statements do not give effect to adjustments that would be necessary to the carrying values and classification of assets and liabilities should the Company be unable to continue as a going concern.

At June 30, 2026, the Company had not yet achieved profitable operations and expects to incur further losses in the development of its business. As reflected in the accompanying financial statements, the Company had an accumulated deficit of $83,351,348 and working capital deficit of $70,844,214 at June 30, 2026. This factor among others raises substantial doubt about the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management plans to finance its operations through the sale of equity and/or from related party advances. However, there is no assurance of additional funding being available.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

These condensed consolidated interim financial statements are unaudited and have been prepared in accordance with the rules of the Securities and Exchange Commission for interim statements. Certain information and footnote disclosures required by United States Generally Accepted Accounting Principles (“U.S. GAAP”) have been condensed or omitted as permitted by such rules, although the Company believes that the disclosures included are adequate to make the information presented not misleading. The condensed consolidated interim financial statements included herein are expressed in United States dollars. In the opinion of management, all adjustments (all of which are of a normal recurring nature) and disclosures necessary for a fair presentation of these condensed consolidated interim financial statements have been included. The Company’s fiscal year end is December 31.

F-41

Principles of Consolidation

The condensed consolidated interim financial statements include the accounts for the Company and its subsidiaries. The accounts of the subsidiaries are prepared for the same reporting period as the Company, using consistent accounting policies. All significant intercompany balances and transactions, unrealized gains or losses on transactions between the entities have been eliminated upon consolidation. Certain prior period amounts have been reclassified to conform to the current period presentation. There was no effect on net loss or shareholders’ equity as previously reported as a result of reclassifications.

Subsidiaries	Location	Ownership interest	Functional currency
TMB Financial, S.A. DE C.V.	Mexico	100%	Mexican peso
Knotion, S.A. DE C.V.	Mexico	100%	Mexican peso
2345405 Ontario, Inc.	Canada	100%	Canadian dollar
RX Angle, Inc.	USA	100%	U.S. dollar
Flat Iron Pharmacy, LLC	USA	100%	U.S. dollar

Subsidiaries are all entities over which the Company, either directly or indirectly, has the power to govern the financial and operating policies generally accompanying a shareholding of more than one half of the voting rights. Where the group does not directly hold more than one half of the voting rights, significant judgment is used to determine whether control exists. These significant judgments include assessing whether the group can control the operating policies through the group’s ability to appoint most directors to the board. The existence and effect of potential voting rights that are currently exercisable or convertible are considered when assessing whether the group controls another entity. Subsidiaries are fully consolidated from the date on which control is transferred to the group until the date on which control ceases.

Use of Estimates

The preparation of the condensed consolidated interim financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the footnotes thereto. Actual results could differ from those estimates. It is reasonably possible that changes in estimates will occur in the near term. All amounts are rounded to the nearest whole dollar upon presentation so certain sums or differences may reflect a rounding difference in some instances.

Examples of reported amounts that rely on significant estimates include revenue recognition, allowance for credit losses, assets acquired and liabilities assumed in business combinations, capitalization of software development costs, certain amounts relating to the accounting for income taxes, including valuation allowance, stock-based compensation expense, operating lease right-of-use assets and operating lease liabilities, and pension obligations. Significant estimates are also used in determining the recoverability and fair value of property and equipment, operating lease right-of-use assets, goodwill and intangible assets.

Foreign Currency Translation

The condensed consolidated interim financial statements are presented in U.S. dollars. The functional currency of the Company and its wholly owned subsidiaries, RX Angle, Inc. and Flat Iron Pharmacy, LLC, are the U.S. dollar. The functional currency of TMB Financial, S.A. DE D.V. and Knotion, S.A. DE C.V. are the Mexican Peso. The functional currency of 2345405 Ontario, Inc. is the Canadian dollar. Translation of functional currencies to reporting currencies for assets and liabilities is done using the exchange rates at each balance sheet date; revenue and expenses are translated at average rates prevailing during the reporting period or at the date of the transaction; shareholders’ equity is translated at historical rates. Adjustments resulting from translating the condensed consolidated interim financial statements into the U.S. dollar are recorded as a separate component of accumulated other comprehensive loss in the statement of changes in shareholders’ equity.

F-42

Risks and Uncertainties

The Company has a limited operating history. The Company’s business and operations are sensitive to general business and economic conditions in the United States. A host of factors beyond the Company’s control could cause fluctuations in these conditions. Adverse conditions may include: recession, downturn or otherwise, local competition or changes in consumer taste. These adverse conditions could affect the Company’s financial condition and the results of its operations. As of June 30, 2026, the Company is operating as a going concern. See Note 2 for additional information.

Cash and Cash Equivalents

The Company considers short-term, highly liquid investment with original maturities of three months or less at the time of purchase to be cash equivalents. Cash consists of funds held in the Company’s checking account. As of June 30, 2026 and December 31, 2025, the Company had $204,137 and $799,403 cash and cash equivalents, respectively.

Accounts Receivable

Accounts receivable are reported at amortized cost, net of the allowance for credit losses in the consolidated balance sheets. The allowance for credit losses is a valuation account that is deducted from the receivables’ amortized cost basis to present the net amount expected to be collected. Receivables are written off against the allowance when the Company determines the receivable balance to be uncollectible.

The Company maintains an allowance for credit losses, which represents an estimate of expected losses over the remaining contractual life of its receivables considering current market conditions and estimates for supportable forecasts when appropriate. The estimate is a result of the Company’s ongoing assessments and evaluations of collectability, historical loss experience, and future expectations in estimating credit losses in its receivable portfolio. Determination of the proper amount of allowances requires the Company to exercise judgment about the timing, frequency and severity of credit losses that could materially affect the provision for credit losses and, as a result, net loss.

Property, Equipment and Leased Assets

Property and equipment are recorded at cost. Expenditures for renewals and improvements that significantly add to the productive capacity or extend the useful life of an asset are capitalized. Expenditures for maintenance and repairs are expensed as incurred. When property and equipment are retired or sold, the cost and related accumulated depreciation are eliminated from the balance sheet accounts and the resultant gain or loss is reflected in income.

Depreciation of the Company’s property and equipment is calculated using the following terms and methods:

Computer equipment	Straight-line	3.33 years
Investments in schools	Straight-line	3-4 years
Furniture and office equipment	Straight-line	10 years
Other property and equipment	Straight-line	5-10 years
Building	Straight-line	39 years
Computer equipment (under lease)	Straight-line	Lesser of the lease term or estimated useful life
Vehicles (under lease)	Straight-line	Lesser of the lease term or estimated useful life

The Company reviews the carrying value of property and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets.

Intangibles

The Company has applied the provisions of ASC 350, Intangibles - goodwill and other, in accounting for its intangible assets. Intangible assets subject to amortization are amortized on a straight-line method over the useful life of the respective intangibles. The following useful lives are used in the calculation of amortization:

Digital platform	Straight-line	6.67 years
Customer relationships	Straight-line	4.89 years
Medical license	n/a	Indefinite-life

The Company periodically evaluates the reasonableness of the useful lives of these assets. Once these assets are fully amortized, they are removed from the accounts. These assets are reviewed for impairment or obsolescence when events or changes in circumstances indicate that the carrying amount may not be recoverable. If impaired, intangible assets are written down to fair value based on discounted cash flows or other valuation techniques.

F-43

Goodwill

Goodwill represents the excess of the purchase price over the fair value of the net identifiable assets acquired in a business combination. The Company conducts an annual assessment of its goodwill for impairment. If the carrying value of the reporting unit exceeds its fair value, then impairment has been incurred; accordingly, a charge to the Company’s operations results will be recognized during the period. Impairment losses on goodwill are not reversed. Fair value is generally determined using a discounted expected future cash flow analysis.

Business Combinations

A business combination is a transaction or other event in which control over one or more businesses is obtained. A business is an integrated set of activities and assets that is capable of being conducted and managed for the purpose of providing a return in the form of dividends, lower costs or other economic benefits. A business consists of inputs and processes applied to those inputs that have the ability to create outputs that provide a return to the Company. A business need not include all of the inputs and processes that were used by the acquiree to produce outputs if the business can be integrated with the inputs and processes of the Company to continue to produce outputs. The Company considers several factors to determine whether the set of activities and assets is a business.

Business acquisitions are accounted for using the acquisition method whereby acquired assets and liabilities are recorded at fair value as of the date of acquisition with the excess of the purchase consideration over such fair value being recorded as goodwill. If the fair value of the net assets acquired exceeds the purchase consideration, the difference is recognized immediately as a gain in the consolidated statement of operations. Acquisition related costs are expensed during the period in which they are incurred, except for the cost of debt or equity instruments issued in relation to the acquisition which is included in the carrying amount of the related instrument. If the assets acquired are not a business, the transaction is accounted for as an asset acquisition.

Debt

The debt of the Company is carried at amortized cost which is comprised of the principal amount borrowed net of any unamortized discount and debt issuance costs. Discounts and issuance costs are presented as interest expense as the Company’s debt issuance costs are insignificant; accordingly, the carrying value of debt is not materially different from its amortized cost.

Debt is classified as short-term when the amounts of principal is contractually due within twelve months of the balance sheet date with the remainder classified as long-term.

Leases

The Company accounts for its leases under ASC 842, Leases. Under this guidance, arrangements meeting the definition of a lease are classified as operating or financing leases, and are recorded on the consolidated balance sheet as both a right of use asset and a lease liability, calculated by discounting fixed lease payments over the lease term at the rate implicit in the lease or the Company’s incremental borrowing rate. Lease liabilities are increased by interest and reduced by payments each period, and the right of use asset is amortized over the lease term. For operating leases, interest on the lease liability and the amortization of the right of use asset results in straight-line rent expense over the lease term. Variable lease expenses are recorded when incurred.

In calculating the right of use asset and lease liability, the Company elects to combine lease and non-lease components. The Company excludes short-term leases having initial terms of 12 months or less as an accounting policy election, and recognizes rent expense on a straight-line basis over the lease term.

Inventory

Inventory primarily consists of over-the-counter medications, prescription drugs, health and beauty products, supplies, and general merchandise for resale located within the pharmacy storefront. Inventories are stated at the lower of cost or net realizable value. The Company evaluates the carrying value of inventory on a regular basis. Inventory is written down for estimated obsolescence or excess quantities based on assumptions about future demand and market conditions. Write-downs are recorded as a component of cost of goods sold in the period in which the loss occurs.

Fair Value Measurements

The Company follows guidance for accounting for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the condensed consolidated interim financial statements on a recurring basis. Additionally, the Company adopted guidance for fair value measurement related to nonfinancial items that are recognized and disclosed at fair value in the condensed consolidated interim financial statements on a nonrecurring basis. The guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements).

F-44

The three levels of the fair value hierarchy are as follows:

●	Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

●	Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

●	Level 3 inputs are unobservable inputs for the asset or liability. The carrying amounts of financial assets such as cash approximate their fair values because of the short maturity of these instruments.

Earnings (Loss) Per Share

Earnings (loss) per share and diluted earnings (loss) per share, which are the same as the date of issued financial statements, are based on shares issued and retrospectively adjusted for the forward stock split. The diluted earnings per common share calculation for the period ended June 30, 2026 and 2025 excluded the effect of 0 potential shares of common stock, because the actual conversion of the Company’s convertible notes were anti-dilutive.

Income Taxes

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of receivables, inventory, property and equipment, intangible assets, and accrued expenses for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

For the current period, the Company is taxed as a C corporation. The Company evaluates its tax positions that have been taken or are expected to be taken on income tax returns to determine if an accrual is necessary for uncertain tax positions. As of June 30, 2026, the unrecognized tax benefits accrual was zero.

Revenue Recognition

The Company applies the principles of ASC 606, Revenue from Contracts with supplies and customers (“ASC 606”). Under ASC 606, revenue is recognized when a customer obtains control of promised goods or services, in an amount that reflects the consideration which the entity expects to receive in exchange for those goods or services.

To determine revenue recognition for arrangements that an entity determines are within the scope of ASC 606, the Company performs the following steps:

(vi) identify the contract(s) with a customer,

(vii) identify the performance obligations in the contract,

(viii) determine the transaction price,

(ix) allocate the transaction price to the performance obligations in the contract and

(x) recognize revenue when (or as) the entity satisfies a performance obligation.

At contract inception, once the contract is determined to be within the scope of ASC 606, the Company assesses the goods or services promised within each contract and determines those that are performance obligations and assesses whether each promised good or service is distinct. The Company then recognizes as revenue the amount of the transaction price that is allocated to the respective performance obligation when (or as) the performance obligation is satisfied.

F-45

The Company and its subsidiaries have the following revenue streams which are recognized over a period of time:

Knotion Educational Model (SaaS)

Knotion’s main revenue stream is comprised of the licensing of its all-in-one educational solution, which provides schools with a comprehensive learning ecosystem through a licensed access to the company’s digital platform software. The Company delivers SaaS that provide customers with access to SaaS related support and updates during the term of the arrangement. The Company receives payments both upfront and over time as services are performed. Revenues are recognized over the contract term as the customer simultaneously receives and consumes the benefits of the license subscription service, as the service is made available by the Company.

Goods

From time to time, Knotion sells goods that are complimentary to the equipment provided under the Knotion Education Model contracts, such as iPad cases, to schools and students directly. Knotion also provides the sale of goods through contracted partners at a discount to the customer, with Knotion receiving a sale commission on any goods sold through this arrangement. Revenue for the sale of goods, and any related sales commotion, are recognized at the point in time that the customer receives the goods.

Pharmacy

The Company recognizes pharmacy revenue at the time it sells merchandise, provides services or dispenses prescription drugs to the customer. The Company estimates revenue based on expected reimbursements from third-party payors (e.g., pharmacy benefit managers, insurance companies and governmental agencies) for dispensing prescription drugs. The estimates are based on all available information including historical experience and are updated to estimates of actual reimbursement amounts.

The Company evaluates whether it acts as a principal or an agent in arrangements with third-party payors on a contract-by-contract basis. When the Company controls the specified goods or services before they are transferred to the customer, the Company recognizes revenue on a gross basis as a principal. When the Company does not control those goods or services before it is transferred to the customer, the Company recognizes revenue on a net basis as an agent.

Management Services

The Company provides management services to a professional medical practice in the State of Florida under a management services agreement. These services include management, administration, and other non-clinical and non-medical support services to medical groups including, without limitation, furnishing and consulting on necessary facilities, equipment, non-clinical staffing, inventory and supplies, financial services, and technology. Revenue is recognized over time as the services are performed because the medical practice simultaneously receives and consumes the benefits of the services.

The Company receives monthly management compensation, which may be adjusted to reflect increased costs incurred in providing the services. Interim management compensation is recognized as revenue as the services are provided and is adjusted, if necessary, upon completion of the contractual valuation process.

Deferred Revenue

Deferred revenue primarily consists of amounts that have been billed to or received from customers in advance of revenue recognition. The Company recognizes deferred revenue as revenues when the services are performed, and the corresponding revenue recognition criteria are met. Deferred revenue is reduced as services are provided and the revenue recognition criteria are met. Deferred revenue that is expected to be recognized as revenues during the succeeding twelve-month period are recorded in current liabilities as deferred revenue – current, and the remaining portion is recorded in long-term liabilities as deferred revenue – long-term. In general, the Company does not have deferred revenue that exceeds the twelve-month period as revenue under the SaaS revenue stream is received on an annual or monthly basis according to each school year.

F-46

Cost of Sales

Knotion Educational Model and Goods

Cost of sales primarily consists of the costs of branded products sold, depreciation of right-of-use assets, depreciation of property and equipment provided for use of the schools under their contracts, and amortization of the digital platform intangible asset.

Pharmacy

Cost of sales includes the purchase price of goods, freight costs, cash discounts, vendor allowances and supplier rebates. Cost of sales is derived based upon wholesaler invoices.

Advertising and Marketing Expenses

The Company expenses advertising and marketing costs as they are incurred. The amounts charged during the six months ended June 30, 2026 and 2025 were $183,240 and $304,579, respectively.

Organizational Costs

In accordance with ASC 720, Other Expenses, organizational costs, including accounting fees, legal fees, and costs of incorporation, are expensed as incurred.

Software Development Costs and Amortization

The Company applies the principles of ASC 985-20, Software-Costs of Software to be Sold, Leased, or Marketed (“ASC 985-20”) which applies to costs that are incurred when developing software that will be sold, leased, or otherwise marketed as a separate product or as part of a product or process. ASC 985-20 requires that software development costs be charged to research and development expenses until technological feasibility is established. With the Company’s current technology, the technological feasibility of the underlying software is not established until substantially all product development and testing is complete, which generally includes the development of a working model.

The Company routinely evaluates both the technological feasibility and the estimate of development costs, payroll expense and data subscription expenses utilized in this calculation.

Once technological feasibility is established, software development costs that directly relate to the project should be capitalized until the product is available for general release. Prior to a product’s release, if and when the Company believes capitalized costs are not recoverable, the costs capitalized to date will be expensed as part of research and development costs. Upon the product’s release, the company amortizes the capitalized costs over a period of 5-7 years based on the estimated economic life of the product.

Research and Development

The Company follows ASC 730, Research and Development, and expenses all research and development costs as incurred for which there is no alternative future use.

Concentration of Credit Risk

The Company maintains its cash with a major financial institution located in the United States of America in the name of the Manager, which it believes to be creditworthy. The Federal Deposit Insurance Corporation insures balances up to $250,000. At times, the Company may maintain balances in excess of the federally insured limits.

The Company’s subsidiaries maintain cash with major financial institutions located in Mexico, which are insured by Instituto para la Proteccion de Ahorro Bancario, which insures balances up to 3,000,000 Mexican Pesos.

Recent Accounting Pronouncements

There have been no other material changes in or additions to the recently issued accounting standards as previously reported in Note 2 to our Financial Statements for the year ended December 31, 2025 that affect or may affect our current financial statements.

The FASB issues ASUs to amend the authoritative literature in ASC. There have been a number of ASUs to date, including those above, that amend the original text of ASC. Management believes that those issued to date either (i) provide supplemental guidance, (ii) are technical corrections, (iii) are not applicable to us or (iv) are not expected to have a significant impact on our balance sheet.

F-47

NOTE 4 – CASH AND SHARE EXCHANGE AGREEMENTS

TMB / Knotion

On August 8, 2024, the Company entered into a Cash and Share Exchange Agreement (the “Agreement”) with the shareholders of TMB Financial, S.A. DE C.V. (“TMB”), an investment company that holds 99.99% of Knotion, S.A. DE C.V. (“Knotion”), a leading education technology company which operates a SaaS platform for digital learning. Pursuant to the Agreement, the Company acquired 100% of the issued and outstanding common shares of TMB for consideration of $100,000,000 (“Purchase Price”), which will be paid by way of a $10,000,000 cash payment no later than 60 days after the listing of the Company’s shares on the Nasdaq stock market (the “Listing”), $40,000,000 in cash paid in $10,000,000 quarterly installments immediately following the first payment, and $50,000,000 paid through the issuance of 6,250,000 Class A commons stock of the Company (the “Transaction”). At any time, TMB shareholders, at their sole and absolute discretion, may instruct the Company to cancel 3,125,000 Class A common stock and provide $25,000,000 in cash in three additional quarterly installments immediately following the last quarterly payment above. At any time after the Listing, TMB shareholders, at their sole and absolute discretion, may request the Company to pay any of the remaining cash payments through the issuance of Class A Common Stock at a price of $8 per share. If the Company fails to pay the Purchase Price when due, TMB shareholders will have the option to: (i) terminate the agreement, get back ownership of all TMB and Knotion shares transferred to the Company, and return any cash or shares received as part of the Purchase Price; or (ii) terminate the agreement, leave the Company the ownership of an amount of TMB and Knotion shares that is proportional to the amount actually paid by the Company on account of Purchase Price on a fully diluted basis, considering a valuation of $100,000,000.

The Company obtained control of TMB and Knotion on August 8, 2024, which is the date that TMB transferred and assigned full ownership of all its issued and outstanding shares to the Company. The Company issued 6,250,000 Class A commons stock to TMB shareholders on September 10, 2024.

The Company’s acquisition of TMB and Knotion was accounted for as a business combination following ASC 805. The acquisition date was determined to be August 8, 2024, being the date the Company obtained control of TMB and Knotion. The Company has allocated the consideration paid in the acquisition of TMB and Knotion based upon the fair value of the identifiable assets acquired and liabilities assumed on the acquisition date. The Company measured the fair value of the Purchase Price at $75,000,000 based on the cash payments of $50,000,000 and the fair value of 6,250,000 Class A commons stock issued of $25,000,000. The Company determined the fair value of the 6,250,000 Class A commons stock issued at $4 per share based on the most recent equity financing received from investors of the Company prior to the acquisition. The Company estimated the fair values of the assets acquired and liabilities taken at the acquisition date in accordance with ASC 820, Fair Value Measurement. Goodwill is recognized if the consideration transferred exceeds the acquired assets less liabilities assumed.

The following represents the allocation of the consideration paid to the fair value of the net assets acquired:

Fair value of consideration paid:

Cash consideration	$50,000,000
6,250,000 Class A common stock issued	25,000,000
Total consideration paid	$75,000,000
Fair value of TMB and Knotion’s assets acquired and liabilities assumed:
Cash and cash equivalents	$1,711,702
Accounts receivable	2,093,650
Other current assets	23,666
Investments in private companies	1,765,274
Right-of-use assets – finance	2,226,751
Right-of-use assets – operating	235,878
Property and equipment – computer equipment	67,160
Property and equipment – furniture and office equipment	43,235
Property and equipment – investment in schools	258,183
Intangible asset – digital platform	23,119,947
Intangible asset – customer relationships	2,603,538
Goodwill	67,145,704
Total assets acquired	$101,294,688
Accounts payable and accrued liabilities	$(1,109,126)
Short-term debt	(6,271,264)
Lease liabilities – finance	(2,226,751)
Lease liabilities – operating	(235,878)
Long-term debt	(13,789,799)
Deferred revenue	(2,661,870)
Total liabilities assumed	$(26,294,688)
Net assets acquired	$75,000,000

F-48

The goodwill arising from the acquisition of $67,145,704 is mainly attributable to the excess of the consideration paid over the fair value of the net assets acquired that cannot be recognized separately as identifiable assets under U.S. GAAP, and comprise the expected but unidentifiable business growth as a result of the synergy resulting from the acquisition in the strategic shift towards healthcare technology while maintaining core education technology operations.

The Company reviews the carrying value of goodwill for impairment on an annual basis, or more frequently if there are any impairment indicators. On December 31, 2025, the Company used the income approach to estimate the value of the reporting unit based on projections of future cash flows and determined that the fair value of the reporting unit was less than its carrying value. As a result, the Company recognized goodwill impairment of $29,228,334 during the year ended December 31, 2025 (Note 15). During the six months ended June 30, 2026, the Company did not test for impairment as there were no impairment identified.

The results of operations of TMB and Knotion have been included in the condensed consolidated interim financial statements since the acquisition date of August 8, 2024. As of June 30, 2026, the Company owed $49,248,249 cash consideration to the former shareholders of TMB (December 31, 2025 - $49,248,249).

On July 21, 2026, the Company received a notice from certain counterparties asserting termination of the Cash and Share Exchange Agreement pursuant to which the Company acquired TMB Financial and Knotion. On July 31, 2026, the Company’s Board of Directors determined not to object to the asserted termination and authorized an orderly unwind of the transaction. The Company has delivered a proposed termination agreement to the counterparties and is awaiting their response. No definitive agreement implementing the unwind has been executed as of the current date.

405 Ontario / RX Angle / Flat Iron

On October 7, 2024, Doc.com Inc. (the “Company”) entered into a Share Exchange Agreement with 2345405 Ontario, Inc. (“405 Ontario”) and 405 Ontario’s equity holder (“Aaron Trager”), whereby the Company will acquire 100% of the issued and outstanding shares of 405 Ontario, thereby acquiring 405 Ontario and its wholly-owned subsidiary, RX Angle, Inc. (“RX Angle”) and its wholly owned subsidiary, Flat Iron Pharmacy, LLC (“Flat Iron”). The equity holder (Aaron Trager) is the sole shareholder of 405 Ontario. Flat Iron is a disregarded LLC, and thus its operations are consolidated into and accounted for under RX Angle.

As consideration for the acquisition of 405 Ontario, RX Angle, and Flat Iron Pharmacy, the Company agreed to pay a Purchase Price of $1,475,000 USD cash payment (“Cash Payment”) within 60 calendar days after the listing of the Company’s shares on the Nasdaq (the “Listing”), $250,000 USD which shall be paid through the issuance of 31,250 common shares upon closing at a value of $8 per share. The Cash Payment includes $150,000 of working capital which will be left in the business accounts, and $75,000 of inventory.

The Company also agreed to exclude certain assets from the agreement, transferring ownership of the assets from 405 Ontario to the equity holder (“Excluded Assets”). The Excluded Assets include all cash in the business, less the $150,000 which shall remain in the company for working capital, insurance policies and proceeds of such policies, investments in third party companies, any asset held in a brokerage account, and any payables less receivables received up to the close of business on November 27, 2024. Any amounts due to the equity holder or related parties to the equity holder, from the equity holder taking income on his personal return for which the cash has not yet been received, shall be payable to the equity holder after the closing of the Share Exchange Agreement.

F-49

The Company obtained control of 405 Ontario, RX Angle, and Flat Iron on October 7, 2024, which is the date that the equity holder transferred and assigned full ownership of all the issued and outstanding shares of 405 Ontario to the Company. The Company issued 31,250 Class A common stock to 405 Ontario on October 7, 2024, which will be subsequently transferred to the equity holder.

The Company’s acquisition of 405 Ontario, RX Angle, and Flat Iron was accounted for as a business combination following ASC 805. The acquisition date was determined to be October 7, 2024, being the date the Company obtained control of 405 Ontario, RX Angle, and Flat Iron. The Company has allocated the consideration paid in the acquisition of 405 Ontario, RX Angle, and Flat Iron based upon the fair value of the identifiable assets acquired and liabilities assumed on the acquisition date. The Company measured the fair value of the Purchase Price at $1,600,000 based on the cash payments of $1,475,000 and the fair value of 31,250 Class A commons stock issued of $125,000. The Company determined the fair value of the 31,250 Class A commons stock issued at $4 per share based on the most recent equity financing received from investors of the Company prior to the acquisition. The Company estimated the fair values of the assets acquired and liabilities taken at the acquisition date in accordance with ASC 820, Fair Value Measurement. Goodwill is recognized if the consideration transferred exceeds the acquired assets less liabilities assumed.

The following represents the allocation of the consideration paid to the fair value of the net assets acquired:

Fair value of consideration paid:
Cash consideration	$1,475,000
31,250 Class A common stock issued	125,000
Total consideration paid	$1,600,000
Fair value of 405 Ontario, RX Angle, and Flat Iron’s assets acquired and liabilities assumed:
Cash and cash equivalents	$110,604
Accounts receivable	142,995
Inventory	75,000
Property and equipment – computer equipment	410
Property and equipment – other property and equipment	21,828
Intangible assets – medical license	942,664
Goodwill	517,614
Total assets acquired	$1,811,115
Accounts payable and accrued liabilities	$(150,561)
Due to related parties	(60,554)
Total liabilities assumed	$(211,115)
Net assets acquired	$1,600,000

The goodwill arising from the acquisition of $517,614 is mainly attributable to the excess of the consideration paid over the fair value of the net assets acquired that cannot be recognized separately as identifiable assets under U.S. GAAP, and comprise the expected but unidentifiable business growth as a result of the synergy resulting from the acquisition in growing the customer base of the pharmacy through the company’s telehealth services.

The Company reviews the carrying value of goodwill for impairment on an annual basis, or more frequently if there are any impairment indicators. On December 31, 2025, the Company used the income approach to estimate the value of the reporting unit based on projections of future cash flows and determined that the fair value of the reporting unit was less than its carrying value. As a result, the Company recognized goodwill impairment of $517,614 for the year ended December 31, 2025 (Note 15). During the six months ended June 30, 2026, the Company did not test for impairment as there were no impairment identified.

The results of operations of 405 Ontario, RX Angle, and Flat Iron have been included in the condensed consolidated interim financial statements since the acquisition date of October 7, 2024. As of June 30, 2026, the Company owed $205,000 of cash consideration to the former equity holder of 405 Ontario (December 31, 2025 - $225,000).

On July 17, 2025, the former equity holder of 405 Ontario joined the Company as Head of Pharmacy.

F-50

NOTE 5 – REVENUE AND DEFERRED REVENUE

Revenue

The following table summarizes revenue by type of services for the periods presented:

	June 30, 2026	June 30, 2025
Knotion Educational Model (SaaS)	$11,517,418	$8,775,894
Goods	111,146	146,699
Other	125,981	53,369
Pharmacy	829,105	950,230
Management Services	500,000	–
	$13,083,650	$9,926,192

Deferred Revenue

Details of the Company’s deferred revenue for the periods presented are as follows:

Balance at December 31, 2024	$8,835,254
New deferrals, net of amounts recognized in the current period	2,532,995
Effects of foreign currency	776,785
Balance at December 31, 2025	$12,145,034
New deferrals, net of amounts recognized in the current period	(7,092,311)
Effects of foreign currency	362,558
Balance at June 30, 2026	$5,415,281

NOTE 6 – GENERAL AND ADMINISTRATIVE EXPENSES

General and administrative expenses consist of the following:

	June 30, 2026	June 30, 2025
Accounting	$181,914	$57,278
Advertising and marketing	183,240	304,579
Consulting	122,455	183,003
Contractors	1,290,310	788,715
Foreign exchange loss	39,992	333,369
Legal	433,475	39,020
Office and other	3,362,119	2,882,848
Operating lease costs	93,649	55,561
Research and development	–	113,052
Software licenses	1,322,480	1,702,476
Travel	439,422	35,170
	$7,469,056	$6,495,071

NOTE 7 – EMPLOYEE AND OFFICER-RELATED COSTS

Employee and officer-related costs consist of the following:

	June 30, 2026	June 30, 2025
Officers and directors’ compensation	$1,560,562	$9,496,135
Salaries and wages	2,207,233	1,601,790
	$3,767,795	$11,097,925

F-51

NOTE 8 – CASH AND CASH EQUIVALENTS

Cash and cash equivalents consist of the following:

	June 30, 2026	December 31, 2025
Cash	$204,137	$587,246
Short term investments	–	212,157
	$204,137	$799,403

NOTE 9 – ACCOUNTS RECEIVABLE

Accounts receivable consist of the following:

	June 30, 2026	December 31, 2025
Trade receivables	$1,799,768	$2,543,876
Other receivables	1,463,206	992,479
Allowance for credit losses	(1,639,414)	(1,589,724)
Accounts receivable, net	$1,623,560	$1,946,631

Changes in the allowance for credit losses were as follows:

	June 30, 2026	December 31, 2025
Balance, beginning of period	$1,589,724	$644,739
Provision for credit losses	–	775,539
Foreign exchange effects	49,690	169,446
Balance, end of period	$1,639,414	$1,589,724

NOTE 10 – PREPAID EXPENSES

Prepaid expenses consist of the following:

	June 30, 2026	December 31, 2025
Software license	$219,756	$893,211
Insurance	106,694	217,541
Board advisory service	231,050	313,698
Consulting	–	8,000
Office and other	19,440	45,217
	$576,940	$1,477,667

NOTE 11 – INVESTMENTS IN PRIVATE COMPANIES

Investments in private companies consist of the following:

	June 30, 2026	December 31, 2025
Staff de Respaldo Integral, S.A. DE C.V	$1,853,959	$1,797,767
Knotion Group, S.A. DE C.V	5,728	5,554
Knotion Marks, S.A. DE C.V	2,864	2,777
FlashGas.com Inc.	80,500	40,500
	$1,943,051	$1,846,598

F-52

Investments in Private Companies Acquired in a Business Combination – Fair Value Measurement

In connection with a business combination completed during the period, the Company recognized identifiable investments in private companies recorded at its respective acquisition-date fair value.

The fair values of these investments were determined using valuation techniques. The valuation required significant management judgment and the use of estimates and assumptions, including replacement cost estimates. The Company engaged an independent third-party valuation specialist to assist in determining these fair values. These measurements involve significant unobservable inputs and are classified as Level 3 within the fair value hierarchy.

The Company has elected to apply the measurement alternative under ASC 321, Investments—Equity Securities (ASC 321-10-35-2) for investments in private companies that do not have readily determinable fair values. These investments are measured at cost, less impairment, adjusted for observable price changes in orderly transactions for identical or similar investments of the same issuer. The Company reviews the carrying value of these investments for impairment on an annual basis, or more frequently if there are any impairment indicators. During the six months ended June 30, 2026, the Company did not test for impairment as there were no impairment indicators identified.

NOTE 12 – CAPITAL ADVANCE

On January 15, 2025, the CEO and President of the Company entered into a Domain Name Purchase and Sale Agreement for the acquisition of the domain name Doc.com. As of June 30, 2026, the Company had advanced $3.10 million to the seller. The total contractual purchase price is $4.85 million, payable in five installments, comprising an initial installment of $1.17 million followed by four equal installments of $920,000 each. The advance represents partial consideration paid toward the acquisition of the domain name and is not interest-bearing.

Under the terms of the agreement, the Company has the right to continue using the domain name pursuant to an existing license arrangement during the installment period. Legal ownership and registration of the domain name will transfer to the Company within seven days after payment of the fifth and final installment.

The Company has classified the $3.01 million as an advance for acquisition of an intangible asset within non-current assets, as legal title has not yet transferred as of the reporting date.

Management has evaluated the recoverability of the advance and determined that the amount is fully recoverable based on the contractual rights established under the purchase agreement, the seller’s representations and warranties regarding ownership of the domain name, the Company’s continuing rights to use the domain name under the agreement, and management’s intention and ability to complete the remaining installment payments. Accordingly, no impairment allowance or expected credit loss has been recognized as of the reporting date.

There have been no significant amendments, disputes, defaults, or other events affecting the Company’s rights under the agreement. Management will continue to monitor compliance with the agreement and assess the recoverability of the advance until legal ownership of the domain name is transferred. The remaining contractual commitment under the agreement is $1.84 million.

NOTE 13 – OTHER CURRENT ASSETS

Other current assets consist of the following:

	June 30, 2026	December 31, 2025
Assets from contracts	$238,325	$103,529
	$238,325	$103,529

F-53

NOTE 14 – PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Depreciation is computed using the straight-line method, over the estimated useful lives of the related assets.

At June 30, 2026, property and equipment consisted of:

	Computer equipment	Investments in schools	Furniture and office equipment	Building and property	Total
Cost
December 31, 2025	$142,970	$357,082	$71,966	$32,770	$604,788
Additions	5,565	7,963	–	–	13,528
Foreign exchange	4,433	11,160	2,250	–	17,843
June 30, 2026	$152,968	$376,205	$74,216	$32,770	$636,159

Accumulated depreciation
December 31, 2025	$61,416	$172,042	$26,026	$3,689	$263,173
Depreciation	22,645	73,429	5,351	1,050	102,475
Foreign exchange	1,870	5,477	821	–	8,168
June 30, 2026	$85,931	$250,948	$32,198	$4,739	$373,816

Net book value
December 31, 2025	$81,554	$185,040	$45,940	$29,081	$341,615
June 30, 2026	$67,037	$125,257	$42,018	$28,031	$262,343

NOTE 15 – INTANGIBLE ASSETS, GOODWILL AND IMPAIRMENT

Intangible assets

The Company has applied the provisions of ASC 985, Software, in accounting for its intangible assets. Intangible assets subject to amortization are amortized on a straight-line method on the basis over the useful life of the respective intangibles. The following useful lives are used in the calculation of amortization:

Digital platform – 6.67 years from capitalization.

Customer relationships – 4.89 years from capitalization.

At June 30, 2026, intangible assets consisted of the following:

	Digital Platform	Customer Relationships	Medical License	Total
Gross carrying amount
December 31, 2025	$23,804,352	$2,603,538	$453,542	$26,861,432
Foreign exchange	379,229	–	–	379,229
June 30, 2026	$24,183,581	$2,603,538	$453,542	$27,240,661

Accumulated amortization
December 31, 2025	$4,886,578	$744,027	$–	$5,630,605
Amortization	1,829,345	264,079	–	2,093,424
Foreign exchange	76,515	–	–	76,515
June 30, 2026	$6,792,438	$1,008,106	$–	$7,800,544

Net book value
December 31, 2025	$18,917,774	$1,859,511	$453,542	$21,230,827
June 30, 2026	$17,391,143	$1,595,432	$453,542	$19,440,117

F-54

Future amortization expense is estimated to be as follows for each of the three following years and thereafter ending December 31:

	Digital Platform	Customer Relationships	Total
2026	$1,745,269	$268,456	$2,013,725
2027	3,490,539	532,535	4,023,074
2028	3,490,539	532,535	4,023,074
Thereafter	8,664,796	261,906	8,926,702
	$17,391,143	$1,595,432	$18,986,575

During the six months ended June 30, 2026, the Company included Digital Platform amortization of $1,829,345 in cost of sales (2025 - $1,500,485).

Intangible Assets Acquired in a Business Combination – Fair Value Measurement

In connection with a business combination completed during the period, the Company recognized identifiable intangible assets consisting of a digital platform, customer relationships, and a medical license, each recorded at its respective acquisition-date fair value.

The fair values of these intangible assets were determined using valuation techniques. The valuation required significant management judgment and the use of estimates and assumptions, including projected revenues, customer attrition rates, discount rates, and estimated economic lives. The Company engaged an independent third-party valuation specialist to assist in determining these fair values. These measurements involve significant unobservable inputs and are classified as Level 3 within the fair value hierarchy. Based on the independent third-party valuation, the Company recognized impairment loss of $489,122 during the year ended December 31, 2025.

Intangible assets with finite useful lives are amortized on a straight-line basis over their estimated useful lives. The medical license has been classified as an indefinite-lived intangible asset and, accordingly, is not amortized but is tested for impairment at least annually, or more frequently if events or changes in circumstances indicate potential impairment.

During the six months ended June 30, 2026, the Company had not identified circumstances which would call for evaluation of intangible asset impairment.

Goodwill

The table below summarizes the changes in the carrying amount of goodwill:

Goodwill
Balance, December 31, 2023	$–
Acquired – TMB/Knotion (Note 4)	67,145,704
Acquired – 405 Ontario/RX Angle/Flat Iron (Note 4)	517,614
Impairments	–
Balance, December 31, 2024	$67,663,318
Gross carrying amount	67,663,318
Impairments	(29,745,948)
Balance at December 31, 2025 and June 30, 2026	$37,917,370

F-55

Impairment of goodwill and intangible assets

ASC 350 requires that goodwill and other intangibles with indefinite lives be tested for impairment annually or on an interim basis if events or circumstances indicate that the fair value of an asset has decreased below its carrying value. In addition, ASC 350 requires that goodwill be tested for impairment at the reporting unit level (operating segment or one level below an operating segment) on an annual basis and between annual tests when circumstances indicate that the recoverability of the carrying amount of goodwill may be in doubt. Application of the goodwill impairment test requires judgment, including the identification of reporting units; assigning assets and liabilities to reporting units, assigning goodwill to reporting units, and determining the fair value. Significant judgments required to estimate the fair value of reporting units include estimating future cash flows, determining appropriate discount rates and other assumptions. Changes in these estimates and assumptions or the occurrence of one or more confirming events in future periods could cause the actual results or outcomes to materially differ from such estimates and could also affect the determination of fair value and/or goodwill impairment at future reporting dates.

The Company assesses the carrying value of goodwill, indefinite-lived intangible assets and intangible assets with definite lives, such as the Digital platform, for potential impairment annually as of December 31, or more frequently if events or changes in circumstances indicate such assets might be impaired.

When assessing goodwill for impairment the Company elects to first perform a qualitative assessment for a reporting unit to determine if the quantitative impairment test is necessary. If we do not perform a qualitative assessment, or if the qualitative assessment indicates it is more likely than not that the fair value of the reporting units, is less than its carrying amount, the Company performs a quantitative test. The Company recognizes an impairment charge for the amount by which the carrying amount exceeds the reporting unit’s fair value; however, the loss recognized would not exceed the total amount of goodwill allocated to that reporting unit. The Company estimates fair value using the income approach, to estimate the future undiscounted cash flows (excluding interest charges) from the use and ultimate disposition of the assets.

For the year ended December 31, 2025, the Company elected to bypass the optional qualitative assessment and performed the quantitative goodwill impairment test directly in accordance with ASC 350-20-35-3B. To conduct the impairment test of goodwill, the estimated fair value of the TMB/Knotion reporting unit and 405 Ontario/RX Angle/Flat Iron reporting unit was compared to the carrying values. The result of the impairment test indicated that the estimated fair value of the reporting units was less than the carrying values. As a result, the Company recorded goodwill impairment loss of $29,745,948 during the year ended December 31, 2025.

During the six months ended June 30, 2026, the Company had not identified circumstances which would call for evaluation of goodwill impairment.

NOTE 16 – ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payable and accrued liabilities consist of the following:

	June 30, 2026	December 31, 2025
Trade accounts payable	$4,078,708	$1,620,747
Accrued taxes payable	454,675	721,536
Accrued expenses	300,989	80,828
Payroll liabilities	15,991	10,811
Accounts payable and accrued liabilities	$4,850,363	$2,433,922

NOTE 17 – DEBT

The Company’s short-term debt consists of the following:

	June 30, 2026	December 31, 2025
BanCoppel credit facility at TIIE plus 3.0% maturing August 2026	$5,098,619	$1,110,800
Banorte credit facility at TIIE plus 2.7% maturing December 2026	2,520,144	3,887,800
BanRegio credit facility at TIIE plus 3.0% maturing March 2027	1,521,905	1,110,800
Total short-term debt	$9,140,668	$6,109,400

F-56

On September 30, 2023, Knotion entered into a secured credit agreement with BanCoppel, S.A. (“BanCoppel”) for a loan commitment of 20 million Mexican Pesos which may be borrowed on a revolving basis. Outstanding loans accrue interest at a rate equal to The Interbank Equilibrium Interest (“TIIE”) rate plus 3.0%. The secured credit agreement will mature on August 30, 2026 and contains covenants and defaults that the Company believes are customary for transactions of this type.

On December 1, 2023, Knotion entered into a secured credit agreement with Banco Mercantil del Norte. (“Banorte”) for a loan commitment of 70 million Mexican Pesos which may be borrowed on a revolving basis. Outstanding loans accrue interest at a rate equal to TIIE rate plus 2.7%. The secured credit agreement will mature on December 1, 2026 and contains covenants and defaults that the Company believes are customary for transactions of this type.

On March 31, 2024, Knotion entered into a secured credit agreement with Banco Regional S.A. (“BanRegio”) for a loan commitment of 20 million Mexican Pesos which may be borrowed on a revolving basis. Outstanding loans accrue interest at a rate equal to TIIE rate plus 3.0%. The secured credit agreement will mature on March 31, 2027 and contains covenants and defaults that the Company believes are customary for transactions of this type.

The Company’s long-term debt consists of the following:

	June 30, 2026	December 31, 2025
Banorte credit facility at TIIE plus 2.4% maturing August 2030	$2,687,697	$2,606,538
Banorte credit facility at TIIE plus 2.4% maturing August 2031	1,669,500	1,618,594
BanCoppel credit facility at TIIE plus 2.7% maturing August 2032	4,254,789	6,223,718
	8,611,986	10,448,850
Less: current maturities of long-term debt	(2,152,996)	(2,087,740)
Total long-term debt, less current maturities	$6,458,990	$8,361,110

On September 1, 2023, Knotion entered into a secured credit agreement with Banorte for a loan commitment of 82 million Mexican Pesos which may be borrowed on a revolving basis. Outstanding loans accrue interest at a rate equal to TIIE rate plus 2.4%. The secured credit agreement will mature on August 30, 2030 and contains covenants and defaults that the Company believes are customary for transactions of this type.

On September 1, 2023, Knotion entered into a secured credit agreement with Banorte for a loan commitment of 51 million Mexican Pesos which may be borrowed on a revolving basis. Outstanding loans accrue interest at a rate equal to TIIE rate plus 2.4%. The secured credit agreement will mature on August 30, 2031 and contains covenants and defaults that the Company believes are customary for transactions of this type.

On September 1, 2023, Knotion entered into a secured credit agreement with BanCoppel for a loan commitment of 130 million Mexican Pesos which may be borrowed on a revolving basis. Outstanding loans accrue interest at a rate equal to TIIE rate plus 2.7%. The secured credit agreement will mature on August 30, 2032 and contains covenants and defaults that the Company believes are customary for transactions of this type.

As of June 30, 2026, Knotion is in compliance with the covenants under all of its credit agreements.

The future principal payments for the Company’s long-term debt as of June 30, 2026 is as follows:

2026	$2,152,996
2027	2,152,996
2028	2,127,398
2029	1,089,298
2030	1,089,298
$8,611,986

Subsequent to June 30, 2026, the Company accepted the formal written notice dated July 21, 2026 terminating the Cash and Share Exchange Agreement. As a result of the termination, the Company expects to deconsolidate TMB and Knotion in a subsequent reporting period. Upon deconsolidation, the Company will derecognize the assets and liabilities of TMB and Knotion from its consolidated financial statements. Knotion’s debt obligations presented above will remain obligations of Knotion following deconsolidation and will no longer be presented as liabilities of the Company in its consolidated financial statements.

F-57

NOTE 18 – LEASES

The Company accounts for leases under ASC 842, Leases, which establishes a right-of-use (“ROU”) model that requires a lessee to record an ROU asset and a lease liability, measured on a discounted basis, on the balance sheet for all leases with terms longer than 12 months. The Company also elected to keep all leases with an initial term of 12 months or less off the balance sheet.

The Company did not have any leases until the acquisition of TMB and Knotion during the year ended December 31, 2024. The acquisition resulted in the addition of $2,226,751 of finance lease assets and liabilities and $235,878 of operating lease assets and liabilities.

ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease calculated by discounting fixed lease payments over the lease term at the rate implicit in the lease or the Company’s incremental borrowing rate. Lease liabilities are increased by interest and reduced by payments each period, and the ROU asset is amortized over the lease term. For operating leases, interest on the lease liability and the amortization of the ROU asset result in straight-line rent expense over the lease term. For finance leases, interest on the lease liability and the amortization of the ROU asset results in front-loaded expense over the lease term. ROU assets and liabilities are recognized at the commencement date of the lease based on the present value of lease payments over the lease term. Certain leases also include options to purchase the leased asset. The depreciable life of these assets are limited by the expected lease term, unless there is a transfer of title purchase option reasonably certain of exercise.

At June 30, 2026, the weighted average remaining lease term was 1.44 years for finance leases and 2.58 for operating leases. The weighted average discount rate associated with finance and operating leases was 15%.

The components of lease expenses were as follows:

	June 30, 2026	June 30, 2025
Finance lease cost:
Depreciation of right-of-use assets included in cost of sales	$777,125	$511,159
Interest on lease liabilities	179,686	159,401
Total finance lease cost	$956,811	$670,560
Total operating lease cost	$93,649	$55,561
Total lease costs	$1,050,460	$726,121

The following table provides supplemental cash flow and other information related to leases:

	June 30, 2026	June 30, 2025
Cash paid for amounts included in the measurement of lease liabilities:
Financing cash flows from finance leases (including finance lease interest)	$973,119	$680,716
Operating cash flows from finance leases	–	–
Operating cash flows from operating leases	65,323	58,875
Lease liabilities arising from new right-of-use assets:
Finance leases	$182,036	$1,015,051
Operating leases	$397,212	$–

Supplemental balance sheet information related to lease assets as of June 30, 2026 are as below:

Net carrying value of finance lease assets at December 31, 2025	$2,155,172
Additions	182,036
Depreciation for the six months ended June 30, 2026	(777,125)
Foreign exchange	66,303
Net carrying value of finance lease assets at June 30, 2026	$1,626,386

F-58

Net carrying value of operating lease assets at December 31, 2025	$321,774
Additions	397,212
Depreciation for the six months ended June 30, 2026	(63,768)
Foreign exchange	9,970
Net carrying value of operating lease assets at June 30, 2026	$665,188

Future minimum lease payments related to lease obligations are as follows:

	Finance Leases	Operating Leases	Total
2026	$772,577	$136,289	$908,866
2027	1,055,505	312,975	1,368,480
Thereafter	442,086	362,929	805,015
Total minimum lease payments	2,270,168	812,193	3,082,361
Less: amount of lease payments representing effects of discounting	(285,768)	(147,005)	(432,773)
Present value of future minimum lease payments	$1,984,400	$665,188	$2,649,588
Less: current obligations under leases	$(1,174,729)	$(234,745)	$(1,409,474)
Lease liabilities, net of current portion	$809,671	$430,443	$1,240,114

NOTE 19 – SOFTWARE DEVELOPMENT COSTS

In accordance with ASC 985-20 (Note 3), until technical feasibility is reached, the Company expenses all of its software development costs (“SDCs”). Once technical feasibility is reached, the Company will capitalize SDCs as incurred. Once the product is released, the Company will amortize the capitalized SDCs over their estimated useful life. The useful life of the internally developed software is estimated to be a period of 6.67 years. Doc.com has not met technological feasibility yet, and all costs have been expensed as research and development. Knotion has reached technological feasibility with its digital platform relating to the Knotion All-in-One Solution SaaS (Note 15).

The Company monitors the carrying value of the SDCs for impairment. As of June 30, 2026 the Company has not recognized impairment on the digital platform.

NOTE 20 – SHAREHOLDERS’ EQUITY

Common Stock

The Company has 3 classes of Common Stock; Class A, Class B and Class C.

The Company has authorized 800,000,000 shares of Class A Common Stock (par value $.000001). The Company has 189,949,992, and 187,063,629 Class A Common Stock outstanding as of June 30, 2026 and December 31, 2025, respectively. Each Class A Common Stock is entitled to 1 vote per share.

The Company has authorized 50,000,000 shares of Class B Common Stock (par value $.000001). The Company has 15,000,000 Class B Common Stock outstanding as of June 30, 2026 and December 31, 2025. Each Class B Common Stock is entitled to 20 votes per share.

The Company has authorized 75,000,000 Class C Common Stock (par value $.000001). The Company has not issued any Class C Common Stock as of June 30, 2026 and December 31, 2025. Shares of Class C Common Stock have no voting power.

During the six months ended June 30, 2025:

The Company converted convertible debentures consisting of $715,504 principal and $241,519 accrued interest into 1,273,014 shares of Class A Common Stock.

F-59

The Company issued 16,875 shares of Class A Common Stock with a fair value of $67,500 pursuant to a marketing agreement of which 13,125 shares were included in shares issuable as at December 31, 2024. As of June 30, 2025, the Company recorded $15,000 advertising and marketing expense on the statement of operations and comprehensive income (loss).

The Company issued 3,250 shares of Class A Common Stock at $4 per share under Regulation S for proceeds of $13,000 of which $8,000 was received during the six months ended June 30, 2025 and $5,000 was received during the year ended December 31, 2024.

As of June 30, 2025, the Company had received $7,488,328 for subscriptions of 2,500,000 units at $4 per unit with each unit consisting of one common share of Class A Common Stock and one warrant. Each warrant is exercisable at $8 per share and expires five years from the date of issuance. The Company issued 2,500,000 shares of Class A Common Stock on January 6, 2026. As of the current date, the related warrants have not yet been issued.

As of June 30, 2025, the Company had 2,200,000 shares issuable with a fair value of $8,800,000 for officers, 195,719 shares issuable with a fair value of $778,676 for board advisory services, and 7,500 shares issuable with a fair value of $30,000 for independent directors.

During the six months ended June 30, 2026:

The Company issued 10,313 shares of Class A Common Stock with a fair value of $41,252 pursuant to a marketing agreement of which 7,735 shares were included in shares issuable as of December 31, 2025. During the six months ended June 30, 2026, the Company recorded $10,313 advertising and marketing expense on the statements of operations and comprehensive income (loss).

The Company issued 376,050 shares of Class A Common Stock at $8 per share under Regulation S for proceeds of $3,008,400 received during the six months ended June 30, 2026.

The Company issued 2,500,000 shares of Class A Common Stock for proceeds of $10,000,000 received during the year ended December 31, 2025 for subscriptions of 2,500,000 units at $4 per unit with each unit consisting of one common share of Class A Common Stock and one warrant. Each warrant is exercisable at $8 per share and expires five years from the date of issuance. As of the current date, the related warrants have not yet been issued.

As of June 30, 2026, the Company had received $2,113,450 for subscriptions of 437,500 units at $8 per unit with each unit consisting of one common share of Class A Common Stock and one warrant. Each warrant is exercisable at $8 per share and expires five years from the date of issuance. As of September 28, 2026, the shares and warrants have not yet been issued.

As of June 30, 2026, the Company had 2,308,000 shares issuable with a fair value of $9,232,000 for officers, 773,264 shares issuable with a fair value of $3,184,019 for board advisory services, and 22,500 shares issuable with a fair value of $90,000 for independent directors. Subsequent to June 30, 2026, the commitment was reduced by 2,200,000 shares following the termination of the acquisition of TMB Financial and Knotion, resulting in a remaining commitment to issue 903,764, subject to Board approval.

Preferred Stock

The Company has 75,000,000 shares of Preferred Stock authorized, as of the date of these statements. As of June 30, 2026, there are no shares of Preferred Stock issued or outstanding. The Company’s Board of Directors have not yet authorized the rights and privileges of the Preferred Stock.

NOTE 21 – RELATED PARTY TRANSACTIONS AND BALANCES

All transactions with related parties have occurred in the normal course of operations and are recorded at the exchange amount which is the amount agreed to by the Company and the related party.

f)	Key management compensation and related party transactions

The Company has identified its directors and certain senior officers as its key management personnel. The compensation costs for key management personnel were as follows:

	Six Months Ended June 30, 2026	Six Months Ended June 30, 2025
Management fees	$1,530,562	$666,135
Director fees	30,000	–
Stock compensation	–	8,800,000
	$1,560,562	$9,466,135

F-60

The following table provides a summary of compensation with its executive officers:

	Salary		Accrued Bonus Payable - June 30, 2026	Signing Bonus - Shares*	Signing Bonus -Restricted Stock Units (RSUs)**	Stock Options and RSU Awards ***
Name and Position	2026	2025
Charles Nader, Chief Executive Officer	$185,730	$213,672	–	–	–	–
Noel Trainor, Chief Operating Officer	$112,365	$121,360	$172,122	500,000	–	4,000,000
Hernan Ramirez, Chief Technology Officer	$102,212	$96,354	$172,122	500,000	–	2,000,000
Noemi Trainor, Chief Innovation Officer	$110,778	$104,378	$172,122	500,000	–	4,000,000
Ignacio Valencia, Chief Business Development Officer	$126,514	$119,121	$172,122	500,000	–	2,000,000
Neil Kleinman, Head of Banking	$62,500	$11,250	–	–	5,000	400,000
Alejandro Ulloa, Chief Financial Officer	$232,717	–	–	200,000	–	2,000,000
Itzel Ocampo, MD, Chief Science Officer	$232,717	–	–	–	200,000	2,000,000
Daniel Fraser, Blockchain Deployment Director	$100,000	–	–	–	15,000	–
Aaron Trager, Head of Pharmacy	$102,529	–	$131,233	108,000	–	1,656,250
Rocio Nader, Chief Legal Director	$50,000	–	–	–	–	1,000,000
Lesly Kernisant, Medical Director US	–	–	–	–	50,000	1,250,000
Jamie Freed, Chief Marketing Officer	$112,500	–	–	–	–	–

* The officers are eligible to receive a one-time signup bonus in shares. As of September 28, 2026, the Company has not yet issued the shares.

** Subject to prior approval of the Board of Directors, the officers are eligible to receive a one-time signing bonus in RSUs in accordance with the Company’s Equity Plan. The RSUs shall be settled upon the occurrence of a public offering, direct listing, or other public market listing of the Company (including, without limitation, a listing on Nasdaq or any other recognized national securities exchange), as determined by the Board of Directors in its sole discretion. As of September 28, 2026, the Company has not approved the grant of the RSUs.

*** Subject to prior approval of the Board of Directors, the officers are eligible to receive stock options and RSU awards in accordance with the Company’s Equity Plan. As of September 28, 2026, the Company has not approved the grant of the stock options and RSUs.

The Company has also entered into an equity award agreement with Jamie Freed, Chief Marketing Officer and Director, under which he was granted 8,000,000 RSUs. The RSUs vest in equal quarterly installments over a three-year period commencing on the effective date of the Company’s listing on a national securities exchange, subject to his continued service with the Company.

g)	Amounts due to related parties

In the normal course of operations, the company shares certain administrative resources with companies related by common management and directors. The administrative resources and services, which were provided in the normal course of operations, were measured at the exchange. All amounts payable and receivable are non-interest bearing, unsecured and due on demand. The following table summarizes the amounts due from related parties:

	June 30, 2026	December 31, 2025
Head of Pharmacy	$386,784	$312,426
Due to former executive officers of Knotion (Note 25)	688,488	688,488
	$1,075,272	$1,000,914

h)	Due to former equity holder of 405 Ontario

On July 17, 2025, the former equity holder of 405 Ontario joined the Company as Head of Pharmacy. The following table summarizes the amounts due to the former equity holder of 405 Ontario, which includes the remaining cash consideration related to the acquisition of 405 Ontario, RX Angle and Flat Iron Pharmacy (Note 4):

	June 30, 2026	December 31, 2025

Former equity holder of 405 Ontario	$205,000	$225,000

NOTE 22 – INCOME TAX PROVISION

The Company accounts for income taxes under the asset and liability method in accordance with ASC 740, Income Taxes. Deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting bases and the tax bases of assets and liabilities.

For the six months ended June 30, 2026, the Company recorded no provision for income taxes. The Company reported net loss for the period and management determined that no current income tax payable and no net deferred tax asset should be recognized as of June 30, 2026. As of June 30, 2026, the Company did not record a net deferred tax asset, as management determined that it is more-likely-than-not that any deferred tax assets would not be realized; accordingly, a valuation allowance would offset such deferred tax assets.

Management will continue to evaluate the Company’s income tax position and the realizability of deferred tax assets in future periods.

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NOTE 23 – COMMITMENTS AND CONTINGENCIES

Share Purchase Agreement

On December 17, 2023, and as subsequently amended, the Company entered into a Share Purchase Agreement with Silver Rock Group (“Silver Rock”) whereby Silver Rock committed to purchase up to $300,000,000 of the Company’s Class A Common Stock (the “Draw Down Amount”) over a 36-month period beginning on the date the Company becomes publicly listed (“Public Listing”). The agreement provides the Company with the right, at its sole discretion, to issue Draw Down Notices in tranches of up to $5,000,000 with the number of shares to be issued under each notice calculated based on a per-share price equal to the lowest trading price of the Company’s Class A Common Stock during the 10 trading days immediately preceding the Draw Down Notice.

On November 5, 2024, the Company issued 3,466,518 shares of Class A Common Stock to Silver Rock (Note 19) as a commitment fee in connection with the Share Purchase Agreement, being equal to 2% of the total outstanding shares of the Company on the date of the agreement. The Company recorded a deferred issuance cost of $13,866,072 on the balance sheets relating to the fair value of the 3,466,518 shares. During the year ended December 31, 2025, the Company recognized a further issuance of 26,360 shares of Class A Common Stock as a commitment fee in connection with the Share Purchase Agreement. The Company recorded a deferred issuance cost of $105,440 relating to the fair value of the 26,360 shares.

In addition, on the date of Public Listing, the Company shall issue share purchase warrants to Silver Rock granting the right to purchase additional common shares of the Company for a period of 5 years at an exercise price per share equal to the lower of $2 per share or 110% of the listing price immediately after the Public Listing. The number of warrants issued shall be equal to 4% of the total outstanding shares immediately after the completion of the Public Listing, calculated on a fully diluted basis.

During the year ended December 31, 2025, the Company reassessed the recoverability of the deferred issuance cost due to Silver Rock’s breach of the agreement. The commitment provided by Silver Rock is not expected to be fulfilled and the Company does not expect to receive any amounts under the commitment. As a result, the Company determined that these costs no longer met the criteria for capitalization and wrote off the deferred issuance costs totaling $13,971,512 on the statements of operations and other comprehensive income (loss) during the year ended December 31, 2025.

Domain Name Purchase and Sale Agreement

On January 15, 2025, the CEO and President of the Company entered into a Domain Name Purchase and Sale Agreement for the acquisition of the domain name Doc.com. As of June 30, 2026, the Company had paid $3.01 million under the agreement, which has been recorded as a Capital Advance (Note 12). The Company has a remaining contractual commitment of $1.84 million under the agreement.

Technology Development Agreement with Universidad Nacional Autónoma de México

On March 1, 2024, the Company entered into a Technology Development Agreement (the “Agreement”) with the Universidad Nacional Autónoma de México (“UNAM”) to develop a pharmaceutical drug for treatment of liver cancer. The Company agreed to contribute 2,769,000 Mexican Pesos plus the Value Added Tax of 443,040 Mexican Pesos for the development of the drug. The Company paid the contribution in full during February 2025. The Company will obtain the rights to the pharmaceutical drug post clinical trials. As of September 28, 2026, the pharmaceutical drug has been developed, the formula has been updated, and is in pre-clinical trial period.

Legal Proceedings

On June 23, 2026, the Company’s former media vendor, Adcellerant LLC d/b/a/ Techint Labs (“Techint”), sent a demand letter for $358,477 for purportedly overdue invoiced amounts. The Company maintains that it does not owe Techint any amount, and the invoices at issue are improper under the parties’ agreement, which the Company terminated in December 2025. The Company denies and will continue to deny all of the allegations and claims asserted by Techint. As of September 28, 2026, the parties have continued to negotiate, and no claim has been filed. While there is at least a reasonable possibility that a loss may be incurred, the Company has not recorded any loss or accrual in the accompanying condensed consolidated interim financial statements at June 30, 2026 for this matter as a loss is not probable.

The Company may become subject to legal proceedings, claims and litigation arising in the ordinary course of business. Other than those described above, the Company is not currently a party to any other material legal proceedings and are not aware of any pending or threatened litigation that could have a material adverse effect on the results of operations, cash flows, and financial condition, should such litigation be resolved unfavorably.

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NOTE 24 – SEGMENT DISCLOSURE

The Company has three operating segments which includes:

d)	Digital Healthcare: Doc.com Inc.
e)	Education Software: TMB Financial, S.A. DE D.V. and Knotion, S.A. DE C.V.
f)	Pharmacy: 2345405 Ontario, Inc., RX Angle, Inc. and Flat Iron Pharmacy, LLC

Factors used to identify the Company’s reportable segments include the organizational structure of the Company and the financial information available for evaluation by Company’s Chief Executive Officer, who is the Chief Operating Decision-Maker in making decisions about how to allocate resources and assess performance. The Company’s operating segments have been broken out based on similar economic and other qualitative criteria. The Company operates the Digital Healthcare and Pharmacy reporting segments in the United States and Education Software reporting segment in Mexico.

Financial statement information by operating segment for the six months ended June 30, 2026 is presented below:

	Digital Healthcare $	Education Software $	Pharmacy $	Total $
Revenue	500,000	11,754,544	829,106	13,083,650
Gross profit	500,000	8,122,911	136,125	8,759,036
Operating expenses	(2,659,189)	(8,614,951)	(329,265)	(11,603,405)
Net loss	(3,034,560)	(1,409,428)	(169,600)	(4,613,588)
Amortization and depreciation in cost of sales	–	(2,606,470)	–	(2,606,470)
Amortization and depreciation	–	(365,452)	(1,102)	(366,554)
General and administrative	(2,268,458)	(5,102,096)	(98,502)	(7,469,056)
Employee and officer-related costs	(390,730)	(3,147,404)	(229,661)	(3,767,795)
Total assets	42,647,764	24,749,404	809,542	68,206,710

Financial statement information by operating segment for the six months ended June 30, 2025 is presented below:

	Digital Healthcare $	Education Software $	Pharmacy $	Total $
Revenue	–	8,975,962	950,230	9,926,192
Gross profit	–	5,651,032	153,142	5,804,174
Operating expenses	(755,640)	(16,967,692)	(212,622)	(17,935,954)
Net (loss) income	(1,636,616)	(10,980,353)	(53,372)	(12,670,341)
Amortization and depreciation in cost of sales	–	(2,011,644)	–	(2,011,644)
Amortization and depreciation	–	(342,321)	(637)	(342,958)
General and administrative	(1,309,393)	(5,102,917)	(82,761)	(6,495,071)
Employee and officer-related costs	(254,922)	(10,713,779)	(129,224)	(11,097,925)
Total assets	82,990,602	30,500,123	1,248,657	114,739,382

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NOTE 25 – SUBSEQUENT EVENTS

Securities Offerings

On April 14, 2026, the Company entered into a Share Purchase Agreement with a non-related third party whereby the Company agreed to issue 437,500 shares of Class A Common Stock under Regulation S at price per share of $8.00 along with 437,500 share purchase warrants, for total proceeds of $3,500,000. Each share purchase warrant will entitle the holder to purchase one additional share of Class A Common Stock at a price of $8.00 per share for a period of 5 years from the date of the Share Purchase Agreement. As of September 28, 2026, the Company has received $2,711,421 proceeds, and the shares and warrants have not been issued.

Termination of Cash and Share Purchase Agreement with TMB and Knotion

Subsequent to June 30, 2026 the Company accepted the formal written notice dated July 21, 2026 terminating the Cash and Share Exchange Agreement with TMB and Knotion. The Company is currently assessing the net impact of the potential deconsolidation of TMB and Knotion on the consolidated financial statements, which is expected to be recognized in a subsequent reporting period.

Management Reorganization

Following the developments relating to the termination of the Company’s acquisition of TMB Financial and Knotion, the Company reorganized its management structure to align its leadership team with its continuing operations.

Certain individuals who historically held officer or management positions with the Company were employed in Mexico through Knotion. In connection with the management reorganization, Alejandro Ulloa, Noel Trainor, Hernán Ramirez, Noemí Trainor and Ignacio Valencia ceased to hold their respective officer or management positions with the Company. The cessation of their corporate positions with the Company is separate from, and does not itself constitute the termination, transfer or assumption by the Company of, any underlying employment relationship with Knotion.

As of September 28, 2026, the Company’s executive and senior management team consists of:

Name	Current Position
Charles Nader	Chief Executive Officer
Aaron Trager	Chief Operating Officer
Neil Kleinman	Chief Financial Officer
Enrique Hernández	Chief Technology Officer
Jamie Freed	Chief Marketing Officer
Daniel Fraser	Chief Blockchain Officer

Management’s Evaluation

Management has evaluated subsequent events through September 28, 2026, the date the financial statements were available to be issued and no other material events require disclosure.

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PART III – EXHIBITS

Exhibit Index

Exhibit Number	Exhibit Description (hyperlink)
1.1*	Form of Subscription Agreement

2.1**	Entity Organization Structure Chart

2.2*	Certificate of Status – 2345405 Ontario Inc.

2.3*	Corporate Description – 2345405 Ontario Inc.

2.4*	Certificate of Incorporation of Doc.com Inc., as amended

2.5*	Bylaws of Doc.com Inc., as amended

3*	Share Purchase Agreement dated December 17, 2023, by and among Doc.com, Inc. and Silver Rock Group

3.1*	Addendum I to Share Purchase Agreement dated December 23, 2023, by and between Doc.com, Inc. and Silver Rock Group

3.2**	Termination Notice delivered by Doc.com Inc. to Silver Rock Group in November 2025

4*	Share Exchange Agreement dated October 7, 2024, by and among Doc.com, Inc., 2345405 Ontario, Inc., and the Equity-Holder

5*	Cash and Share Exchange Agreement dated August 8, 2024, by and among Doc.com Inc., Knotion, S.A. de C.V., TMB Financial, S.A. de C.V., and Equity Holders

5.1**	Notice of Termination relating to the Cash and Share Exchange Agreement, dated July 21, 2026

6*	Doc.com, Inc. 2026 Equity Incentive Plan adopted February 25, 2026

6.1*	Engagement Agreement dated February 20, 2023, by and between Doc.com Inc. and Adamson Brothers Corp., as amended

7*	Executive Employment Agreement dated October 23, 2024, by and between Doc.com Inc. and Charles Nader (Chief Executive Officer)

7.1*	Executive Employment Agreement dated January 14, 2025, by and between Doc.com Inc. and Neil Kleinman (Chief Financial Officer)

7.2*	Annex No. 1 to Executive Employment Agreement dated January 21, 2026, by and between Doc.com Inc. and Neil Kleinman

7.3*	Executive Employment Agreement dated July 29, 2024, by and between Doc.com Inc. and Dr. Lesly Kernisant (Medical Director)

7.4*	Annex No. 1 to Executive Employment Agreement dated January 21, 2026, by and between Doc.com Inc. and Dr. Lesly Kernisant

7.5*	Executive Employment and Noncompete Agreement dated July 1, 2025, by and between Doc.com Inc. and Daniel Fraser

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7.6*	Annex No. 1 to Executive Employment Agreement dated January 21, 2026, by and between Doc.com Inc. and Daniel Fraser

7.7*	Executive Employment Agreement dated December 2, 2024, by and among Knotion, S.A. de C.V., Doc.com Inc., and Noel Thomas Trainor Padilla (Chief Operating Officer - Knotion)

7.8*	Executive Employment Agreement dated December 2, 2024, by and among Knotion, S.A. de C.V., Doc.com Inc., and Hernán Ramírez Mirabent (Chief Technology Officer - Knotion)

7.9*	Executive Employment Agreement dated April 1, 2025, by and among Knotion, S.A. de C.V., Doc.com Inc., and Alejandro Ulloa Miranda (Chief Financial Officer – Knotion)

7.10*	Executive Employment Agreement dated December 2, 2024, by and among Knotion, S.A. de C.V., Doc.com Inc., and José Ignacio Valencia Arredondo (Chief Business Development Officer - Knotion)

7.11*	Executive Employment Agreement dated December 2, 2024, by and among Knotion, S.A. de C.V., Doc.com Inc., and Noemí Valencia Arredondo (Chief Innovation Officer - Knotion)

7.12*	Executive Employment Agreement dated April 1, 2025, by and among Knotion, S.A. de C.V., Doc.com Inc., and Itzel Ocampo Barrero (Chief Science Officer)

7.13*	Addendum to Executive Employment Agreement dated January 21, 2026, by and between Doc.com Inc. and Itzel Ocampo Barrero

7.14*	Executive Employment Agreement dated September 1, 2025, by and among Knotion, S.A. de C.V., Doc.com Inc., and María del Rocío Emilia Nader Abed (Legal Director)

7.15*	Executive Employment Agreement dated July 17, 2025, by and between 2345405 Ontario, Inc. and Aaron Trager (Head of Pharmacy)

7.16*	Executive Employment Agreement dated June 19, 2023, by and between Doc.com Inc. and Jamie Freed (Marketing and Communications Director)

8*	Securities Purchase Agreement dated September 12, 2024 with Axen Capital

8.1*	Regulation “S” Subscription Agreement dated as of March 25, 2026 with Axen DMCC

9**	Consent of Mercurius and Associates LLP dated September 28, 2026.

10**	Opinion letter of Foley & Lardner LLP regarding the legality of certain securities dated September 28, 2026.

*Previously filed

**Filed herewith

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Signature

Pursuant to the requirements of Regulation A and Rule 257(b) of the Securities Act, the issuer has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on September 28, 2026.

Doc.com, Inc.

By	/s/ Charles Nader
Charles Nader, Chief Executive Officer & President

Pursuant to the requirements of Regulation A, this report has been signed below by the following person on behalf of the issuer and in the capacities and on the date indicated.

Name	Title	Date

/s/ Charles Nader	Principal Executive Officer & President	September 28, 2026
Charles Nader

/s/ Neil Kleinman	Principal Financial Officer & Principal Accounting Officer	September 28, 2026

/s/ Jamie Freed	Director	September 28, 2026
Jamie Freed

/s/ Itzel Ocampo	Director	September 28, 2026
Itzel Ocampo

/s/ Sergio del Valle	Director	September 28, 2026
Sergio del Valle

/s/ Jose Pablo Chico	Director	September 28, 2026
Jose Pablo Chico

/s/ Fernando Braun	Director	September 28, 2026
Fernando Braun

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